UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

PROXY
STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Peoples BANCORP®

138 Putnam Street P.O. Box 738 Marietta, OH 45750-0738

Telephone: (740) 374-6136
www.peoplesbancorp.com

Notice of Annual Meeting of Shareholders
Peoples Bancorp Inc.

Date Thursday, April 24, 2025	Time 10:00 a.m. (Eastern Daylight Saving Time)	Place Via Live Webcast at www.proxydocs.com/pebo	Record Date February 24, 2025
The Annual Meeting of Shareholders (the “Annual Meeting”) of Peoples Bancorp Inc. (“Peoples”) will be held for the following purposes:

1.	To elect eleven directors to the Peoples Board of Directors, each to serve for a term of one year expiring at the 2026 Annual Meeting of Shareholders.

2.
To consider and vote upon a proposal to approve a non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in the accompanying Proxy Statement for the Annual Meeting.

3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2025.

4.
To transact any other business that properly comes before the Annual Meeting. As of the date of this Proxy Statement, Peoples' Board of Directors is not aware of any other business to come before the Annual Meeting.

If you were a holder of record of common shares of Peoples at the close of business on February 24, 2025, you will be entitled to vote at the Annual Meeting.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the internet. On or about the date of this Notice of Annual Meeting of Shareholders, we began mailing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to shareholders of record at the close of business on February 24, 2025. The Notice of Internet Availability contains information on how to access the Notice of Annual Meeting of Shareholders, the Proxy Statement (which describes in detail each of the matters to be considered at the Annual Meeting), the form of proxy and Peoples’ 2024 Annual Report to Shareholders over the internet, as well as instructions on how to request a paper copy of the proxy materials. At the same time, we provided shareholders of record with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders over the internet allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such proxy materials contained in the Notice of Internet Availability and summarized on the following page.
It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to participate. Accordingly, after reading the accompanying Proxy Statement, please promptly submit your proxy by telephone, over the internet or by mail as described in the Proxy Statement.
YOUR VOTE IS IMPORTANT
Your common shares may be voted by one of the following methods:
Submitting your proxy over the internet, by telephone or by mail does not deprive you of the right to participate in the Annual Meeting live via the internet and to vote your common shares online in the manner described in the accompanying Proxy Statement.
To obtain instructions as to how to participate in the Annual Meeting virtually, please call Investor Relations at 740-374-6136.

By Order of the Board of Directors,

M. Ryan Kirkham Corporate Secretary March 14, 2025

YOUR VOTE IS IMPORTANT

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Visit www.proxydocs.com/pebo 24 hours a day, seven days a week, until the polls close during the Annual Meeting. With your Notice of Internet Availability handy, follow the instructions to log in, and view copies.

To request and receive a PAPER or E-MAIL copy:

You MUST REQUEST a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) Over the Internet:	www.proxydocs.com/pebo
(2) By Telephone:	1-866-870-3684
(3) By E-Mail*:	paper@investorelections.com

*If you request proxy materials by e-mail, please send a blank e-mail with “PEBO Materials Request” included in the subject line. The e-mail must include: (i) the 11-digit control # located in the box in the upper right hand corner on the front of your Notice of Internet Availability; (ii) your preference to receive printed proxy materials via mail or to receive an e-mail with links to the electronic proxy materials; (iii) if you choose e-mail delivery, the e-mail address to which the links to the electronic proxy materials is to be sent; and (iv) if you would like this election to apply to the delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the e-mail. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2025 to facilitate timely delivery of the proxy materials.

Peoples Bancorp Inc.
Proxy Statement for the Annual Meeting of Shareholders
To Be Held April 24, 2025

Fees	82
Pre-Approval Policy	83
Proposal Number 3: Ratification of Appointment of Independent Registered Public Accounting Firm	83
Recommendation and Vote	84
Householding of Annual Meeting Materials	84
Other Matters	85

Peoples Bancorp Inc.

PEOPLES BANCORP INC.
138 Putnam Street
P.O. Box 738
Marietta, Ohio 45750-0738
(740) 374-6136
www.peoplesbancorp.com

Proxy Statement for the Annual Meeting of Shareholders
To Be Held on April 24, 2025
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Peoples Bancorp Inc. (“Peoples”) for use at the Annual Meeting of Shareholders, to be held on Thursday, April 24, 2025, at 10:00 a.m., Eastern Daylight Saving Time (the “2025 Annual Meeting” or the “Annual Meeting”). This Proxy Statement summarizes the information that you will need in order to vote. The Annual Meeting will be held solely over the internet in a virtual-only format, which means that you will be able to participate in the Annual Meeting, vote, and submit your questions during the Annual Meeting via live webcast by visiting www.proxydocs.com/pebo. Because the Annual Meeting will be held in a virtual-only format, you will not be able to attend the Annual Meeting in person at a physical location.
Peoples has two wholly-owned operating subsidiaries: Peoples Bank and Peoples Investment Company, and Peoples holds all of the common securities of NB&T Statutory Trust III, FNB Capital Trust One, Ascencia Statutory Trust I, and Porter Statutory Trusts II-IV. Peoples Bank’s operating subsidiaries include an insurance agency, Peoples Insurance Agency, LLC, and an equipment leasing company, Vantage Financial, LLC. In 2003, Peoples established Peoples Bank Foundation, Inc. as an independent charitable foundation to provide financial assistance and grants to local organizations within Peoples’ market area.
Mailing
On or about March 14, 2025, we began mailing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to all registered shareholders entitled to vote their common shares at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and Peoples’ 2024 Annual Report to Shareholders, which includes the Annual Report of Peoples on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), over the internet.
Copies of the 2024 Annual Report may be obtained, without charge, by sending a written request to: M. Ryan Kirkham, Corporate Secretary, Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. A copy of the 2024 Annual Report can be obtained through the “SEC Filings – Annual Reports” section of the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com and is also on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.
SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) must be received by the Corporate Secretary of Peoples no later than November 14, 2025 to be eligible for inclusion in Peoples’ Proxy Statement, form of proxy, Notice of Annual Meeting of Shareholders and Notice of Internet Availability, as applicable, relating to the 2026 Annual Meeting. Peoples will not be required to include in its Proxy

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Statement, form of proxy, Notice of Annual Meeting of Shareholders, or Notice of Internet Availability, as applicable, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules. In addition, in order to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2026 Annual Meeting in support of director nominees other than the Peoples Board's nominees must provide notice to Peoples that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than February 23, 2026.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2026 Annual Meeting without inclusion of that proposal in Peoples’ proxy materials, and does not notify the Corporate Secretary of Peoples of the proposal by January 28, 2026, or if Peoples meets other requirements of the applicable SEC rules, the proxies solicited by the Board for use at the 2026 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2026 Annual Meeting.
In each case, written notice must be given to Peoples’ Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.
Shareholders desiring to nominate candidates for election as directors at the 2025 Annual Meeting must follow the procedures described in the section captioned “CORPORATE GOVERNANCE AND BOARD MATTERS - Nominating Procedures.”
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on February 24, 2025, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 24, 2025, there were 35,670,704 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Peoples outstanding. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.
Each common share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.
How do I attend and participate in the Annual Meeting?
We will be hosting the Annual Meeting live via the internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the internet at www.proxydocs.com/pebo. The webcast will start at 10:00 a.m., Eastern Daylight Saving Time, on April 24, 2025. Shareholders of record (also known as registered shareholders) may vote and submit questions while connected to the Annual Meeting on the internet.
Instructions on how to register for and participate in the Annual Meeting, including how to demonstrate proof of ownership of Peoples common shares, are posted at www.proxydocs.com/pebo.
We recommend that you register at least one hour before the Annual Meeting to ensure ample time to complete the registration procedures and receive your unique link to the virtual meeting via confirmation e-mail. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year following the Annual Meeting.
You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.
What is a Notice of Internet Availability?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and our 2024 Annual Report, by providing access to such

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documents over the internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.
A Notice of Internet Availability that provides instructions for accessing our proxy materials over the internet was mailed directly to registered shareholders. The Notice of Internet Availability also provides instructions regarding how registered shareholders may vote their common shares over the internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability for requesting such materials.
The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote.
A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials will be forwarded to each beneficial shareholder by the brokerage firm, bank or other shareholder of record that is considered the registered shareholder with respect to the common shares of the beneficial shareholder. Such brokerage firm, bank or other shareholder of record will also provide each beneficial owner of our common shares with instructions on how the beneficial shareholder may request a paper or e-mail copy of our proxy materials.
What is the difference between holding common shares as a registered shareholder and as a beneficial owner?
If, at the close of business on February 24, 2025, your common shares were registered directly in your name with our transfer agent, Shareowner Services, you are considered a registered shareholder with respect to those common shares, and the Notice of Internet Availability or proxy materials were sent directly to you. As a registered shareholder, you may vote your common shares electronically at the Annual Meeting or you may vote your common shares prior to the Annual Meeting by submitting a proxy or by voting via the internet or by telephone.
If, at the close of business on February 24, 2025, your common shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of common shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the registered shareholder for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the common shares in your account. If that organization is not given specific direction, common shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of Peoples’ independent registered public accounting firm. Please direct your brokerage firm, bank or other similar organization how to vote your common shares following the instructions provided by that organization.
How do I vote my common shares?
If you are a registered shareholder (i.e., you hold your common shares of record), you may vote your common shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold common shares beneficially through a brokerage firm, bank or other nominee, instead of as the registered shareholder ‒ beneficial holders should follow the voting instructions provided by their respective nominees):
•Vote over the internet.
◦Before the Annual Meeting: Go to www.proxypush.com/pebo.
▪You can use the internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information until the polls close during the Annual Meeting. Have your Notice of Internet Availability or your Proxy Card (if you requested a printed copy of our proxy materials) in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.
◦During the Annual Meeting: Go to www.proxydocs.com/pebo.

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•You may attend the Annual Meeting via the internet and vote during the Annual Meeting. Have the information printed in the designated box at the top of your Notice of Internet Availability or your Proxy Card (if you requested a printed copy of our proxy materials) available and follow the instructions.
•Vote by Telephone. Call 1-866-883-3382.
◦You can use any touch-tone telephone to transmit your voting instructions until the polls close during the Annual Meeting. Have your Notice of Internet Availability or your Proxy Card (if you requested a printed copy of our proxy materials) available when you call and follow the instructions.
•Submit a Proxy Card by mail.
◦If you received a printed copy of our proxy materials, you may submit your vote by completing, signing and dating your Proxy Card and returning it in the postage-paid envelope to Shareowner Services, P.O. Box 64945, St. Paul, Minnesota 55164-0945. Sign your name exactly as it appears on the Proxy Card. Proxy Cards submitted by mail must be received no later than April 23, 2025, to be voted at the Annual Meeting.
If, prior to the Annual Meeting, you vote via the internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned a Proxy Card. If, prior to the Annual Meeting, you vote via the internet or by telephone, do not return a Proxy Card unless you intend to revoke your previously submitted internet or telephone vote.
If I am a shareholder holding common shares in “street name,” how do I vote?
If you hold your common shares in “street name,” you should have received a notice of internet availability of proxy materials or voting instructions from the brokerage firm, bank or other nominee holding your common shares. You should follow the instructions in the notice of internet availability of proxy materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your common shares. The availability of telephone and internet voting will depend on the voting process of your broker or other nominee.
How do I vote if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?
If you participate in the Peoples Bancorp Inc. Retirement Savings Plan (the “Retirement Savings Plan”), you will be entitled to instruct the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you are such a participant, you will receive a Notice of Internet Availability that provides instructions for accessing our proxy materials over the internet for the common shares allocated to your account in the Retirement Savings Plan. The Notice of Internet Availability also provides instructions on how you may request a paper or e-mail copy of our proxy materials. You may vote the common shares allocated to your account by following the instructions stated on your Notice of Internet Availability or on your Proxy Card (if you requested a paper copy of our proxy materials). If you do not provide voting instructions to the trustee of the Retirement Savings Plan by 11:59 p.m., Central Daylight Saving Time, on April 20, 2025, the trustee will not vote the common shares allocated to your account.
How will my common shares be voted?
Those common shares represented by properly-authenticated internet or telephone voting instructions that are submitted prior to the deadline for doing so or a properly-executed Proxy Card (if you requested a paper copy of our proxy materials) that is received no later than April 23, 2025, and not subsequently revoked, will be voted in accordance with your instructions by your “proxies” (the individuals named in the voting instructions or on your Proxy Card). If you timely submit a valid Proxy Card prior to the Annual Meeting, or timely submit your voting instructions via the internet or by telephone, but do not complete the Proxy Card or voting instructions, your proxies will vote your common shares as recommended by the Board, except in the case of broker non-votes, where applicable, as follows:
•“FOR” the election as Peoples directors of the 11 nominees listed on pages 21 through 26 under “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS”;

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•“FOR” the approval of the non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2025.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
How do I revoke or change my vote after submitting my proxy?
Registered shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. If you are a registered shareholder, you may revoke or change your vote at any time before the closing of the polls during the Annual Meeting by:
•filing a written notice of revocation with the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, which must be received no later than April 23, 2025;
•executing and returning a new Proxy Card (if you requested a paper copy of our proxy materials) with a later date – only your latest completed, signed and dated Proxy Card received by April 23, 2025, will be counted;
•submitting a later-dated vote by telephone or via the internet ‒ only your latest telephone or internet voting instructions received prior to the closing of the polls during the Annual Meeting will be counted; or
•participating in the Annual Meeting live via the internet and voting again.
Participation in the virtual Annual Meeting will not, by itself, revoke your proxy. The last-dated Proxy Card or voting instructions you submit (by any means) will supersede all previously-submitted Proxy Cards and voting instructions. If you hold your common shares in “street name” and instructed your brokerage firm, bank or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions received from your nominee to revoke or change your vote.
If I vote in advance, can I still participate in the Annual Meeting?
Yes. You are encouraged to vote promptly, by submitting your voting instructions via the internet before or during the Annual Meeting, or by telephone, or by returning your Proxy Card (if you requested a paper copy of our proxy materials), so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to participate in the Annual Meeting and vote your common shares if you are a shareholder of record.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under Peoples’ Code of Regulations, a quorum is a majority of the voting shares of Peoples then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares outstanding. Common shares may be voted online during the Annual Meeting or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 35,670,704 common shares outstanding and entitled to vote on February 24, 2025, the record date for the Annual Meeting. A majority of the outstanding common shares, or 17,835,353 common shares, voted by telephone or online before or during the Annual Meeting or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, a broker may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when a broker holding common shares for a beneficial owner is unable to vote on a proposal because the proposal is non-routine and the beneficial owner has not provided any voting instructions.

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The ratification of the appointment of Peoples’ independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.
The following table sets forth the votes required, and the impact of abstentions and broker non-votes, if any, on the four proposals:

Item	Vote Required	Impact of Abstentions and Broker Non-Votes, if any

Election of Directors
Under Ohio law and Peoples’ Code of
Regulations, the eleven nominees for
election as directors of Peoples receiving the greatest number of votes “FOR” their election will be elected as directors of Peoples.

•Common shares as to which the
authority to vote is withheld will be
counted for quorum purposes, but will not affect whether a nominee has received sufficient votes to be elected as a director. However, common shares to which the authority to vote is withheld will be treated as a vote against the nominee for the purpose of the majority vote standard provisions in our Corporate Governance Guidelines.

•Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

Approval of Non-Binding Advisory Resolution to Approve Compensation of Peoples’ Named Executive Officers	The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement.	•Abstentions have the same effect as a vote “AGAINST” the proposal. •Broker non-votes will not be counted in determining whether the proposal has been approved.

Ratification of Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2025.
•Abstentions have the same effect as a vote “AGAINST” the proposal.
Peoples’ policy is to maintain confidentiality with respect to Proxy Cards, ballots, voting instructions submitted electronically and telephonically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing Proxy Cards or ballots, reviewing voting instructions submitted electronically and telephonically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who pays the costs of proxy solicitation?
This solicitation of proxies is being made on behalf of the Board. Peoples will pay the costs of soliciting proxies on behalf of the Board, other than the internet access or telephone usage fees, which may be charged to shareholders when voting electronically or by telephone. In addition to mailing the Notice of Internet Availability (or, if applicable, paper copies of the proxy materials) to registered shareholders as of the close of business on February 24, 2025, the

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brokerage firms, banks and other nominees holding our common shares for beneficial owners of such common shares must provide a notice as to where the beneficial owners can access our proxy materials in order that such common shares may be voted. Solicitation may also be made by directors, officers and employees of Peoples and our subsidiaries by further mailings, telephone, electronic mail, facsimile, or personal contact. Directors, officers and employees who help us in the solicitation will not be specifically compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Peoples will reimburse its transfer agent, as well as brokerage firms, banks and other nominees, for their reasonable out-of-pocket expenses in forwarding the proxy materials to the beneficial owners.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 24, 2025 (except as otherwise noted), information concerning the beneficial ownership of common shares by the only persons known by Peoples to be the beneficial owners of more than 5% of Peoples’ outstanding common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,835,787	(2)	7.95%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,412,411	(3)	6.76%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,886,085	(4)	5.29%
(1)The “Percent of Class” computation is based on 35,670,704 common shares outstanding and entitled to vote on February 24, 2025.
(2)Based on information contained in a Schedule 13G/A, dated January 25, 2024 and filed with the SEC on the same date, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Fund Managers Ltd; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC) of common shares of Peoples as of December 31, 2023, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 2,752,480 common shares and sole investment power as to 2,835,787 common shares.
(3)Based on information contained in a Schedule 13G/A, dated February 14, 2024 and filed with the SEC on February 9, 2024, on behalf of Dimensional Fund Advisors LP, a registered investment adviser, to report its beneficial ownership of common shares of Peoples as of December 29, 2023, and consequently, the beneficial ownership of Dimensional Fund Advisors LP may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 2,371,030 common shares and sole investment power as to 2,412,411 common shares, all of which common shares were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The common shares reported were owned by the investment companies, commingled funds, group trusts and separate accounts. Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported common shares.
(4)Based on information contained in a Schedule 13G/A, dated February 13, 2024 and filed with the SEC on the same date, on behalf of The Vanguard Group, to report its beneficial ownership of common shares of Peoples as of December 29, 2023, and consequently, the beneficial ownership of The Vanguard Group may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that The Vanguard Group had shared voting power as to 42,714 common shares, sole investment power as to 1,814,616 common shares, and shared investment power as to 71,469 common shares.

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The table below sets forth, as of February 24, 2025, certain information with respect to the common shares beneficially owned by each current director of Peoples (each of whom is also a nominee for election as a director at the Annual Meeting), by each executive officer named in the “SUMMARY COMPENSATION TABLE FOR 2024” on page 67 and by all current executive officers and directors of Peoples as a group. The table also sets forth additional share interests not reportable as beneficially owned.

Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Common Shares Presently Held		Percent of Class (2)	Additional Share Interests (3)	Total Share Interests
Kathryn M. Bailey (4)	44,745	(5)	(6)	—	44,745
S. Craig Beam	24,124	(7)	(6)	—	24,124
David F. Dierker	1,578	(8)	(6)	21,096	22,674
Hugh J. Donlon (4)	13,554	(9)	(6)	—	13,554
W. Glenn Hogan	531,984	(10)	1.49%	—	531,984
Brooke W. James	246,265	(11)	(6)	—	246,265
M. Ryan Kirkham (4)	12,454	(12)	(6)	—	12,454
Susan D. Rector	26,646	(13)	(6)	22,418	49,064
Kevin R. Reeves	10,089	(14)	(6)	—	10,089
Carol A. Schneeberger	47,083	(15)	(6)	—	47,083
Frances A. Skinner	5,673	(16)	(6)	11,195	16,868
Dwight E. Smith	5,939	(17)	(6)	—	5,939
Charles W. Sulerzyski (4)	95,336	(18)	(6)	—	95,336
Michael N. Vittorio	8,935	(19)	(6)	—	8,935
Tyler J. Wilcox (4)	48,042	(20)	(6)	—	48,042
Douglas V. Wyatt (4)	25,767	(21)	(6)	—	25,767
All current directors and executive officers as a group (numbering 20)	1,214,611	(22)	3.41%	54,709	1,269,320
(1)Unless otherwise indicated in the footnotes to this table, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.
(2)The “Percent of Class” computation is based on 35,670,704 common shares outstanding and entitled to vote on February 24, 2025.
(3)Represents common shares accrued to the bookkeeping accounts of directors participating in the Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”). The participating directors have vested ownership interests but do not have voting power or investment power with respect to such common shares, or the right to acquire such common shares within 60 days of February 24, 2025.
(4)Executive officer of Peoples during the 2024 fiscal year and named in the “SUMMARY COMPENSATION TABLE FOR 2024” on page 67.
(5)Includes 4,142 common shares held by Kathryn M. Bailey in the Peoples Bancorp Inc. Employee Stock Purchase Plan (the “ESPP”), as to which Ms. Bailey exercises sole voting and investment power. Also includes (i) 3,795 unvested restricted common shares which were granted to Ms. Bailey on February 8, 2023 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” (ii) 9,604 unvested restricted common shares which were granted to Ms. Bailey on June 1, 2023 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” (iii) 5,014 unvested restricted common shares which were granted to Ms. Bailey on February 7, 2024 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (iv) 3,591 unvested restricted common shares which were granted to Ms. Bailey on February 11, 2025 with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 11, 2025 grant date, subject to the same vesting conditions applicable to prior grants. Ms. Bailey has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Ms. Bailey at the same time as the underlying restricted common shares vest, if at all.

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(6)Reflects beneficial ownership of less than 1% of the outstanding common shares.
(7)Includes 7,491 common shares held in an investment account by S. Craig Beam, as to which Mr. Beam exercises sole voting and investment power. Also includes 8,709 common shares held jointly by Mr. Beam and his wife, as to which Mr. Beam exercises shared voting and investment power. Does not include 1,997 common shares held of record and beneficially owned by Mr. Beam’s wife, as to which Mr. Beam has no voting or investment power and disclaims beneficial ownership.
(8)Does not include 21,096 common shares accrued to Mr. Dierker’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Dierker has no voting or investment power, or the right to acquire such common shares within 60 days of February 24, 2025.
(9)Includes (i) 7,936 unvested restricted common shares which were granted to Hugh J. Donlon on October 1, 2023 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (ii) 4,788 unvested restricted common shares which were granted to Mr. Donlon on February 11, 2025 with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 11, 2025 grant date, subject to the same vesting conditions applicable to prior grants. Mr. Donlon has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Donlon at the same time as the underlying restricted common shares vest, if at all.
(10) Includes 529,483 common shares held in an investment account by W. Glenn Hogan, as to which Mr. Hogan exercises sole voting and investment power.
(11)Includes 216,682 common shares held in an investment account by Brooke W. James, as to which Ms. James exercises sole voting and investment power and 8,443 common shares held by her daughter, as to which Ms. James exercises sole voting and investment power. Also includes 8,443 common shares held by Ms. James as custodian, as to which Ms. James exercises sole voting and investment power.
(12)Includes 658 common shares held by M. Ryan Kirkham in the ESPP as to which Mr. Kirkham exercises sole voting and investment power. Also includes (i) 2,970 unvested restricted common shares which were granted to Mr. Kirkham on February 8, 2023 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” (ii) 3,724 unvested restricted common shares which were granted to Mr. Kirkham on February 7, 2024 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (iii) 2,244 unvested restricted common shares which were granted to Mr. Kirkham on February 11, 2025 with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 11, 2025 grant date, subject to the same vesting conditions applicable to prior grants. Mr. Kirkham has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Kirkham at the same time as the underlying restricted common shares vest, if at all.
(13)Includes 6,905 common shares held in an investment account by Susan D. Rector, as to which Ms. Rector exercises sole voting and investment power. Does not include 2,995 common shares held of record and beneficially owned by Ms. Rector's husband, as to which Ms. Rector has no voting or investment power and disclaims beneficial ownership. Also does not include 22,418 common shares accrued to Ms. Rector’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Rector has no voting or investment power, or the right to acquire such common shares within 60 days of February 24, 2025.
(14)Includes 5,000 common shares held in an investment account by Kevin R. Reeves, as to which Mr. Reeves exercises sole voting and investment power.
(15)Includes 36,266 common shares held by Carol A. Schneeberger as co-trustee of a trust account, as to which Ms. Schneeberger exercises shared voting and investment power. Also includes 12,069 shares held in an investment account by Ms. Schneeberger, as to which Ms. Schneeberger exercises sole voting and investment power.
(16)Includes 5,673 shares held in various investment accounts by Frances A. Skinner, as to which Ms. Skinner exercises sole voting and investment power. Does not include 11,195 common shares accrued to Ms. Skinner's bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Skinner has no voting or investment power, or the right to acquire such common shares within 60 days of February 24, 2025.
(17)Includes 2,500 shares held in an investment account by Dwight E. Smith, as to which Mr. Smith exercises sole voting and investment power.
(18)Includes 16,318 common shares held in an investment account by Charles W. Sulerzyski, as to which Mr. Sulerzyski exercises sole voting and investment power. Includes 1,033 common shares held by Mr. Sulerzyski in the ESPP, as to which Mr. Sulerzyski exercises sole voting and investment power. Also includes (i) 14,576 unvested restricted common shares which were granted to Mr. Sulerzyski on February 9, 2022 and will vest as described in footnote (1) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” (ii) 18,943 unvested restricted common shares which

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were granted to Mr. Sulerzyski on February 8, 2023 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (iii) 20,809 unvested restricted common shares which were granted to Mr. Sulerzyski on February 7, 2024 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024.” Mr. Sulerzyski has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Sulerzyski at the same time as the underlying restricted common shares vest, if at all.
(19)Includes 2,242 common shares held in an investment account by Michael J. Vittorio, as to which Mr. Vittorio exercises sole voting and investment power.
(20)Includes 2,572 common shares held by Tyler J. Wilcox in the ESPP as to which Mr. Wilcox exercises sole voting and investment power and 5,908 common shares held in an investment account by Mr. Wilcox, as to which Mr. Wilcox exercises sole voting and investment power. Also includes (i) 3,630 unvested restricted common shares which were granted to Mr. Wilcox on February 8, 2023 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” (ii) 19,208 unvested restricted common shares which were granted to Mr. Wilcox on June 1, 2023 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” (iii) 5,730 unvested restricted common shares which were granted to Mr. Wilcox on February 7, 2024 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (iv) 7,758 unvested restricted common shares which were granted to Mr. Wilcox on February 11, 2025 with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 11, 2025 grant date, subject to the same vesting conditions applicable to prior grants. Mr. Wilcox has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Wilcox at the same time as the underlying restricted common shares vest, if at all.
(21)Includes (i) 3,630 unvested restricted common shares which were granted to Douglas V. Wyatt on February 8, 2023 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (ii) 4,477 unvested restricted common shares which were granted to Mr. Wyatt on February 7, 2024 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024;” and (iii) 2,843 unvested restricted common shares which were granted to Mr. Wyatt on February 11, 2025 with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 11, 2025 grant date, subject to the same vesting conditions applicable to prior grants. Mr. Wyatt has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Wyatt at the same time as the underlying restricted common shares vest, if at all.
(22)Includes common shares held jointly by current directors and executive officers with other persons. See notes (5) through (21) above.
DELINQUENT SECTION 16(a) REPORTS
(Section 16(a) Beneficial Ownership Reporting Compliance)
Section 16(a) of the Exchange Act requires that Peoples’ directors and executive officers, and any persons beneficially owning more than 10 percent of Peoples’ outstanding common shares, file statements (also referred to as reports) with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Peoples is required to disclose in this Proxy Statement any late reports, if any reports were not filed within the time periods mandated by the SEC. Based solely on Peoples’ review of (i) Section 16(a) reports filed electronically with the SEC on behalf of these persons for their transactions during Peoples’ 2024 fiscal year and (ii) written representations received from these persons that no other Section 16(a) reports were required to be filed by them for transactions during Peoples’ 2024 fiscal year (including no Form 5), Peoples believes that all Section 16(a) filing requirements applicable to Peoples’ executive officers and directors, and persons holding more than 10 percent of Peoples’ outstanding common shares, were complied with.
TRANSACTIONS WITH RELATED PERSONS
During the 2024 fiscal year, Peoples Bank entered into banking transactions (including deposit, trust or other banking services and/or loans and loan commitments) with certain executive officers and directors of Peoples, with members of their respective immediate families and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. These transactions were in the

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ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Any loans to these persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. As of the date of this Proxy Statement, none of the loans described in this paragraph is or would be disclosed as past due, nonaccrual or modified for borrowers experiencing difficulty in Peoples’ consolidated financial statements and each loan was performing in accordance with its original terms.
The loans described in the immediately preceding paragraph were subject to Peoples Bank’s written policies, procedures and standard underwriting criteria applicable to loans generally, and were made in accordance with the Federal Reserve Board’s Regulation O (“Regulation O”) requiring loans to executive officers and directors of Peoples Bank in excess of $500,000 to be approved by the full Board of Directors of Peoples Bank.
The Board has adopted the Peoples Bancorp Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”), a copy of which is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The purpose of the Related Person Transaction Policy is to set forth the guidelines and procedures under which certain related person transactions must be reviewed and approved or ratified by the Audit Committee, as appropriate.
A “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: (1) Peoples or one of our subsidiaries was, is or will be a party or participant, or had, has or will have a direct or indirect interest; (2) the amount involved exceeds or is expected to exceed $120,000, or if the limitations prescribed by Regulation O apply, such lesser amount, if any, as may be prescribed by Regulation O; and (3) a related person had, has or will have a direct or indirect interest. A “related person” is a person who is or was an executive officer, a director, or a nominee for election as a director at any time since the beginning of Peoples’ last fiscal year or a five percent shareholder of Peoples at the time of the occurrence or at any time during the existence of the transaction, and their respective immediate family members. Related person transactions deemed pre-approved or ratified, as appropriate, include:
•any transaction where the related person’s interest arises solely from the ownership of common shares if all shareholders receive the same benefit;
•any transaction involving compensation to an executive officer of Peoples if the executive officer is not an immediate family member of another executive officer or of a director of Peoples and the compensation has been approved, or recommended to the Board for approval, by the Compensation Committee;
•any transaction involving compensation to Peoples’ directors if the compensation is required to be reported pursuant to Item 402(k) of SEC Regulation S-K;
•any extension of credit by Peoples Bank to an immediate family member of a related person, or extension of credit in respect of which an immediate family member of a related person has an interest, if the extension of credit is not subject to Regulation O and meets certain terms specified in the Related Person Transaction Policy;
•any transaction where the related person’s interest derives solely from the related person’s position as a director of another corporation or organization that is a party to the transaction;
•any transaction where the related person’s interest derives solely from the related person’s direct or indirect ownership of less than 10% of the equity interest in another person (other than a partnership) which is a party to the transaction or ownership of a limited partner interest of less than 10% of the partnership and the related person is not a general partner and does not hold another position in the partnership, with the determination of whether the ownership threshold is exceeded made in accordance with the terms of the Related Person Transaction Policy;
•any transaction involving a related person where the rates or charges involved in the transaction are determined by competitive bids; and
•any transaction with a related person involving services by Peoples Bank as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services provided in the ordinary course of the business of Peoples Bank and on substantially the same terms as then prevailing for comparable services provided to persons not related to Peoples Bank.

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Under the Related Person Transaction Policy, all related person transactions not otherwise pre-approved are referred to the Audit Committee for review and approval or disapproval. The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under all of the circumstances, the related person transaction is in the best interest of Peoples and our subsidiaries. In making this determination, the Audit Committee will review and consider all information available to it, which the Audit Committee deems relevant, including:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction computed without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business of Peoples or the applicable subsidiary of Peoples;
•whether the transaction is on terms no less favorable to Peoples or the applicable subsidiary of Peoples than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to Peoples or the applicable subsidiary of Peoples of, the transaction;
•the impact of the transaction on the related person’s independence; and
•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of Directors
The rules (the “Nasdaq Rules”) of The Nasdaq Stock Market (“Nasdaq”) require that a majority of the members of the Board be independent directors. The definition of an independent director for purposes of the Nasdaq Rules includes a series of objective criteria, which the Board has used in determining whether its members are independent.
Peoples is led by Tyler J. Wilcox, who serves as President and Chief Executive Officer and as a director, and Susan D. Rector, an independent director who serves as non-executive Chairman of the Board, a position she has held since October 2020. The Board is comprised of Mr. Wilcox and 10 non-management directors, all of whom are independent as of the date of this Proxy Statement. Peoples believes that the independent directors provide objective oversight of management performance as a key component of efficient corporate governance and overall risk management. At this time, the Board has determined that the most effective leadership structure for Peoples is for a different person to serve as each of the Chief Executive Officer and the Chairman of the Board, coupled with independent chairs of each of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Risk Committee. The Board regularly deliberates and discusses what it believes is the appropriate leadership structure based upon the needs of Peoples in order to provide effective oversight of management.
In addition to considering the objective criteria, as required by the Nasdaq Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out the responsibilities of a director. In making these independence determinations, the Board has reviewed, considered and discussed each director’s business and personal relationships, both direct and indirect, if any, with Peoples and our subsidiaries, and the compensation and other payments each director and such director’s immediate family members have, both directly and indirectly, received from or made to Peoples and our subsidiaries and presently expect to receive from or make to Peoples and our subsidiaries. Based on that review, consideration and discussion, the Board has determined that at least a majority of its members qualify as independent directors.
The Board has further determined that each of the following current directors has no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the individual’s capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples as described in this Proxy Statement) and thus qualifies as independent: S. Craig Beam; David F. Dierker; W. Glenn Hogan; Brooke W. James; Susan D. Rector;

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Kevin R. Reeves; Carol A. Schneeberger; Frances A. Skinner; Dwight E. Smith; and Michael N. Vittorio. The Board has also determined that, during their periods of service as directors of Peoples during 2024, each of Tara M. Abraham and James S. Huggins had no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in their capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples) and thus qualified as independent during their respective periods of service.
Tyler J. Wilcox does not qualify as an independent director because he serves as an executive officer of Peoples and Peoples Bank. Likewise, Charles W. Sulerzyski did not qualify as an independent director during his period of service as a director of Peoples during 2024 because during that time he served as executive officer of Peoples and Peoples Bank.
Executive Sessions
In accordance with applicable Nasdaq Rules, the independent directors were given the opportunity to meet in executive session during each meeting of the Board and at such other times as the independent directors deemed necessary. Each executive session is presided over by the Chairman of the Board.
Meetings of the Board and Attendance at Annual Meetings of Shareholders
The Board held 11 meetings during the 2024 fiscal year. Each incumbent director attended 85% or more of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served, in each case during his or her period of service during the 2024 fiscal year.
Peoples encourages all director nominees to attend each annual meeting of shareholders. All of the then incumbent directors participated in Peoples’ last annual meeting of shareholders held virtually on April 25, 2024.
Environmental, Social and Governance Matters
Our vision at Peoples is to be the “Best Community Bank in America.” We are committed to conducting our business in a way that ensures that Peoples will be around for many years to come. When it comes to environmental, social and governance ("ESG") matters, our actions are guided by our core values represented by the Promise Circle, which embodies how we do business and our never-ending pursuit of creating value for our employees (or as we also often refer to them, “our associates”), our communities, our clients and our shareholders. Being true to these core values in the decisions we make and in our business practices is essential to driving sustainable long-term growth.

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The Board’s Governance and Nominating Committee provides oversight of Peoples’ practices and reporting with respect to ESG matters, and the Board’s Risk Committee is responsible for oversight of ESG-related risks. Our executive leadership team is tasked with setting strategy and driving progress in our ESG initiatives. We believe in focusing our efforts where we can have the most impact. Consequently, our ESG areas of focus are organized around our associates, our local communities, our clients and our shareholders. By relentlessly pursuing the creation of value for all four, we will ensure the sustainability of our business for many years to come.

✓ American Banker “Best Banks to Work For” for four consecutive years (2024, 2023, 2022 and 2021)
✓ “Top Workplaces in the USA” for three consecutive years (2024, 2023 and 2022)
✓ Commitment to culture of diversity and inclusion
✓ Comprehensive and competitive compensation and benefits package, including $15/hour minimum wage
✓ Scholarship program for children of our associates, offering four scholarships per year
✓ Over $2 million contributed in 2024 in donations and sponsorships to local community organizations by Peoples Bank and Peoples Bank Foundation
✓ Each associate provided 8 hours of paid time off to be used for community service
✓ Associates have contributed over $700,000 from their own pockets to local area food banks since April 2020
✓ Newsweek “America's Best Regional Banks” 2024
✓ Multiple regional “Best of Best” awards by local newspapers
✓ Culture of only delivering to clients what they want and need – not pushing products
✓ Effective Risk Committee and risk management framework
✓ Strong dedication to information security and data privacy
✓ Pay-for-performance alignment
✓ Executive Incentive Compensation Clawback Policy
✓ Commitment to a fair, ethical and responsible corporate governance program
✓ 91% of Board comprised of independent directors as of February 24, 2025
✓ 55% of Board is diverse in terms of gender or race/ethnicity as of February 24, 2025
✓ Directors elected annually to be more responsive to shareholders

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Furthermore, at Peoples, our culture places a very high importance on our operating model and investment rationale:
•Unique community banking model
•Strong, diverse businesses earning non-interest income
•Capacity to grow our franchise
•Commitment to disciplined execution
•Attractive dividend opportunity
In 2025 and beyond, we are committed to continuing to conduct our business in a manner that aligns with our values, our ESG areas of focus, and our investment rationale.
Associates
Colleagues
We are devoted to fostering the physical and mental well-being of our workforce and are proud to have been recognized by American Banker as one of the top 90 banks to work for in the United States in 2021, 2022, 2023 and 2024. We provide a comprehensive and competitive benefits package that supports the health and financial wellness of our people. Some common benefits offered to our associates include the following:
•Medical, dental and vision benefits for associates, spouse and dependents
•Flexible spending and health savings accounts for both healthcare and dependent care
•Wellness program with incentives for participants who meet certain criteria
•Company-paid life insurance for associates
•Short-term and long-term disability insurance for associates
•Paid time off for full-time and part-time associates
•Paid parental leave
•401(k) retirement savings program with company matching contributions of up to 6%
•Employee stock purchase program allowing for the purchase of Peoples common shares at a 15% discount
•Student loan pay down program that pays up to $200 per month towards the associate’s student loan
•Tuition assistance program for associates
•Scholarship program for children of our associates, for college, community college or trade school
•Associate hardship and disaster relief fund to provide financial support to associates in need
•Employee Assistance Program providing free counseling services
We are also committed to pay equity, and we regularly review our compensation model to ensure fair and inclusive pay practices across our businesses. Some of our recent workforce investment highlights include establishing a company-wide minimum wage of $15 per hour and adding parental leave in 2022. We also added two additional annual scholarships in 2023 - bringing the total to four annual scholarships offered to children of associates - with a focus on technical or trade training for the two new scholarships. We provide educational offerings to colleagues believed to be suited for leadership roles within Peoples. We survey our associates to gauge their satisfaction and to solicit feedback, and management thoroughly reviews the results. Management addresses issues raised by surveys in a timely manner and provides regular progress updates as the survey results are used to continually improve the workplace for associates. In 2024, we launched the “PEBO Closet” where associates can donate and take used clothing items. In addition, the Peoples Professional Development Associate Program provides a unique opportunity for recent college graduates to immerse themselves in the financial industry and gain valuable real-world experience.

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Our focus on the well-being of our associates and on having a first-class workplace resulted in Peoples being named one of U.S. News and World Report's “Best Companies to Work - Banking” and “Best Companies to Work for - Midwest” in their Best Companies Ratings for 2024-2025. Peoples was recognized by Newsweek as one of America’s Greatest Workplaces for Mental Wellbeing in 2024 and as one of America's Greatest Workplaces for Women in 2025. Peoples has also been acknowledged in many of the geographical areas in its footprint, being named “Top Workplace” by The Plain Dealer and Cleveland.com, its fifth such award in the last six years. Peoples was also named a Top Workplace by the Cincinnati Enquirer and Cincinnati.com for 2024, the third time it received this honor in the last four years. Peoples was recognized as a Top Workplace in Greater Louisville in 2024 by the Louisville Courier-Journal, and as a Top Workplace 2024 in Greater Columbus by Columbus CEO.
Diversity & Inclusion
We are committed to providing equal employment opportunities for training, compensation, transfer, promotion and other aspects of employment for all qualified applicants and associates without regard to sex, race, color, religion, national origin, age, disability, sexual orientation or veteran status. A diverse and inclusive workplace begins with our core value of “Respect for All” – treating all associates and clients with respect. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. As of December 31, 2024, women represented 71% of Peoples’ workforce.
Communities
At Peoples, we continually strive to use our knowledge, talents and resources to improve the quality of life in our communities. We are committed to making a positive and meaningful difference in the neighborhoods where we work and live. Therefore, we measure success not only in financial terms, but also in our ongoing actions such as fundraising efforts, educational sponsorship, community development, food drives, and partnerships with local universities. Our charitable giving occurs in two distinct areas - financial contributions and volunteerism - both of which are of equal importance and emphasis within our organization.
Financial Contributions
Peoples and our foundation, Peoples Bank Foundation, Inc. (the “Foundation”), collectively contributed over $2 million in 2024 in sponsorships and donations to charitable causes and organizations within the communities we serve. Contributions were made in the areas of economic development, youth and education, human services for low to moderate income individuals, arts and culture, and environmental stewardship. Specifically, the Foundation awarded over $750,000 in grants and scholarships to non-profit organizations and local students in 2024. Peoples Bank also made several donations in 2024, including $250,000 to Memorial Health Systems for a new Women and Children's Hospital and fulfilling an annual pledge of $50,000 to Ohio Valley Museum of Discovery. The Foundation also partnered with Washington State College of Ohio to open the “Peoples Bank Foundation Student Market” and made a $50,000 pledge toward the project, with $25,000 being donated in 2024. Since 2020, we are extremely proud that our associates have donated over $700,000 of their personal funds to local area food banks. In total, the Foundation awarded over 200 grants across eight states and Washington, D.C. in 2024. Since its inception in 2003, the Foundation has awarded nearly $8 million in grants and scholarships.
We are proud to have been recognized by MasterCard in 2024 with the Financial Literacy & Education Community Institution Segment Award. This honor reflects our commitment to empowering our community with the tools and knowledge needed to make informed financial decisions. This is the fourth time in five years we have received an award from MasterCard for making a difference in the communities we serve.
Volunteerism
Peoples associates are encouraged to volunteer in their communities. We provide every associate with eight hours of paid time off to use for community service each year. Peoples Bank is proud to be able to support many events and organizations across our footprint including youth sports and education programs, as well as community development organizations. There are Peoples associates with backgrounds in residential lending on affordable housing non-profit boards of directors in Cincinnati and Columbus, and there are Peoples associates serving as treasurers on local food banks and pantries that serve multiple states. Our associates regularly volunteer their time with local United Way

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organizations and serve on boards of other local non-profit institutions. In 2022, 2023 and 2024 we partnered with Cristo Rey High School in Columbus, Ohio to provide internships to low-income high school students. Supporting our communities is core to our mission, and we will continue to partner with, and strengthen our relationships with, organizations that share our values.
Environmentally Friendly and Sustainable Business Practices
We strive to operate our business in a sustainable manner and to be good stewards of the environment. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. We also offer digital delivery of banking services and electronic bank statements to reduce the amount of paper used in our business. In addition, we employ recycling collection bins for aluminum, plastic and paper, and we recycle toner cartridges and electronic equipment. During branch renovations in 2024, we donated approximately 200 pieces of furniture to non-profit and other organizations rather than sending these items to the landfill. We added solar panels to our branches in Jackson, Ohio and Brooksville, Kentucky, which are intended to produce at least 90% of the average energy used at each branch, and we plan to install solar panels to additional branch locations in the future. We upgraded parking lot lights from high energy to solar powered lights in four locations in 2024. In 2024, Peoples continued its purchase of renewable energy production for a majority of its Ohio locations. Going forward, we will continue to focus on reducing paper usage through digitization, waste reduction and energy and resource efficiency in our facilities.
Clients
One of our core values is Clients First. This means doing what is in the best interest and meets the needs of the client, and not pushing products. We are committed to meeting the financial needs of those in the communities we serve, including all low and moderate income and minority areas within our communities. We have consumer lending products such as our Dreams2Keys program, which helps borrowers in a low- to moderate-income census tract or located in a majority-minority census tract gain homeownership. We offer many ways to avoid the maintenance fee on our checking and savings products. Peoples Bank closed 461 small business loans totaling $60.9 million in 2024.
Meeting the needs of our clients also means providing excellent service and timely resolution of any issues or questions they raise. To that end, we established a Client Experience position in 2023 to streamline customer complaint management and resolution and to drive the implementation of process improvements that benefit clients. We also made a significant investment in 2023 and 2024 to implement customer relationship management software from Salesforce, which will help us to better connect with and serve our clients. In addition, in early 2024, we created an internal call center to support our client-facing associates in providing timely assistance to our clients.
In 2024, Peoples received many accolades for how we take care of our clients. The following are a few notable examples:
•Recognized by Newsweek as one of America’s Best Regional Banks 2024
•Finished in the top 18% in the United States in terms of SBA 7(a) approved loans
Lastly, security of client information is always a top priority for Peoples, and we have established strong governance measures to protect the privacy and security of client information to ensure compliance with all privacy and cybersecurity laws and regulations through physical, electronic and procedural safeguards. We evaluate our cybersecurity readiness through internal reviews and external audits, as well as through regulatory oversight by the Federal Reserve Bank of Cleveland and the Ohio Department of Commerce - Division of Financial Institutions.
Shareholders
We believe that strong governance and sustainability oversight is essential to providing long-term value for our shareholders. In 2024, our stock dividend yield and stock payout ratio remained competitive as compared to our peers. We are committed to continuing practices that allow for this level of stock dividend.
Our corporate governance program provides a foundation for operating our business in a manner that is fair, ethical and responsible. Our Corporate Governance Guidelines reflect our Board’s commitment to sound and effective

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governance and serve as a framework for the governance of our company. Our Code of Ethics outlines our principles that help each of us make the right decisions when conducting business.
Over 90% of our directors are independent, which allows for our Board to provide objective oversight of management performance and overall risk management. Our Board is also diverse, with 55% of directors being diverse in terms of gender or race/ethnicity as of February 24, 2025. Our leadership structure consists of a different person serving as each of the Chief Executive Officer and non-executive Chairman of the Board, with the Chairman of the Board being an independent director. We believe this leadership structure allows the Board to provide effective oversight of management.
Peoples utilizes a comprehensive enterprise risk management framework to identify, assess, measure, monitor, report and control risks throughout the company, including ESG related risks. The Risk Committee is comprised of all the independent directors of the Board, in addition to Peoples' Chief Executive Officer ("CEO"), and is responsible for oversight of our risk management processes. Our management level risk committee, which consists of senior leaders at Peoples and reports directly to the Risk Committee, develops and recommends our risk appetite for approval by the Risk Committee, monitors key risk indicators and assesses and monitors current and emerging risks. Peoples’ Chief Risk Officer oversees our enterprise risk management framework and reports directly to the Risk Committee and administratively to our CEO.
We believe our compensation programs and philosophy are appropriately designed to reward performance, protect the interests of our shareholders, and provide appropriate incentives to executive management, while not encouraging excessive risk taking. We believe that tying compensation to the results achieved is vital to the long-term sustainability of Peoples. For more on our executive compensation practices, see “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement.
While we are pleased to share our ESG story, we do, however, remain conscious of the need to continuously improve our ability to create value for our associates, our communities, our clients and our shareholders. Doing so is essential to achieving our goal of being the “Best Community Bank in America.” In 2025 and beyond, we will remain vigilant to maintain rigorous ESG standards, enhance our sustainability efforts and focus on implementing a best-in-class program.
For more information on our ESG areas of focus, please visit our corporate website: https://www.peoplesbancorp.com/about-us/about-peoples/environmental-social-and-governance-esg/
Majority Vote Standard
We have adopted provisions in our Corporate Governance Guidelines providing that, in an election where the only nominees are those recommended by the Board, any nominee for election as a director who receives a greater number of votes “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is to promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Governance and Nominating Committee will promptly consider the tendered resignation and will recommend to the full Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred (the “Shareholder Meeting Date”). In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee will consider factors deemed relevant by the Governance and Nominating Committee members, including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Peoples, the reasons underlying the Majority Withheld Vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and our Corporate Governance Guidelines.
The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the Shareholder Meeting Date. In considering the Governance and Nominating Committee’s recommendation, the Board will consider the factors considered by the Governance and Nominating Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Governance and Nominating Committee’s recommendation, Peoples will promptly disclose publicly the Board’s decision whether to accept the resignation as tendered (providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the SEC.
If one or more directors’ resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

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Any director who tenders his or her resignation pursuant to the Majority Withheld Vote provision is not to participate in the Governance and Nominating Committee recommendation, or the Board consideration, regarding whether to accept or reject the tendered resignation. If a majority of the members of the Governance and Nominating Committee were to receive a Majority Withheld Vote at the same election, then the independent directors who are then members of the Board and did not receive a Majority Withheld Vote will automatically be appointed to a special Board committee solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject the tendered resignations.
Shareholder Communications with the Board
Any communication to the Board or to individual directors may be mailed, in care of Peoples’ Corporate Secretary, to Peoples’ headquarters in Marietta, Ohio, and the mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder-Board Communication” or a “Shareholder-Director Communication” as appropriate. All such communications must identify the author as a shareholder of Peoples and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening. Any correspondence marked “personal and confidential” will be delivered by the Corporate Secretary to the intended recipient(s) without opening.
Nominating Procedures
Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend to the full Board individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples’ Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. Peoples’ Corporate Governance Guidelines require that each director establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director’s personal financial circumstances. However, within five years after the date of his or her initial election to the Board, each director must own common shares of Peoples having a market value equal to at least three times the annual base director retainer.
Beyond the above qualifications, the Governance and Nominating Committee will consider such factors as it deems appropriate in evaluating potential individuals for Board membership, including a consideration of the individual’s contribution to the diversity of the Board. When considering potential candidates for the Board, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples’ shareholders.
In considering candidates for the Board, the Governance and Nominating Committee evaluates the entirety of each candidate’s credentials. The Governance and Nominating Committee believes that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director. When identifying nominees to serve as directors, the Governance and Nominating Committee will consider candidates in light of Peoples’ strategic plan and the current composition and needs of the Board. Factors that will be given weight in the consideration may include diversity in business and professional experience, skills, gender, ethnic background, as well as experience and/or residence in Peoples’ diverse market areas. Each of these factors will be considered in order to provide the greatest benefit to the shareholders of Peoples by selecting directors with the most exemplary credentials relative to Peoples’ business and markets.
As shown in the director biographical information included in the section captioned “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS – Nominees,” our directors represent a well-rounded variety of experience, background, knowledge and skills. The Board also gains from directors having a range of tenures as this provides continuity and experience as well as fresh perspective. The average tenure of our director nominees is six years. The director nominees range in age from 46 to 73 years.
Because of the importance placed on the directors’ business and professional experience and skills, a director who changes his or her principal occupation from that held when elected to the Board is expected to volunteer to resign from the Board. Although Peoples does not believe that it will be necessary in every instance that a director who makes such a change should leave the Board, the Governance and Nominating Committee is afforded the

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opportunity to review the appropriateness of continued Board service under the new circumstances and make a recommendation to the full Board.
If a loan from Peoples Bank to a director or to an entity controlled by a director becomes categorized as special mention, substandard or doubtful, such director must promptly resign from the Board.
A director must advise the Chairman of the Board and the Chair of the Governance and Nominating Committee in advance of accepting an invitation to serve as a director of another public company. The Governance and Nominating Committee will then review whether such other board membership may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Peoples and, if so, must make a recommendation to the full Board. Generally, the Board believes that a director of Peoples should not serve on more than three public company boards of directors (including Peoples’ Board).
The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates.
Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples’ executive offices in Marietta, Ohio. Such recommendation must provide the candidate’s name, age, business address, residence address, principal occupation or employment, and number of common shares beneficially owned. The recommendation must also describe the qualifications, attributes, skills and/or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director must accompany any such recommendation.
Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with the provisions of Peoples’ Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2025 Annual Meeting must be received by April 10, 2025. Each nomination must contain the following information to the extent known by the nominating shareholder:
•the name, age, business address and residence address of each proposed nominee;
•the principal occupation or employment of each proposed nominee;
•the number of shares of capital stock of Peoples beneficially owned by each proposed nominee and by the nominating shareholder; and
•any other information required to be disclosed with respect to a nominee for election as a director under the SEC’s proxy rules.
Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the above requirements and Peoples’ Code of Regulations will not be considered.
In addition, in order to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2026 Annual Meeting in support of director nominees other than the Peoples Board's nominees must provide notice to Peoples that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than February 23, 2026.
Insider Trading Policy
Peoples has adopted insider trading policies and procedures applicable to our directors, officers and employees, and has implemented processes (including a pre-clearance process administered by Peoples' General Counsel) that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including

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applicable NASDAQ listing standards. Our Insider Trading Policy prohibits engaging in transactions in securities of Peoples while in possession of material nonpublic information about Peoples and also prohibits trading on material nonpublic information regarding any other company learned in the course of working for Peoples or its subsidiaries. Our Insider Trading Policy also prohibits our employees from disclosing material, nonpublic information of Peoples, or another publicly traded company, to others who may trade on the basis of that information. Our Insider Trading Policy requires that directors and executive officers of Peoples only transact in securities of the Corporation during an open window period, subject to limited exceptions.
Peoples' Insider Trading Policy prohibits all directors, officers and employees, including our executive officers, from engaging in certain hedging transactions related to securities of Peoples held by them, including the purchase of securities of Peoples on margin, buying or selling puts or calls, trading securities of Peoples on a short-term basis, and pledging securities of Peoples as a collateral for a loan or other financial obligation.
The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to the our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
As of the date of this Proxy Statement, there were 11 members of the Board.
Each of the 11 current directors will be standing for re-election at the Annual Meeting for a one-year term expiring at the 2026 Annual Meeting.
Recommendation and Vote Required
The Board proposes that each of the nominees identified below be re-elected for a new one-year term and until the nominee’s successor is duly elected and qualified, or until the nominee’s earlier resignation, removal from office or death. The Governance and Nominating Committee recommended each nominee for re-election.
Peoples' Code of Regulations provides that the nominees for election as directors receiving the greatest number of votes “FOR” election as a director of Peoples will be elected. Except in the case of broker non-votes, common shares represented by properly-authenticated internet or telephone voting instructions, that are submitted prior to the deadline for doing so, or by properly-executed and returned Proxy Cards, that are received prior to the deadline for such receipt, will be voted as specified or, if no instructions are given, “FOR” the election of the Board’s nominees. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors, or toward the election of the individual nominees specified on the Proxy Card and in the voting instructions. However, common shares as to which the authority to vote is withheld will be treated as a vote against the nominee for the purpose of the majority vote standard provisions in our Corporate Governance Guidelines. Broker non-votes will not be counted toward the election of directors, toward the election of the individual nominees specified on the Proxy Card and in the voting instructions, or for purposes of the majority vote standard provisions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT PEOPLES' SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.
Nominees
The following table gives certain information, as of the date of this Proxy Statement, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of Peoples Bank.

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S. Craig Beam

Age: 73 Director Continuously Since: 2015
Co-Owner of Thorobeam Farm, LLC, a thoroughbred horse business headquartered in Sabina, Ohio, since 2006, and private investor since his retirement in 1999. Mr. Beam sold his sand, gravel and stone production business in 1999 after 28 years of ownership and operation. He was a member of the Board of Directors of NB&T Financial Group, Inc., a bank holding company headquartered in Wilmington, Ohio (“NB&T”), from 1990 until March 6, 2015, when NB&T merged into Peoples. During that time, he served on and chaired both NB&T’s Compensation Committee and NB&T's Nominating and Corporate Governance Committee. Mr. Beam was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement between Peoples and NB&T.

Mr. Beam brings to the Board many years of experience as a board member of a publicly-traded bank holding company and an in-depth knowledge of the southwest Ohio markets served by Peoples.

David F. Dierker

Age: 67 Director Continuously Since: 2014	Retired banking executive with SunTrust Banks, Inc., a financial services company headquartered in Atlanta, Georgia. Mr. Dierker held various senior level positions with SunTrust Banks, Inc. from 1996 until his retirement in 2013, including serving as Chief Administrative Officer from 2006 to 2013.
Mr. Dierker brings to the Board more than 36 years of experience working with financial institutions, including roles in finance and administration. In his role as Chief Administrative Officer of SunTrust Banks, Inc., he directed a variety of corporate functions, including human resources, internal audit, business strategy, supplier management, corporate real estate, regulatory reform and corporate communications. His extensive industry experience and financial expertise make him a valuable asset to the Board and, in particular, the Audit Committee and the Risk Committee.

W. Glenn Hogan

Age: 63 Director Continuously Since: 2023
Founder and Chief Executive Officer of Hogan Real Estate, and its subsidiaries and affiliated companies. Hogan Real Estate is a full service commercial real estate company founded in 1987 that focuses on development of stand-alone retail and retail shopping centers. Mr. Hogan served as the Chairman of the Board of Limestone Bancorp Inc. and as a director of Limestone and Limestone Bank from 2006 until April 30, 2023, when Limestone merged into Peoples. During that time he served on Limestone's Audit Committee, Loan Committee and Compensation Committee. Mr. Hogan was the director selected by Peoples to join the Board as required by the merger agreement between Peoples and Limestone.

Mr. Hogan brings to the Board many years of experience as a board member of a publicly-traded bank holding company and an in-depth knowledge of the western and central Kentucky markets served by Peoples. Mr. Hogan is also a successful business owner with experience and expertise in commercial real estate and its financing.

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Brooke W. James

Age: 52 Director Continuously Since: 2015
Co-owner of WMSALL Farms, her family’s farming operation in Wilmington, Ohio, since 1999. Teacher at the Columbus School for Girls in Columbus, Ohio, from 2001 to 2005. Ms. James was a member of the Board of Directors of NB&T from 2005 until March 6, 2015, when NB&T merged into Peoples. During that time, she served on NB&T’s Audit Committee. Ms. James was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement between Peoples and NB&T.

Ms. James brings to the Board many years of experience as a board member of a publicly-traded bank holding company and knowledge of the southwest Ohio markets served by Peoples. As a significant shareholder of Peoples, she also provides the Board with insight into the expectations of Peoples’ shareholders.

Susan D. Rector

Age: 66 Director Continuously Since: 2011
Attorney-At-Law. Partner in the law firm of Peterson Law LLP in Columbus, Ohio since April 2017. Partner in the law firm of Ice Miller LLP (formerly Schottenstein, Zox & Dunn Co., LPA) in Columbus, Ohio from 1987 until April 2017. Ms. Rector has served as Chairwoman of the Board of Peoples and Peoples Bank since October 2020.

Ms. Rector brings to the Board valuable experience as an attorney, practicing primarily in the areas of intellectual property law, information technology law and business transactions, including business formations, restructurings, and mergers and acquisitions. Her extensive experience in assisting both start-up and established businesses with complex technology, information technology and e-commerce issues provides significant value to the Board as the internet and mobile operations of Peoples Bank continue to grow and artificial intelligence technology is becoming part of bank operations. Her practice with regulated entities provides experience with compliance issues and governmental oversight. She also has over 40 years of experience serving on and chairing nonprofit boards where she has focused on trustee nominations, board governance and oversight.

Kevin R. Reeves

Age: 58 Director Continuously Since: 2022
Managing Director and Head of US Power Origination since January 2025. Head of US Markets in Zero Carbon Energy for BP’s Gas & Low Carbon Energy Group since January 2022. Mr. Reeves has worked for BP PLC, one of the world’s leading integrated oil and gas companies, since June 2014. Prior to assuming his current responsibilities, Mr. Reeves led BP’s energy marketing efforts in the Midwest and Northeast United States as Vice President, Natural Gas & Power Origination. Mr. Reeves previously worked for American Electric Power Energy Partners from August 2002 to May 2014 in energy marketing roles; for Reliant Energy’s Wholesale Group from October 1999 to June 2002 as director of wholesale energy sales in the southwestern United States; and for Enron North America from August 1995 to October 1999 as manager for industrial and energy marketing. Prior to embarking on his career in the private sector, Mr. Reeves served as a PATRIOT missile battery launcher platoon leader in Germany and Saudi Arabia during the First Gulf War, serving from May 1988 to May 1993.

Mr. Reeves brings to the Board more than 30 years of experience in commodity risk management within the highly regulated energy industry. Mr. Reeves also has experience serving on nonprofit boards, where he has held leadership positions and served as a member of audit and finance committees.

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Carol A. Schneeberger

Age: 68 Director Continuously Since: 2023	Retired bank executive who served as Executive Vice President and Chief Administrative Officer of Peoples and Peoples Bank from July 2011 to March 31, 2020. Prior to July 2011, Ms. Schneeberger, a Certified Public Accountant (retired), held a variety of different leadership positions with Peoples, including serving as interim Chief Financial Officer from April 2007 to May 2008. During her tenure at Peoples, she also served as Auditor and as Director of Human Resources. Ms. Schneeberger joined Peoples in 1977 as a bank teller, and retired on March 31, 2020 after more than 42 years of service.
Ms. Schneeberger’s previous role as Executive Vice President and Chief Administrative Officer of Peoples and Peoples Bank provides her with substantial knowledge of the organization and its operations, especially in the areas of internal controls, information security and technology, regulatory compliance, risk management and operations. Ms. Schneeberger has been involved with several community and charitable organizations. She currently serves on the board of Marietta Area Health Care, Inc.

Frances A. Skinner

Age: 60 Director Continuously Since: 2021
Partner and co-founder of AUM Partners, LLC, a consulting firm specializing in leadership development at financial services firms, where she worked from its founding in September 2009 to April 2018 and then since 2019. Ms. Skinner also currently serves as an independent corporate director for Fenimore Asset Management, a privately-held investment advisory firm, a position she has held since August 2019. She has also served since April 2020 as the Vice-President of Women Investment Professionals, a non-profit supporting women in the financial services industry. A Certified Public Accountant and Chartered Financial Analyst, Ms. Skinner served as Chief Administrative Officer – Investments, for Diamond Hill Investment Group, Inc., a publicly-traded independent active asset manager, from April 2018 to July 2019 after serving as an independent member of the Board of Directors of Diamond Hill Investment Group, Inc. from May 2010 to May 2018. While serving on the Diamond Hill Investment Group, Inc. Board of Directors, Ms. Skinner was chair of the Compensation Committee from 2011 to 2018, an audit committee financial expert on the Audit Committee from 2010 to 2018, and a member of the Nominating/Governance Committee.

Ms. Skinner has over 35 years of experience in the areas of investment management, finance, leadership and consulting. Ms. Skinner’s work on past and current boards as well as her work as an executive and consultant with AUM Partners, LLC allow her to contribute to the Board not only her strong quantitative perspective, but also her equally strong non-quantitative experience working with leaders and their teams.

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Dwight E. Smith

Age: 67 Director Continuously Since: 2023	Founder, former President and Chief Executive Officer of Sophisticated Systems, Inc. (“SSI”), a Columbus, Ohio company that provides businesses with a comprehensive set of information technology solutions ranging from technology deployments and assessments to fully outsourced managed services in areas including cloud computing and cyber security. In February 2023, SSI was acquired by IP Pathways, LLC, a leading technology solutions provider in the Midwest, where Mr. Smith was employed as Founder Emeritus until his retirement on July 31, 2023. In March 2022, Smith concluded 17 years of board service at State Auto Mutual Company. Mr. Smith also served as a director for the Federal Reserve Bank of Cleveland from 2017 to 2022.
Mr. Smith’s board experience is significant, including serving on boards of private equity-backed companies, an ESOP organization, and publicly-traded firms. In addition to company board service, Smith serves as a Director at Nationwide Children’s Hospital, Online Computer Library Center, and Highlights Foundation and My Special Word. Mr. Smith’s board service has included experience with audit, compensation, nominating and governance committees.

Michael N. Vittorio

Age: 72 Director Continuously Since: 2021	Former President and Chief Executive Officer of The First of Long Island Corporation and its national bank subsidiary, The First National Bank of Long Island, a full-service commercial bank headquartered in Long Island, New York. Mr. Vittorio was appointed President of both entities in 2002 and was appointed Chief Executive Officer of both entities in 2003. He retired from those positions on December 31, 2019. He also served on the boards of directors of both entities from February 2003 until April 2020.
Mr. Vittorio brings to the Board more than 45 years of experience in banking, including 17 years as the Chief Executive Officer of a successful community bank whose holding company was publicly-traded. Mr. Vittorio has extensive experience in commercial and real estate credit, strategic planning and execution, profitability, branch distribution, marketing, branding, corporate finance, mergers and acquisitions, relationship building, risk management, and team building.

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Tyler J. Wilcox

Age: 46 Director Continuously Since: 2024
President and Chief Executive Officer of Peoples and Peoples Bank since March 31, 2024. Member of the Board of Managers of Peoples Insurance Agency, LLC since 2020. Member of the Board of Managers of Vantage Financial, LLC since March 2022. Mr. Wilcox previously served as Senior Executive Vice President, Chief Operating Officer, of both Peoples and Peoples Bank from June 2023 until March 2024; as Executive Vice President, Community Banking of both Peoples and Peoples Bank from October 2020 to July 2023; as Regional President of Peoples Bank’s South Region from January 2019 to September 2020; as President of Peoples Insurance Agency, LLC from October 2015 to December 2018; as Director of Human Resources for Peoples Bank from April 2012 to October 2015; and as Director of Compensation and Benefits for Peoples Bank from November 2011 to April 2012. Mr. Wilcox joined Peoples Bank in August 2008 as Associate Counsel, and served in that role until November 2011. Prior to joining Peoples Bank, Mr. Wilcox served as Assistant City Attorney for the City of Columbus, Ohio from January 2005 until August 2008.

Mr. Wilcox’s role as President and Chief Executive Officer of Peoples and Peoples Bank provides him with intimate knowledge of the organization and its operations through his day-to-day management responsibilities, and Mr. Wilcox’s service as a director allows him to share this valuable day-to-day perspective with the full Board. Mr. Wilcox’s many years of experience within multiple business lines at Peoples Bank allow him to bring extensive industry knowledge in banking, insurance, and human capital to the Board. In addition, Mr. Wilcox’s expertise as a licensed attorney provides valuable perspectives on legal, compliance, and regulatory matters.

While it is contemplated that all nominees will stand for re-election at the Annual Meeting, if one or more nominees at the time of the Annual Meeting should be unable to serve or for good cause will not serve as a candidate for re-election as a director, the individuals designated as proxy holders on the Proxy Card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the re-election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board following recommendation by the Governance and Nominating Committee, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, Peoples will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by applicable SEC rules. The Board knows of no reason why any of the nominees named above would be unavailable or unable to serve if re-elected to the Board.
There are no family relationships among any of the directors, nominees for election as a director and executive officers of Peoples.
None of the directors of Peoples is or has been involved in any legal proceedings required to be reported or disclosed in this Proxy Statement.

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Board Highlights
If all of the Board’s nominees are re-elected at the Annual Meeting, the Board will have the following characteristics:
Board Skills
The matrix below, as well as the descriptions following the matrix, summarize the skills and experience of the Board's nominees for election at the Annual Meeting. The Governance and Nominating Committee utilizes a matrix approach that tracks each director’s and director nominee’s experience and qualifications in a tabular format to assist the committee in maintaining a well-rounded, diverse and effective Board. The matrix does not encompass all of the knowledge, skills, or experiences of our directors, and the fact that a particular qualification, skill, or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, skill, or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area, taking into consideration the qualifications for membership on each of the standing committees of the Board. The type and degree of qualification, skill and experience listed below may vary among members of the Board.

Board Skills Matrix
	Beam	Dierker	Hogan	James	Rector	Reeves	Schneeberger	Skinner	Smith	Vittorio	Wilcox
Current/Former Business Owner	x		x	x	x	x		x	x
Audit/Financial Reporting		x	x				x	x		x
Mergers & Acquisitions	x	x	x							x	x
Certified Public Accountant or Chartered Financial Analyst ®							x	x
Banking Industry		x	x				x			x	x
Insurance Industry								x	x	x	x
Investment/brokerage Industry								x
Risk Management		x	x			x	x		x	x
Compensation/Human Capital	x	x	x		x		x	x		x	x
Corporate Governance	x		x		x		x		x	x
Legal					x						x
Information Technology/Cybersecurity					x		x		x	x
Financial Regulatory		x	x				x			x	x
Business Analytics	x	x						x		x
Marketing - Digital & Retail										x
The following are descriptions of the skills that the Board believes are important in effective oversight of Peoples:
•Current/Former Business Owner - Prior or current experience owning and managing a business serves as valuable insight for Peoples.
•Audit/Financial Reporting - Prior experience working in finance, accounting, and/or audit, in an internal or external setting.

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•Merger & Acquisition - Prior experience leading complex mergers or acquisitions and direct involvement in the integration of associates, systems, data and operations.
•Certified Public Accountant or Chartered Financial Analyst ® - Valuable certifications and knowledge for the organization.
•Banking Industry - Experience in one or more of Peoples' specific financial service areas.
•Insurance Industry - Experience in one or more of Peoples' specific insurance products.
•Investment/brokerage Industry - Experience in investment or brokerage industry or management of those offering these products.
•Risk Management - Significant experience with enterprise risk management principles and concepts as well as experience managing risk at a large, complex organization.
•Compensation/Human Capital - Experience aligning compensation with strategy and performance and ensuring compensation plans do not encourage excessive risk taking. Experience developing a strong corporate culture and focusing on colleague engagement.
•Corporate Governance - Experience in governance matters, principles and administration.
•Legal - Significant experience working as a lawyer with a track record of assessing risk, implementing appropriate mitigation measures, and advising business clients.
•Information Technology/Cybersecurity - Expertise in cybersecurity and information technology systems and developments, either through coursework or industry experience. Experience managing technology risks at a large organization.
•Financial Regulatory - Experience working closely with financial regulators and regulatory issues.
•Business Analytics - Experience analyzing company performance and trends, providing valuable insight for the future of Peoples.
•Marketing - Digital & Retail - Experience leveraging technology to improve the customer experience online. Customer marketing and branding experience with a digital mindset.
THE BOARD AND COMMITTEES OF THE BOARD
The Board has adopted the Peoples Bancorp Inc. Corporate Governance Guidelines, a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The Board has also adopted the Code of Ethics for Directors, Officers and Employees of Peoples Bancorp Inc. and our Subsidiaries (the “Code of Ethics”), a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com.
Committees of the Board
The Board has five standing committees: Audit, Compensation, Executive, Governance and Nominating, and Risk. Each of the standing committees is chaired by a separate independent director. The Audit Committee and the Risk Committee are charged with the majority of the risk oversight responsibilities of the Board. In addition, the Compensation Committee evaluates, with Peoples’ senior risk officer, all risks posed by Peoples’ executive compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs may pose to Peoples and to ensure that the programs do not encourage participants to take unnecessary or excessive risks that threaten the value of Peoples. These evaluations are conducted in accordance with guidance from applicable federal regulators. The Audit Committee, the Compensation Committee and the Risk Committee are focused on maintaining our key risks within acceptable tolerances and work in concert to provide enterprise-wide oversight. Each committee’s role and its interaction with the full Board regarding the committee’s oversight responsibilities are described more fully below. Through these committees and effective working relationships with management, the Board is able to effectively monitor and maintain an active role in the oversight of the key aspects of the risks to which Peoples is exposed. Peoples believes that this risk oversight structure, coupled with Peoples’

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leadership structure of having an independent director serve as Chairman of the Board, maximizes the independence and objectivity of the Board in carrying out its functions.
Audit Committee
The Audit Committee is currently comprised of six directors: David F. Dierker (Chair); W. Glenn Hogan; Carol A. Schneeberger; Frances A. Skinner; Dwight E. Smith; and Michael N. Vittorio. Each of these directors, with the exception of Mr. Smith, served as a member of the Audit Committee throughout the entire 2024 fiscal year. Mr. Smith was appointed as a member of the Audit Committee on April 25, 2024. Directors S. Craig Beam and Kevin R. Reeves served as members of the Audit Committee during 2024 until April 25, 2024. Former director James S. Huggins served on the Audit Committee in 2024 until his retirement on April 25, 2024. The Board has determined that each of the current members of the Audit Committee qualifies, and during their respective periods of service during the 2024 fiscal year, Mr. Beam, Mr. Huggins and Mr. Reeves each qualified, as an independent director for purposes of Rule 10A-3 under the Exchange Act and under the applicable Nasdaq Rules.
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Audit Committee is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. Among other duties set forth in its charter, the Audit Committee is responsible for:
•appointing, terminating, compensating and overseeing the work of Peoples’ independent registered public accounting firm, including resolving any disagreements between Peoples’ management and Peoples’ independent registered public accounting firm regarding financial reporting;
•pre-approving all audit and non-audit services provided by Peoples’ independent registered public accounting firm;
•discussing with Peoples’ independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards and reviewing all relationships between Peoples’ independent registered public accounting firm and Peoples and our subsidiaries;
•reviewing and discussing with Peoples’ management, the auditors performing Peoples’ internal audit function (the “Internal Auditors”) and Peoples’ independent registered public accounting firm the adequacy and effectiveness of Peoples’ internal control over financial reporting and related accounting and financial controls;
•reviewing with the Internal Auditors and Peoples’ independent registered accounting firm annually, before each audit begins, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation;
•reviewing and approving an internal audit contingency plan addressing how internal audits will be completed if the Internal Auditors cannot complete their audit plan;
•appointing, terminating, compensating, and overseeing the work of the Internal Auditors, including approving the scope of the internal audit, and overseeing the operation and performance of the Internal Auditors;
•naming, defining the overall roles and responsibilities of and assessing the effectiveness of, an individual within management to act as a liaison between the Internal Auditors, the Board and Peoples’ management;
•reviewing all transactions with related persons required to be reported to the Audit Committee under the Related Person Transaction Policy for potential conflict of interest situations, and approving or ratifying such transactions as appropriate;
•reviewing with Peoples’ management and Peoples independent registered accounting firm the consolidated financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Quarterly Reports on Form 10-Q and the Company’s Annual Reports on Form 10-K;

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•reviewing Peoples’ earnings press releases, earnings conference call scripts, and financial statements and related disclosures in Peoples’ periodic reports, and any other public disclosures containing material non-public financial information;
•setting hiring policies for employees or former employees of Peoples’ independent registered public accounting firm;
•establishing and reviewing the procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal accounting controls or auditing matters;
•receiving from Peoples’ General Counsel reports of evidence of a material violation of securities laws, breaches of fiduciary duty, a material violation of similar laws and asserted and unasserted claims and liabilities that may have a material impact on Peoples’ consolidated financial statements;
•reviewing with the Internal Auditors and Peoples’ General Counsel, legal and regulatory matters that may have a material impact on Peoples’ consolidated financial statements, related compliance policies of Peoples and compliance with Peoples’ Code of Ethics and programs and reports received from regulatory agencies;
•assisting the Board in the oversight of the performance of Peoples’ independent registered public accounting firm, and the independent registered public accounting firm’s qualifications and independence;
•preparing the report of the Audit Committee required to be included in Peoples’ annual Proxy Statement;
•performing the duties required by applicable laws and regulations to be performed by the audit committee for Peoples Bank, in its capacity as an Ohio state-chartered bank;
•performing the duties required by applicable laws and regulations to be performed by the fiduciary audit committee for Peoples Bank, in its capacity as a bank exercising fiduciary powers;
•performing an evaluation of the Audit Committee’s performance at least annually to determine whether the Audit Committee is functioning effectively; and
•other duties and responsibilities as may be delegated to the Audit Committee by the full Board.
The Audit Committee held 11 meetings during the 2024 fiscal year. The “AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024” appears beginning on page 82.
The Board has concluded that each member of the Audit Committee is able to read and understand fundamental financial statements, including Peoples’ balance sheet, income statement and cash flow statement. Based upon their respective backgrounds, knowledge, qualifications, experience and professions, the Board has determined that David F. Dierker, W. Glenn Hogan, Carol A. Schneeberger, Frances A. Skinner and Michael N. Vittorio qualify as “audit committee financial experts” under applicable SEC rules, and as “financially sophisticated” for purposes of the applicable Nasdaq Rules.
Compensation Committee
The Compensation Committee is currently comprised of seven directors: S. Craig Beam (Chair); W. Glenn Hogan; Brooke W. James; Carol A. Schneeberger; Frances A. Skinner; Kevin R. Reeves; and Michael N. Vittorio. Each of these directors, with the exception of Mr. Reeves, served as a member of the Compensation Committee throughout the entire 2024 fiscal year. Mr. Reeves was appointed as a member of the Compensation Committee on April 25, 2024. Directors Susan D. Rector and Dwight E. Smith served as members of the Compensation Committee during 2024 until April 25, 2024. Former director Tara M. Abraham served on the Compensation Committee in 2024 until her retirement on April 25, 2024. The Board has determined that each of the current members of the Compensation Committee qualifies, and during their respective periods of service in 2024, each of Ms. Rector, Mr. Smith, and Ms. Abraham qualified, as (i) an “independent director” under the applicable Nasdaq Rules, including those specifically applicable to members of a compensation committee, and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

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The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Compensation Committee is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.
The Compensation Committee is primarily responsible for:
•developing and implementing the compensation philosophy for the Chief Executive Officer, the other executive officers, and such other designated officers and employees of Peoples and our subsidiaries as directed by the Board that strengthens the relationship between pay levels and corporate performance and returns to shareholders;
•reviewing and approving corporate performance goals for incentive awards for the Chief Executive Officer and other executive officers and for other designated officers and employees as may be determined time to time by the Committee;
•reviewing and approving individual goals and objectives relevant to evaluating the performance of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives and determining the compensation of the Chief Executive Officer based on this evaluation;
•reviewing and approving individual goals and objectives relevant to evaluating the performance of the executive officers (other than the Chief Executive Officer) and determining the compensation of the executive officers with input from the Chief Executive Officer;
•reviewing with Peoples’ management and approving all forms of compensation to be provided to Peoples’ Chief Executive Officer and the executive officers, as determined from time to time by the Compensation Committee;
•approving amendments to any of Peoples’ incentive-based compensation, equity-based compensation, bonus compensation, perquisites, employee benefit plans and salary programs;
•acting as the administrator of each of Peoples’ equity-based compensation plans and each of Peoples’ incentive compensation plans;
•reviewing and making recommendations to the full Board with respect to amendments to Peoples’ equity-based compensation plans and incentive compensation plans;
•recommending changes in the number of common shares reserved for issuance under any equity-based compensation plan;
•approving any award as may be required to comply with applicable provisions of the Internal Revenue Code and the Treasury regulations promulgated thereunder;
•evaluating the need for, and provisions of, employment contracts, including severance arrangements, for Peoples’ Chief Executive Officer and other executive officers, and change-in-control agreements for the Chief Executive Officer, other executive officers, and any other officer or employee;
•reviewing with Peoples’ management and approving recommendations with regard to an aggregate salary budget for employees of Peoples and our subsidiaries;
•reviewing and approving the plan design and structure of insurance benefits coverage for officers, directors and employees of Peoples and our subsidiaries;
•reviewing and monitoring incentive compensation arrangements to confirm that incentive pay policies and practices do not encourage unnecessary risk taking, and reviewing and discussing, at least annually, the relationship among Peoples’ risk management policies and practices, corporate strategy and executive compensation;
•performing an evaluation of the Compensation Committee’s performance at least annually to determine whether the Compensation Committee is functioning effectively;
•recommending to the full Board the compensation and benefits for directors of Peoples and our subsidiaries;

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•acting as the administrator of Peoples’ Deferred Compensation Plan for Directors and reviewing and making recommendations to the full Board with respect to amendments to the same;
•reviewing and discussing the Compensation Discussion and Analysis with Peoples’ management and recommending to the full Board that the same be included in Peoples’ annual proxy statement;
•producing the annual report of the Compensation Committee on executive compensation to be included in Peoples’ annual proxy statement;
•reviewing and discussing with Peoples’ management any disclosures required by applicable SEC rules related to Peoples’ compensation risk management;
•monitoring summary data on the employee population of Peoples and our subsidiaries;
•meeting with the Chief Executive Officer and other members of senior management as needed to discuss talent development and succession planning matters; and
•providing recommendations to the full Board on Peoples-sponsored compensation-related proposals to be considered at Peoples’ annual meeting of shareholders, including “Say-on-Pay” and “Say-on-Frequency” proposals; and reviewing and considering with Peoples management the results of such votes.
The Compensation Committee administers Peoples’ Fourth Amended and Restated 2006 Equity Plan (the “2006 Plan”), Peoples’ Employee Stock Purchase Plan and Peoples’ incentive programs, and approves grants of awards under the 2006 Plan and Peoples' incentive compensation programs in compliance with applicable securities and tax laws. The Compensation Committee also undertakes such other responsibilities as the full Board may from time to time prescribe.
The Compensation Committee held six meetings during the 2024 fiscal year. Its Chair determines the agenda for the meetings with the assistance of Peoples’ Chief Human Resources Officer, who serves as Secretary to the Compensation Committee.
The Compensation Committee has the authority to retain one or more compensation consultants or advisors to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant or advisor, including sole authority to approve the fees and other retention terms of any consultant or advisor. The Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) as the Compensation Committee’s compensation and benefits consultant for the 2024 fiscal year. The Compensation Committee has direct access to its compensation and benefits consultant and may engage the consultant on an as needed basis for advice with respect to the amount and form of executive and director compensation. Pay Governance does not provide services to Peoples or our subsidiaries other than those provided to or at the request of the Compensation Committee. Please see the discussion of the consulting services provided to the Compensation Committee by Pay Governance in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS - Setting Executive Compensation” beginning on page 51 of this Proxy Statement.
The Compensation Committee determined that the work of Pay Governance during the 2024 fiscal year did not raise any actual conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including (1) whether Pay Governance provided any other services to Peoples; (2) the amount of fees received from Peoples by Pay Governance as a percentage of the firm’s total revenue; (3) Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with a member of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and Pay Governance or the individual compensation consultants providing services to Peoples.
For additional information regarding executive compensation for the 2024 fiscal year, see the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement. The “COMPENSATION COMMITTEE REPORT” for the 2024 fiscal year appears beginning on page 65 of this Proxy Statement.

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Executive Committee
The Executive Committee is currently comprised of six directors: S. Craig Beam; David F. Dierker; Brooke W. James; Susan D. Rector (Chair); Dwight E. Smith; and Tyler J. Wilcox. Each of these directors, with the exception of Mr. Smith and Mr. Wilcox, served as a member of the Executive Committee throughout the entire 2024 fiscal year. Mr. Smith and Mr. Wilcox were each appointed as members of the Executive Committee on April 25, 2024. Former director Charles W. Sulerzyski served as a member of the Executive Committee during 2024 until his retirement effective March 31, 2024. Former director James S. Huggins served as a member of the Executive Committee during 2024 until his retirement effective April 25, 2024. The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Executive Committee is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The Executive Committee did not meet during the 2024 fiscal year.
The responsibilities of the Executive Committee include exercising, during the intervals between the meetings of the full Board, all the powers of the Board in the management of the business, properties and affairs of Peoples, including authority to take all action provided in Peoples’ Code of Regulations to be taken by the Board, to the extent not delegated to another Board committee. However, the foregoing is subject to the applicable provisions of law and the limitations contained in the Executive Committee’s charter.
Governance and Nominating Committee
The Governance and Nominating Committee is currently comprised of five directors: David F. Dierker; Brooke W. James (Chair); Susan D. Rector; Kevin R. Reeves; and Dwight E. Smith. Each of these directors served as a member of the Governance and Nominating Committee throughout the entire 2024 fiscal year. Former director Tara M. Abraham served as a member of the Governance and Nominating Committee during 2024 until her retirement effective April 25, 2024.The Board has determined that each of the current members of the Governance and Nominating Committee qualifies, and during her period of service in the 2024 fiscal year, Ms. Abraham qualified, as an independent director under applicable Nasdaq Rules.
The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Governance and Nominating Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary. The Governance and Nominating Committee held five meetings during the 2024 fiscal year.
The Governance and Nominating Committee is primarily responsible for:
•establishing and articulating qualifications, desired background and selection criteria for members of the Board consistent with any eligibility requirements set forth in Peoples’ Code of Regulations, considering such factors as the Governance and Nominating Committee deems appropriate;
•identifying and evaluating Board candidates and periodically reviewing the procedures used by the Governance and Nominating Committee in such identification and evaluation processes;
•screening and making recommendations to the full Board of qualified and diverse candidates for election, nomination or appointment to the Board, including nominees for re-election as directors and candidates to fill vacancies;
•evaluating and recommending to the full Board determinations of Board member independence and of financial expertise and financial sophistication with respect to Audit Committee members;
•recommending assignments to committees of the Board and chairs of Board committees for consideration by the full Board;
•reviewing with the Chairman of the Board, or another director designated by the Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples’ Code of Ethics, Peoples’ Code of Regulations or Peoples’ Corporate Governance Guidelines;

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•periodically administering and reviewing with the Chairman of the Board, or another director designated by the Board, an evaluation of the processes and performance of the Board and the Board’s committees, and reporting such review to the Board;
•recommending to the full Board for its consideration the number of members to serve on the Board;
•periodically reviewing Peoples’ Code of Ethics and the Related Person Transaction Policy and recommending changes, as deemed necessary or appropriate by the Governance and Nominating Committee, to the full Board for approval;
•overseeing Peoples’ practices and reporting with respect to ESG matters;
•reviewing and reporting to the full Board on board education opportunities and additional corporate governance matters as necessary or as directed by the Chairman of the Board or the Board as a whole;
•overseeing the orientation and education of new and continuing members of the Board;
•developing and recommending to the Board a set of Corporate Governance Guidelines applicable to Peoples and periodically reviewing the same;
•performing an evaluation of the Governance and Nominating Committee’s performance at least annually to determine whether the Governance and Nominating Committee is functioning effectively; and
•reviewing the appropriateness of continued Board service by a Board member who changes his or her principal occupation from that held when elected to the Board and has volunteered to resign from the Board for such reason.
Risk Committee
The Risk Committee is currently comprised of 11 directors: S. Craig Beam; David F. Dierker; W. Glenn Hogan; Brooke W. James; Susan D. Rector; Kevin R. Reeves, Carol A. Schneeberger; Frances A. Skinner; Dwight E. Smith (Chair); Michael N. Vittorio; and Tyler J. Wilcox. Each of these directors, with the exception of Mr. Wilcox, served as members of the Risk Committee throughout the entire 2024 fiscal year. Mr. Wilcox was appointed as a member of the Risk Committee on April 24, 2024. Former director Charles W. Sulerzyski served as a member of the Risk Committee during 2024 until his retirement effective March 31, 2024. Former directors Tara M. Abraham and James S. Huggins each served as a member of the Risk Committee during 2024 until their respective retirements effective April 25, 2024. The Board has determined that, with the exception of Mr. Wilcox, each of the current members of the Risk Committee qualifies, and during their respective periods of service in 2024, each of Ms. Abraham and Mr. Huggins qualified, as an independent director under applicable Nasdaq Rules.
The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board, which is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Risk Committee held six meetings during the 2024 fiscal year.
The primary responsibilities of the Risk Committee are:
•reviewing and annually approving Peoples’ enterprise risk management framework and policy;
•reviewing and approving Peoples’ risk appetite, risk tolerances, risk targets and risk limits on an annual basis;
•reviewing and monitoring management of credit, liquidity, market, compliance and legal, operational, IT operational, strategic, and reputation risks through the enterprise risk management framework, with ESG risks being considered within each of the risk areas;
•reviewing management’s analysis of potential scenarios and future emerging risks that would have a material impact on the earnings, capital and/or dividends of Peoples, and ensuring that residual risk exposures are within desired levels, and when they are not, that management’s responses and any plans of action are reasonable;

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•approving limits and/or operating guidelines for Peoples’ material risks, including credit, market and operational risks, on at least an annual basis, and reviewing the trend and current risk levels of Peoples to monitor compliance with established limits;
•reviewing the structure, operation and effectiveness of Peoples Bank’s Compliance Department at least annually, including whether such Compliance Department has adequate resources and authority to perform its responsibilities;
•reviewing and approving Peoples Bank’s major compliance policies;
•receiving and reviewing reports on the results of compliance risk assessments and the results of compliance testing and audits performed by Peoples Bank’s Compliance Department, the Internal Auditors and/or consultants;
•receiving and reviewing reports from Peoples Bank’s Compliance Officer concerning Peoples Bank’s compliance with the Community Reinvestment Act and other applicable laws, regulations and policies, including reports of critical compliance metrics;
•receiving and reviewing quarterly reports on complaint and remediation summary data and trend analysis;
•reviewing and approving the charter of Peoples Bank’s management compliance committee annually and receiving periodic reports on such committee’s activities;
•being consulted in the appointment and dismissal of Peoples Bank’s Compliance Officer;
•receiving periodic reports from Peoples Bank’s Bank Secrecy Act Officer concerning Peoples Bank’s compliance with the Bank Secrecy Act, anti-money laundering laws and regulations, and the USA Patriot Act;
•reviewing and approving Peoples Bank’s lending policies and lending concentration limits;
•overseeing credit management’s compliance with Peoples Bank’s lending policies;
•establishing lending authorities for Peoples Bank’s loan officers and reviewing and approving such lending authorities no less frequently than annually;
•reviewing and discussing with credit management the structure and performance of Peoples Bank’s loan portfolio, including loan activity, loan charge-offs, concentrations, quality and risk;
•reviewing Peoples Bank’s loan review procedures and allowance for credit losses;
•reviewing management reports on the investment, asset liability management and liquidity policies, strategies, and programs of Peoples;
•reviewing management reports on the investment of funds in accordance with the policies and limits approved by the Committee from time to time;
•reviewing management reports on the liquidity positions of Peoples;
•reviewing management reports on the quality and performance of the investment portfolio of Peoples;
•assessing, at least annually, the effectiveness of the Chief Risk Officer;
•performing an evaluation of the Risk Committee’s performance at least annually to determine whether the Risk Committee is functioning effectively; and
•carrying out such other duties and responsibilities as may be delegated to the Risk Committee by the full Board.
DIRECTOR COMPENSATION
Peoples uses a combination of cash and equity-based compensation to attract and retain qualified directors to serve on the Board. Director compensation elements are designed to:
•Ensure alignment with long-term shareholder interests;
•Ensure Peoples can attract and retain outstanding director candidates;

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•Approximate the market median director compensation of members of the Peer Group used for executive compensation benchmarking purposes;
•Recognize the substantial time commitments necessary to oversee the affairs of Peoples; and
•Support the independence of thought and action expected of directors.
Compensation Paid to Board Members
2024 Fiscal Year
The Compensation Committee believes the combination of cash and equity-based compensation (in the form of unrestricted common shares) in Peoples' director compensation model promotes independent decision-making on the part of directors as the common shares have immediate value, unlike stock options or similar forms of equity-based awards. During 2024, each director of Peoples, other than Mr. Sulerzyski and Mr. Wilcox, received a retainer at an annual rate of $92,500, paid in quarterly installments. Each installment of the annual retainer was paid 50% in cash and 50% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment. The common shares issued for director compensation are reported in the “Stock Awards” column of the “Director Compensation for 2024” table found on page 38 of this Proxy Statement.
In 2024, the Chairs of the Compensation Committee, the Governance and Nominating Committee, and the Risk Committee each received an additional retainer at an annual rate of $7,500, paid in quarterly installments. In 2024, the Chair of the Audit Committee received an additional retainer at an annual rate of $12,500, paid in quarterly installments. Each installment of these additional annual retainers was paid 100% in cash.
In 2024, the Chairman of the Board received an additional retainer at an annual rate of $50,000, paid in quarterly installments. Each installment of the additional annual retainer was paid 100% in cash.
All directors of Peoples are also directors of Peoples Bank. The aforementioned compensation was for service as a director of both Peoples and Peoples Bank.
The director compensation described above is reflected in the “Director Compensation for 2024” table found on page 38 of this Proxy Statement. The Compensation Committee believes the compensation paid to directors is commensurate with the level of responsibility and accountability of each director and is appropriate to maintain the caliber of directors necessary to promote long-term shareholder value based upon periodic review of director compensation data from the Peer Group described in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement.
Neither Mr. Sulerzyski nor Mr. Wilcox received compensation as a director of Peoples or of Peoples Bank during the 2024 fiscal year.
Directors who travel a distance of 50 miles or more to attend a Board or Board committee meeting of Peoples or Peoples Bank receive a $150 travel fee. A single travel fee of $150 is paid for multiple meetings occurring on the same day or consecutive days. Directors who travel a distance of 500 miles or more (round trip) to attend a Board or Board committee meeting are reimbursed for the actual cost of reasonable travel expenses including coach class airfare, car rental and other usual and customary travel expense in lieu of the $150 fee. Directors who stay overnight to attend a meeting are reimbursed for the actual cost of their overnight accommodations. Peoples believes these fees and reimbursements are reasonable and partially offset travel expenses incurred by those directors living outside the Marietta, Ohio area, where Board and Board committee meetings are typically held.
2025 Fiscal Year
During 2024, the Compensation Committee recommended and the Board approved the following changes to director compensation to be effective April 1, 2025:
•the annual retainer paid to every director with the exception of Mr. Wilcox was increased to $105,000;
•the additional annual retainer paid to each of the Chairs of the Compensation Committee, Governance and Nominating Committee, and Risk Committee was increased to $10,000;
•the additional annual retainer paid to the Chair of the Audit Committee was increased to $20,000; and

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•the additional annual retainer paid to the Chairman of the Board was increased to $60,000.
Other Information Regarding Equity-Based Compensation
Under the 2006 Plan, the maximum aggregate dollar value with respect to equity-based award(s) that may be granted to any one non-employee director in any one fiscal year is $150,000. The full Board approves all equity-based awards made to individuals serving as non-employee directors of both Peoples and Peoples Bank. The grant date for equity-based awards (other than the annual retainer) made to non-employee directors of Peoples and Peoples Bank is typically the date of the approval by the Board or the second business day following the date on which any material information has been publicly disclosed, whichever is later. The price by which the value of equity-based awards is measured is the closing price of Peoples common shares on The Nasdaq Global Select Market® on the grant date.
Deferred Compensation Plan for Directors
Peoples maintains the Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”). Voluntary participation in the Deferred Compensation Plan for Directors allows a non-employee director of Peoples or of any of our subsidiaries to defer all or part of the compensation (including compensation in the form of common shares), and the federal income tax thereon, received for services provided as a director of Peoples or of one of our subsidiaries. Since 1998, directors participating in the Deferred Compensation Plan for Directors have been permitted to allocate their deferrals within their respective bookkeeping accounts under the Deferred Compensation Plan for Directors between a cash account and a stock account. Deferrals with respect to compensation in the form of common shares are automatically deferred to the stock account. The cash account earns interest equal to Peoples Bank’s three-year certificate of deposit interest rate. The stock account receives allocations to a bookkeeping account of Peoples common shares on the first business day of each calendar quarter based upon the cash portion of amounts deferred during the previous calendar quarter and the fair market value of Peoples common shares on the allocation date and is credited with subsequent cash dividends on the common shares previously allocated to the stock account (which will be similarly credited to the bookkeeping account as Peoples common shares). If a participant fails to make an election, 100% of the participant’s deferrals will be allocated to the cash account. The only right a participant in the Deferred Compensation Plan for Directors has with respect to his or her cash account and/or stock account is to receive distributions upon termination of service as a director. Distribution of the deferred amounts is made in a lump sum or substantially equal annual installments over a period of up to five years, at the election of the director, beginning on the first business day of the calendar month following the earlier of the director’s death or separation from service as a director. For a director who is also a “specified employee” for purpose of Section 409A on the date of the director’s separation from service, the distribution will be delayed until the first business day of the seventh month following the date of separation of service. The stock account is distributed only in common shares of Peoples, and the cash account is distributed only in cash.
All Other Compensation
The non-employee directors are eligible to participate, at their own cost, in the medical and dental insurance plans maintained by Peoples for employees. In addition, the non-employee directors automatically receive a group term life insurance benefit, the premiums for which are paid by Peoples. This benefit is also provided for directors after their retirement from Peoples. The maximum benefit under the group term life insurance is $50,000 for directors age 65 or younger. The maximum benefit decreases by a percentage for each year beyond age 65 until it reaches a maximum payout of $5,000 at age 90.
During 2016, the Board approved the purchase of split-dollar bank-owned life insurance (“BOLI”), and all of the directors serving at the time were offered the opportunity to participate in this benefit. Those directors who elected to participate each receive, at no cost to the director, a $50,000 life insurance death benefit while serving as a director of Peoples and a $25,000 life insurance death benefit after retiring from service as a director of Peoples. As the owner of the policies, Peoples can elect to terminate this coverage at any time. Directors who joined the Board after the 2016 approval of the purchase of BOLI do not participate in this benefit. During 2022, the Board approved the purchase of additional BOLI, but directors were not provided the opportunity to participate in the 2022 BOLI purchase.

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Stock Ownership Guidelines
Peoples’ Corporate Governance Guidelines require that directors establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director’s personal financial circumstances. However, within five years after the date of his or her election to the Board, each director must own common shares of Peoples having a market value equal to at least three times the annual base director retainer.
Under Peoples’ Insider Trading Policy, all directors, officers and employees of Peoples and any of our subsidiaries are prohibited from holding Peoples’ securities in a margin account or otherwise pledging Peoples’ securities as collateral for a loan or other financial obligation. Such individuals are also prohibited from engaging in short sales, publicly-traded options, and hedging or monetization transactions involving Peoples’ securities through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.
Director Compensation for 2024
Compensation paid to directors for service during the 2024 fiscal year as directors of Peoples and Peoples Bank is summarized below.

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Tara M. Abraham (6)	$14,889	$14,739	—	—		$37,520	$51	$67,199
S. Craig Beam	$54,500	$46,250	—	—		—	$36	$100,786
David F. Dierker	$58,750	$46,250	—	—		$32,483	$72	$137,555
W. Glenn Hogan	$46,250	$46,250	—	—		—	—	$92,500
James S. Huggins (7)	$17,279	$14,739	—	—		$16,833	$51	$48,902
Brooke W. James	$54,500	$46,250	—	—		—	$72	$100,822
Susan D. Rector	$97,000	$46,250	—	—		$30,032	$72	$173,354
Kevin R. Reeves	$46,250	$46,250	—	—	$—	—	—	$92,500
Carol A. Schneeberger	$46,892	$46,250	—	—		—	$72	$93,214
Frances A. Skinner	$46,250	$46,250	—	—		$14,326	$72	$106,898
Dwight E. Smith	$52,110	$46,250	—	—		—	—	$98,360
Michael N. Vittorio	$46,250	$46,250	—	—		—	—	$92,500
(1)Tyler J. Wilcox, who currently serves as President and Chief Executive Officer of both Peoples and Peoples Bank and Charles W. Sulerzyski, who previously served as President and Chief Executive Officer of both Peoples and Peoples Bank until his retirement effective March 31, 2024, are not included in this table. Messrs. Wilcox and Sulerzyski received no compensation in their capacities as directors of Peoples and Peoples Bank. The compensation received by each of Messrs. Sulerzyski and Wilcox as an executive officer of Peoples and of Peoples Bank is shown in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement.
(2)Pursuant to the 2024 compensation structure for directors, the portion of quarterly retainer and travel fees earned or paid in cash is detailed in column (b). The amount reported represents the aggregate cash quarterly retainers and travel fees earned by each director for 2024. Included in the amounts reported are voluntary elective deferrals of retainer made by participating directors pursuant to the Deferred Compensation Plan for Directors. The cash portions of the retainers deferred by participating directors for 2024 were: $14,739 for Ms. Abraham; $96,250 for Ms. Rector; and $46,250 for Ms. Skinner. All directors identified in this table are non-employee directors of both Peoples and Peoples Bank and were compensated through retainers paid quarterly for their service to both boards.
(3)Pursuant to the 2024 compensation structure for directors, the portion of quarterly retainers paid in unrestricted common shares is detailed in column (c). The amount reported represents the sum of the grant date fair values at the time of payment of the unrestricted common shares delivered to the director as the equity portion of the quarterly retainers for services rendered as a director of Peoples and of Peoples Bank. The grant date fair value related to each issuance of common shares

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represented the closing price of Peoples common shares on The Nasdaq Global Select Market® on the date of issuance multiplied by the number of common shares issued. Included in the amounts reported are voluntary elective deferrals of the equity portions of their retainers made by participating directors pursuant to the Deferred Compensation Plan for Directors. The equity portions of the retainers deferred by participating directors for 2024 were: $14,739 for Ms. Abraham; $8,505 for Mr. Huggins; $46,250 for Ms. Rector; and $46,250 for Ms. Skinner. All directors identified in this table are non-employee directors of both Peoples and Peoples Bank and were compensated through retainers paid quarterly for their service to both boards.
(4)The amount reported represents 2024 earnings, which are not "above market" for the purposes of applicable SEC rules, on each participating director’s bookkeeping account under the Deferred Compensation Plan for Directors.
(5)The amount reported represents the amount of Peoples’ 2024 annual premium payment for group term life insurance covering each of the directors who participated in this benefit.
(6)Tara M. Abraham retired as a director from Peoples and Peoples Bank on April 25, 2024.
(7)James S. Huggins retired as a director from Peoples and Peoples Bank on April 25, 2024.
EXECUTIVE OFFICERS
The following individuals serve as the executive officers of Peoples as of the date of this Proxy Statement. Each executive officer is elected annually and serves at the pleasure of the Board. The age of each executive officer as of the date of this Proxy Statement, the positions presently held by each executive officer with Peoples and our principal subsidiaries, and each executive officer’s individual business experience are set forth below.

Name	Age	Position

Tyler J. Wilcox	46	President and Chief Executive Officer
Kathryn M. Bailey	42	Executive Vice President, Chief Financial Officer and Treasurer
Mark J. Augenstein	51	Executive Vice President, Operations
Hugh J. Donlon	61	Executive Vice President, Community Banking
Jason M. Eakle	42	Executive Vice President, Chief Credit Officer
Matthew M. Edgell	42	Executive Vice President, Chief of Staff
M. Ryan Kirkham	50	Executive Vice President, General Counsel and Corporate Secretary
Matthew J. Macia	56	Executive Vice President, Chief Risk Officer
Douglas V. Wyatt	63	Executive Vice President, Chief Commercial Banking Officer
Mr. Wilcox serves as President and Chief Executive Officer of both Peoples and Peoples Bank, positions he has held since April 2024. Mr. Wilcox has served as a member of the boards of directors of Peoples and Peoples Bank since April 2024; as a member of the Board of Managers of Peoples Insurance Agency, LLC since October 2020; as a member of the Board of Managers of Vantage Financial, LLC since March 2022; and as a member of the board of directors of Peoples Bank Foundation, Inc. since April 2024. Mr. Wilcox served as Senior Executive Vice President, Chief Operating Officer, of both Peoples and Peoples Bank, from July 2023 to March 2024. From October 2020 to June 2023, he served as Executive Vice President, Community Banking, of Peoples and Peoples Bank. From January 2019 to September 2020, he served as Executive Vice President, Regional President, of Peoples Bank’s South Region, and as President of Peoples Insurance Agency from October 2015 to December 2018. He served as Peoples Bank’s Senior Vice President, Director of Human Resources from April 2012 to October 2015, and as Peoples Bank’s Vice President, Director of Compensation and Benefits, from November 2011 to April 2012. Mr. Wilcox joined Peoples Bank in August 2008 as Associate Counsel, and served in that role until November 2011. Mr. Wilcox practiced law as an Assistant City Attorney for the City of Columbus, Ohio from January 2005 until August 2008.

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Ms. Bailey serves as Executive Vice President, Chief Financial Officer and Treasurer of both Peoples and Peoples Bank, positions she has held since October 2020. Ms. Bailey serves as a member of the Board of Managers and Treasurer of Peoples Insurance Agency, LLC, positions she has held since October 2020. Ms. Bailey has served as a member of the Board of Managers of Vantage Financial, LLC since March 2022. Ms. Bailey also serves as a Director and Vice President of Peoples Bank Foundation, Inc., which she undertook in October 2018, and as a Director of Peoples Investment Company from April 2018 to August 2023. She joined Peoples in May 2011 as SEC Reporting Manager for Peoples Bank, a position she held until June 2012 when she was promoted by Peoples to Controller and Vice President, Controller for Peoples Bank. She was further promoted to Senior Vice President, Controller for Peoples Bank in October 2015, and to Senior Vice President, Director of Finance for Peoples Bank and Director of Finance for Peoples in January 2019. Prior to joining Peoples, Ms. Bailey worked for PricewaterhouseCoopers LLP, in Cleveland, Ohio from September 2006 to May 2011. Ms. Bailey is a Certified Public Accountant.
Mr. Augenstein serves as Executive Vice President, Operations of both Peoples and Peoples Bank, positions he has held since October 2020. From July 2012 to September 2020, Mr. Augenstein served as Senior Vice President, Operations for Peoples Bank. From May 2007 to June 2012, he served as Vice President, Operations for Peoples Bank. Mr. Augenstein has been employed by Peoples Bank since September 2001.
Mr. Donlon serves as Executive Vice President, Community Banking, of both Peoples and Peoples Bank, positions he has held since September 2023. Prior to joining Peoples, Mr. Donlon served as Executive Vice President, Chief Lending Officer, for Alma Bank in New York, New York from 2021 until August 2023; as Managing Member of consulting firm Blue Sky Partners, LLC, in Basking Ridge, New Jersey from 2018 to 2020; as Senior Executive Vice President, Chief Lending Officer, with Astoria Bank, Lake Success, New York from 2014 to 2017; and as Region President, Eastern Division, for Key Bank, N.A., Albany, New York, from 2008 to 2014. From 1985 to 2008, Mr. Donlon served in various roles with Citibank, N.A., New York, New York, including Managing Director of U.S. Business Banking.
Mr. Eakle serves as Executive Vice President, Chief Credit Officer of both Peoples and Peoples Bank, positions he has held since April 2020. From August 2016 until March 2020, he served as Senior Vice President, Senior Commercial Underwriter of Peoples Bank, managing the commercial credit underwriting function. From 2009 to August 2016, Mr. Eakle held progressively more responsible positions with Peoples Bank, including Vice President, Commercial Credit Portfolio Manager, a position he held from January 2015 to August 2016. Prior to joining Peoples, Mr. Eakle worked for Eramet Marietta, Inc, a large multinational mining and metallurgy company in Marietta, Ohio.
Mr. Edgell serves as Executive Vice President, Chief of Staff, of both Peoples and Peoples Bank, positions he has held since January 2023. Mr. Edgell has also served as a Director and as President and Treasurer of Peoples Investment Company since 2016, and also served as Treasurer from 2021 to 2023. From October 2020 until December 2022, Mr. Edgell served as Senior Vice President, Director of Finance, of Peoples Bank, managing the treasury team. From August 2018 to September 2020, Mr. Edgell served as Senior Vice President, Credit Administration Officer, of Peoples Bank. From October 2015 to July 2018, Mr. Edgell served as Senior Vice President, Director of Human Resources, of Peoples Bank. From September 2010 to September 2015, Mr. Edgell served as Senior Vice President, Director of Treasury, of Peoples Bank. From December 2008 to September 2010, Mr. Edgell served as a Treasury Analyst with Peoples Bank. From September 2006 to December 2008, Mr. Edgell served as a Professional Development Associate with Peoples Bank. Prior to joining Peoples, Mr. Edgell was an Infantry Rifleman with the United States Marine Corps from 2000 to 2004.
Mr. Kirkham serves as Executive Vice President, General Counsel, of both Peoples and Peoples Bank, positions he has held since January 2019. Mr. Kirkham has also served as Corporate Secretary of Peoples since November 2011, Secretary of Peoples Insurance Agency, LLC since December 2011, Secretary of Peoples Bank Foundation, Inc. since October 2013, a Director and Secretary of Peoples Investment Company since April 2018 and Secretary of Vantage Financial, LLC, since March 2022. Mr. Kirkham served as General Counsel of Peoples from January 2015 to January 2019 and as Corporate Counsel for Peoples from November 2011 to January 2015. He served as Senior Vice President, General Counsel of Peoples Bank from January 2015 to January 2019, and as Senior Vice President, Corporate Counsel of Peoples Bank from January 2013 to January 2015. From November 2011 to January 2013, Mr. Kirkham served as Vice President, Corporate Counsel, of Peoples Bank. Mr. Kirkham joined Peoples Bank as Associate Counsel in June 2010, and served in that role until November 2011. Prior to joining Peoples, Mr. Kirkham practiced law with the law firm Strauss & Troy LPA, from 2005 to 2008, and with the law firm Graydon Head & Ritchey LLP from 2008 to 2010, each in Cincinnati, Ohio. From 1996 to 2005, Mr. Kirkham worked for First Financial Bank in Hamilton, Ohio.

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Mr. Macia serves as Executive Vice President, Chief Risk Officer, of both Peoples and Peoples Bank, positions he has held since August 2024. Prior to joining Peoples, Mr. Macia served as Senior Director, Head of Financial, Model and Investment Risk, at Edward Jones in St. Louis, Missouri, from 2022 to 2023; as Executive Vice President, Chief Risk Officer, at Bank of the Sierra in Fresno, California, from 2019 to 2021; as Bank Chief Risk Officer, Senior Managing Director at TIAA Bank in Charlotte, North Carolina, from 2014 to 2019; and as Senior Vice President, Deposit and Small Business Lending Risk Executive, at Bank of America in Charlotte, North Carolina from 2012 to 2014. From 2003 to 2012, Mr. Macia served in various roles with Wachovia Bank and Wells Fargo.
Mr. Wyatt serves as Executive Vice President, Chief Commercial Banking Officer of both Peoples and Peoples Bank, positions he has held since April 2017. From April 2016 until April 2017, Mr. Wyatt served as Executive Vice President, Commercial Banking of Peoples Bank, where he led Peoples Bank’s commercial line of business efforts in the central and southeastern portions of Ohio, as well as in West Virginia and Kentucky. Mr. Wyatt has also served as a member of the Board of Managers of Vantage Financial, LLC since March 2022. Prior to joining Peoples, Mr. Wyatt worked for Fifth Third Bank in Cincinnati, Ohio from 2005 to April 2016. Mr. Wyatt served at Fifth Third Bank as Executive Vice President, Senior Commercial Banker, from 2006 to 2016, and as Vice President, Commercial Banking Division, from 2005 to 2006. Prior to 2006, Mr. Wyatt worked for 16 years at U.S. Bank, National Association, in Cincinnati, Ohio, serving in various roles including but not limited to President of the Central Ohio region and leader of Commercial Banking for Central Ohio.
None of the executive officers of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.
PROPOSAL NUMBER 2: VOTE ON ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Peoples’ shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the shareholders of Peoples Bancorp Inc. (“Peoples”) approve, on an advisory basis, the compensation of Peoples’ named executive officers as disclosed in Peoples’ Proxy Statement for its 2024 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS”, the section captioned “SUMMARY COMPENSATION TABLE FOR 2024”, and the related executive compensation tables, notes and narratives.”
The Board believes that Peoples’ compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation and incentives paid to Peoples’ named executive officers with Peoples’ short-term goals and long-term success, and that such compensation and incentives are designed to attract, retain and motivate Peoples’ key executives who are directly responsible for Peoples’ continued success. The Board believes that Peoples’ compensation policies and practices do not threaten the value of Peoples or the investments of our shareholders, or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. The Board further believes that Peoples’ culture focuses executives on sound risk management and appropriately rewards executives for performance. The Board also believes that Peoples’ compensation policies and procedures are reasonable in comparison both to Peoples’ peer financial services holding companies and to Peoples’ performance during the 2024 fiscal year.
Similar “Say on Pay” proposals were approved by a significant majority of the common shares voted at each of Peoples’ last 16 annual meetings of shareholders.
Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of Peoples’ named executive officers in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement.
The vote on the advisory resolution relates to the compensation of Peoples’ named executive officers as a whole. Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Board or the Compensation Committee with respect to future executive compensation decisions, including those relating to Peoples’ named

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executive officers, or otherwise; (ii) overrule any decision made by the Board or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Board or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the vote when considering future executive compensation arrangements. The current policy of the Board is to include an advisory resolution regarding approval of the compensation of Peoples’ named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the compensation of Peoples’ named executive officers will occur at the 2026 Annual Meeting.
Recommendation and Vote Required

THE COMPENSATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PEOPLES’ NAMED EXECUTIVE OFFICERS.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Peoples’ named executive officers as disclosed in this Proxy Statement. Except in the case of broker non-votes, a proxy received by Peoples and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding, advisory resolution unless otherwise instructed by the shareholder. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary of 2024 Fiscal Year Performance and Compensation
The Compensation Committee has responsibility for establishing, implementing and continually monitoring our executive compensation program. In particular, the Compensation Committee determines the compensation of our named executive officers (“NEOs”), which included our current and former CEO, our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers at the end of 2024. The NEOs for 2024 were:
•Tyler J. Wilcox, President and CEO. Mr. Wilcox assumed this position effective April 1, 2024.
•Charles W. Sulerzyski, former President and CEO. Mr. Sulerzyski retired from this position effective March 31, 2024.
•Kathryn M. Bailey, Executive Vice President, Chief Financial Officer and Treasurer
•Hugh J. Donlon, Executive Vice President, Community Banking
•Douglas V. Wyatt, Executive Vice President, Chief Commercial Banking Officer
•M. Ryan Kirkham, Executive Vice President, General Counsel and Corporate Secretary
The Compensation Committee strives to ensure that the total compensation paid to the NEOs is reasonable, competitive and aligned with the best interests of our shareholders without encouraging excessive risk-taking.
2024 Business Highlights
2024 was a year of change and growth for Peoples. Change occurred when our now former CEO, Mr. Sulerzyski, retired on March 31, 2024, after 13 years of leadership that saw us experience tremendous growth. Mr. Sulerzyski was succeeded by Mr. Wilcox, a 16-year veteran of Peoples, who, on April 1, 2024, assumed the position of CEO pursuant to the Board's CEO succession plan.

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In terms of growth, we earned net income of $117.2 million in 2024 versus $113.4 million in 2023, making 2024 the third consecutive year of record net income for Peoples. This equated to earnings per diluted common share of $3.31 for 2024, which was relatively flat compared to 2023. In addition, we continued making investments in people and technology, such as our new customer relationship management software from Salesforce, that will be the foundation for continued growth for years to come.
Below is a list of other notable accomplishments for 2024:
•Net interest income grew 3% to $348.7 million.
•Net interest margin held strong at 4.21%.
•Total non-interest income, excluding gains and losses, increased $9.1 million, or 10%.
•Period-end total loan and lease balances increased $198.8 million, and period-end deposit balances increased $487.3 million.
•Book value per common share and tangible book value per common share, which excludes goodwill and other intangible assets, increased to $31.26 and $19.94, respectively, compared to $29.83 and $18.16, respectively, at December 31, 2023.
•Our efficiency ratio (defined below) improved to 58.0% for 2024, compared to 58.7% for 2023.
Lastly, our continued growth in 2024 allowed us to declare a quarterly cash dividend per common share of $0.40 during the second, third, and fourth quarters of 2024 and during the first quarter of 2025, compared to a quarterly cash dividend per common share of $0.39 during the previous four quarters.
Goals for 2024 Incentive Awards
The performance goals for the incentive awards based on 2024 performance were designed so that the target level of awards would be paid if we met our budgetary and related financial goals. With respect to two of our traditional performance metrics, return on average assets and diluted earnings per share, we decided for 2024 to continue to use pre-tax/pre-provision earnings, which are earnings (net income) excluding income tax expense and the provision for credit losses and excluding all gains and losses. Use of pre-tax/pre-provision earnings removes the volatility that the current expected credit losses ("CECL") accounting standard can produce with more traditional approaches to calculating these metrics. We began using this approach to our key incentive metrics in 2020. Because pre-tax/pre-provision earnings do not capture credit losses, we also included the performance metric of net charge-offs as a percent of average total loans. The efficiency ratio is a key financial measure used to monitor expense management. It is calculated as total non-interest expense (less amortization of other intangible assets) as a percentage of fully-tax equivalent net interest income plus total non-interest income excluding all gains and losses. The following table summarizes our 2024 performance goals compared to our 2024 and 2023 actual (unadjusted) results.

	2023	2024	2024
Metric	Result	Target	Result
Pre-Tax/Pre-Provision Return on Average Assets	2.01%	2.04%	1.95%
Efficiency Ratio	58.68%	57.32%	57.97%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	$5.06	$5.17	$5.03
Net Charge-Offs as a Percent of Average Total Loans	0.15%	0.20%	0.37%
Our performance goals for 2024 relative to 2023 actual results reflected our expectation that business operations and results would continue to normalize following Peoples' acquisition of Limestone Bancorp, Inc. in 2023. They also reflected our planned investments in technology initiatives, such as our implementation of new customer relationship management software from Salesforce, the conversion of automated teller machines to interactive teller machines, and the acquisition of governance, risk and compliance software as we prepare to cross the $10 billion asset-size threshold. Consequently, the 2024 targets for the pre-tax/pre-provision return on average assets, pre-tax/pre-provision diluted earnings per common share and the efficiency ratio were set at levels modestly better than 2023 actual results. The 2024 target for net charge-offs as a percent of average total loans was set at a slightly higher level (worse) than the 2023 actual result in anticipation of a return to a level more in line with the historical norm.

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2024 Actual Results vs. Performance Goals
In determining whether the specific 2024 performance goals were met, the Compensation Committee exercised its discretion to exclude from actual results in determining the level of achievement with respect to the performance goals, $169,000 of pre-tax acquisition-related expenses incurred in 2024 related to mergers and acquisitions. This practice is consistent with the approach the Compensation Committee has taken in prior years regarding mergers and acquisitions.
The Compensation Committee believes that the adjusted results reflect our core financial performance and that the adjustments were appropriate given the Compensation Committee’s desire not to penalize management for making appropriate strategic decisions, including appropriate mergers and acquisitions. The following table provides a comparison of our 2024 adjusted results versus our 2024 performance goals:

	2024			2024 Adjusted
Metric	Threshold	Target	Maximum	Result
Pre-Tax/Pre-Provision Return on Average Assets	1.63%	2.04%	2.45%	1.95%
Efficiency Ratio	59.04%	57.32%	55.60%	57.93%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	$4.14	$5.17	$6.20	$5.03
Net Charge-Offs as a Percent of Average Total Loans	0.30%	0.20%	0.15%	0.37%
Highlights of 2024 adjusted results versus 2024 performance goals follow:
•We achieved between threshold and target levels of performance for three of the four corporate performance metrics applicable to our incentive awards and failed to achieve the threshold result for the remaining corporate performance metric.
•Our adjusted pre-tax/pre-provision return on average assets was just nine basis points short of the target level and 32 basis points better than the threshold level.
•Our adjusted efficiency ratio was 61 basis points short of the target level and 111 basis points better than the threshold level.
•Our adjusted pre-tax/pre-provision diluted earnings per common share was $0.14 short of the target level and $0.89 better than the threshold level.
•Our net charge-offs as a percent of average total loans was worse than the threshold level.
•Our NEOs achieved, to varying degrees, their respective individual performance objectives.
Overall, we believe our performance supported incentive awards under our annual cash and equity-based incentive programs that were greater than threshold but less than target award opportunities. We believe our solid financial performance and the investments we made in 2024 position us well for growth in 2025 and will ultimately drive increased shareholder value over the long term.
2024 Compensation Actions
Our compensation philosophy is designed to provide incentives and recognition for Peoples’ execution of a strategy that increases shareholder value over the long term. Accordingly, and by design, the executive compensation received by the NEOs for 2024 generally reflected the achievement of results between threshold and target levels of performance for the year.
A summary of our key 2024 compensation actions follows:
•Mr. Wilcox's total direct compensation for 2024 performance was $1,194,195. Although Mr. Wilcox did not assume the position of CEO until April 1, 2024, serving as Senior Executive Vice President, Chief Operating Officer, in 2024 prior to such date, the Compensation Committee increased his base salary from $500,000 to $600,000 and set his incentive payout potentials at the CEO levels effective January 1, 2024. This was in recognition of the increased responsibilities Mr. Wilcox assumed as part of Peoples' planned CEO transition. Annual cash incentive and equity-based awards comprised 49.8% of Mr. Wilcox’s total direct compensation

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for 2024. Total direct compensation is comprised of base salary and any cash and equity-based incentive payments earned for a given year’s performance.
•Cash incentive payments were awarded to the NEOs (with the exception of Mr. Sulerzyski, who retired from Peoples effective March 31, 2024, and did not participate in the 2024 incentive program) based on the 2024 results of achieving between the threshold and target levels of performance for three of the four corporate performance metrics, but failing to achieve the threshold level for the remaining corporate performance metric. Awards were also based on the NEOs achieving, to varying degrees, their respective individual performance objectives. The total cash incentive payout to Mr. Wilcox was 76% of target for 2024.
•Equity-based incentive payments were awarded to the NEOs (with the exception of Mr. Sulerzyski) from a pool created using 2024 results based on achieving the levels of performance described above.
•The Compensation Committee approved the Consulting Agreement with Mr. Sulerzyski as further described on page 62.
Notable Pay Practices
We believe our compensation programs and philosophy are appropriately designed to reward performance, protect the interests of our shareholders and provide appropriate incentives to executive management, while not encouraging excessive risk-taking. We believe in tying compensation to the results achieved. Below is an overview of our pay practices, which reflect these beliefs:
•We target market median pay levels, and we consider peer and market data in setting pay.
•We link pay to achieving financial performance objectives.
•We require a minimum level of corporate performance before any incentive compensation is paid to the NEOs (sometimes referred to as a circuit breaker or knockout), and we cap incentive payouts at what we believe are appropriately demanding levels of performance.
•We have a stock holding requirement with respect to equity-based compensation awarded to the NEOs, which requires that they hold at least 50% of their restricted common shares (net of common shares surrendered for tax withholding) after vesting for so long as they remain employed by Peoples.
•We have an executive incentive compensation clawback policy to ensure that incentive compensation paid to our NEOs is based on accurate financial data.
•A double trigger (i.e., both a change in control and a termination of employment) is required for payment under our change in control agreements with our NEOs.
•We prohibit our NEOs from hedging or pledging their Peoples common shares, and we require that they obtain pre-clearance before trading in Peoples common shares.
•We conduct an annual risk assessment of our compensation programs.
•We hold an annual shareholder advisory “say-on-pay” vote.
•We engage an independent compensation advisor and annually review the compensation advisor’s independence.
•Our Compensation Committee is comprised entirely of independent directors.
Additional information about our annual results and our compensation decisions follows. We believe this information provides guidance on how our decisions, established programs and corporate results came together in the compensation decisions made by the Compensation Committee.

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Total Shareholder Return
The value we return to our shareholders is an important component of our compensation philosophy. Peoples’ corporate performance is benchmarked against a variety of metrics in order to provide a view of the more specific performance components that combine to drive the total annual return for our shareholders. Long-term growth in total shareholder return is a tenet of our compensation strategy, as a large portion of our NEOs’ compensation is paid in the form of restricted common shares, the amount of which is based on annual performance and the ultimate value of which is tied to the market price of our common shares.
Pay for Performance
The Compensation Committee and management of Peoples believe that our executive compensation programs are appropriately designed to incentivize sound and fundamental growth and profitability of Peoples, which will lead to improved returns to our shareholders. In years where we achieve our strategic goals and where actual performance meets or exceeds performance goals, compensation in the form of incentive payouts increase. When we do not meet the expectations and goals we set as a company, incentive payouts are reduced or not made at all, reflecting the design of our incentive awards.
The table below shows incentive compensation payouts for the NEOs based upon 2023 and 2024 results. Performance for 2023 and 2024 was consistent with the objectives of our strategic plan, and, therefore, incentive compensation was paid to the NEOs for 2023 and 2024 results. Incentive compensation paid for 2023 generally reflected Peoples’ performance between target and maximum levels of performance. Incentive compensation paid for 2024 generally reflected Peoples' performance between threshold and target levels of performance.

Name	2023 Cash Incentive as % of 2023 Base Salary (1)	2024 Cash Incentive as % of 2024 Base Salary (2)	2023 Equity- Based Incentive as % of 2023 Base Salary (3)	2024 Equity- Based Incentive as % of 2024 Base Salary (4)
Tyler J. Wilcox	39.0%	55.8%	35.6%	43.2%
Charles W. Sulerzyski (5)	83.5%	—	79.0%	—
Kathryn M. Bailey	45.4%	32.3%	35.4%	27.8%
Hugh J. Donlon (6)	—	40.0%	—	32.0%
M. Ryan Kirkham	45.5%	41.4%	34.7%	24.0%
Douglas V. Wyatt	42.4%	37.1%	38.4%	27.1%
(1)Amounts in this column reflect the percentage of 2023 base salary represented by cash incentive payments earned for 2023 performance and paid in 2024. Each percentage is based upon the actual base salary earned in 2023. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2023, in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement.
(2)Amounts in this column reflect the percentage of 2024 base salary represented by cash incentive payments earned for 2024 performance and paid in 2025. Each percentage is based upon the actual base salary earned in 2024. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2024, in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement. Mr. Wilcox's cash incentive as a percentage of his 2024 base salary reflects the fact that his cash incentive payout potential was set at the CEO level for 2024.
(3)Amounts in this column reflect the percentage of 2023 base salary represented by awards of restricted common shares (valued using The Nasdaq Global Select Market® closing price of Peoples common shares on the grant date) which were granted in 2024 for 2023 performance. Base salary is reported in the “Salary” column and the restricted common share awards are reported in the "Stock Awards" column, in each case for 2023, in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement. Mr. Wilcox equity-based incentive as a percentage of his 2024 base salary reflects the fact that his equity-based incentive payout potential was set at the CEO level for 2024.
(4)Amounts in this column reflect the percentage of 2024 base salary represented by awards of restricted common shares (valued using The Nasdaq Global Select Market® closing price of Peoples common shares on the grant date) which were granted in 2025 for 2024 performance. Base salary is reported in the “Salary” column and the restricted common share awards are

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reported in the "Stock Awards" column, in each case for 2024, in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement.
(5)Mr. Sulerzyski did not participate in the 2024 incentive program.
(6)Mr. Donlon did not participate in the 2023 incentive program.
Pay for Performance – Realizable Pay Analysis
In assessing the alignment between pay and performance as part of its evaluation of the design and effectiveness of Peoples' executive compensation program, the Compensation Committee engaged its compensation consultant, Pay Governance, to analyze the realizable pay of Peoples' CEO and Peoples' total shareholder return ("TSR") relative to the realizable pay of the CEO and the total shareholder returns of members of the Peer Group (as defined on page 52) for the three-year period ended December 31, 2023. Realizable pay for Peoples' CEO and peer CEOs was determined by adding: (1) aggregate base salary over the three-year period; (2) total annual cash incentives earned over the three-year period; (3) the vesting date value (as opposed to the grant date fair value disclosed in the Summary Compensation Table) of time-based long-term incentive awards granted during the three-year period (different from Peoples' stock awards which are tied to performance requirements during the vesting period); (4) any gains realized on the exercise of options granted during the three-year period (recognizing that Peoples did not award options but some members of the Peer Group did award options) and (5) the vesting date value of any performance-based long-term incentive awards granted and earned in the three-year period. In addition, realizable pay included the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on Peoples' common share price as of December 31, 2023. Pay Governance used the same approach to calculate the realizable pay of the CEOs for members of the Peer Group. This enabled the Compensation Committee to compare the realizable pay of Peoples' CEO with the realizable pay of the CEOs of members of the Peer Group. Because realizable pay relies on information reported in the proxy statements of the members of the Peer Group, the latest year for which realizable pay could be calculated was 2023.

The Compensation Committee also examined Peoples' total shareholder return relative to members of the Peer Group. This reflects the Compensation Committee's goal for the compensation program - to drive the creation of long-term value for our shareholders. As shown in the graph to the right, the realizable pay for Peoples' CEO for the three-year period ended December 31, 2023, ranked at the 56th percentile when compared to the Peer Group members (the individual members of which are identified as diamonds in the graph). The total shareholder return for Peoples over the three-year period ended December 31, 2023, ranked at the 82nd percentile when compared to the Peer Group members.

CEO PAY-PERFORMANCE ALIGNMENT (2021-23)
Realizable Pay Ranking vs. Total Shareholder Return Ranking
PEBO's Realizable Pay %ile Ranking vs. Peer Group
100%
75%
50%
25%
0%
Alignment
Zone
PEBO
0%
25%
50%
75%
100%
PEBO's TSR %ile Ranking vs. Peer Group

Based on these percentile rankings, both Pay Governance and the Compensation Committee concluded that the relative realizable pay for Peoples' CEO and Peoples' relative performance as measured by total shareholder return were reasonably well aligned for the three-year period examined.
Pay for Performance – Our Key Compensation Decisions
Because we believe in tying compensation to performance, the Compensation Committee made the following decisions regarding the NEOs’ compensation as a result of the performance results for 2024, performance relative to

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our peers and to our goals, and the level of achievement of both annual and long-term goals described below. Additionally, the Compensation Committee considered Peoples’ objectives in attracting, rewarding and retaining talent within the organization and providing incentives to the NEOs to provide leadership in the execution of Peoples’ strategic plan.
•CEO Compensation: Based upon the Compensation Committee’s review of corporate and individual performance and market pay data for the Peer Group, Mr. Wilcox's base salary was increased from $600,000 to $700,000, effective January 1, 2025. The increase was in recognition of Mr. Wilcox's exemplary leadership of Peoples and its employees and the Compensation Committee’s desire for Mr. Wilcox's base salary to move toward the median base salary of similarly-situated officers serving with members of the Peer Group.
For 2024 performance, Mr. Wilcox earned a cash incentive payment of $335,000 (55.8% of his 2024 base salary, between threshold of 16.3% and target of 65.0%) and restricted common shares of Peoples under the equity-based long-term incentive plan with a grant date fair value of $259,195 (43.2% of his 2024 base salary) based on the closing price of Peoples common shares on the grant date. The restricted common shares were granted to Mr. Wilcox on February 11, 2025 (but were based on achievement of 2024 performance goals). They are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and has positive net income for each of the fiscal years comprising the vesting period. In the event the performance criteria are not met in a given year, then the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. Both the cash incentive payment and the restricted common shares grant were determined based on corporate and individual achievement of the threshold level or above with respect to all but one of the performance goals set by the Compensation Committee and the independent members of the full Board.
Mr. Sulerzyski retired from his position as CEO of Peoples effective March 31, 2024, and, therefore, was not eligible for incentive compensation for 2024.

	2025	2024				2023
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive Paid in 2025 for 2024 Performance ($)	Long-Term Incentive Paid in 2025 for 2024 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive Paid in 2024 for 2023 Performance ($)	Long-Term Incentive Paid in 2024 for 2023 Performance ($)	Total Direct Compensation ($)

Tyler J. Wilcox	$700,000	$600,000	$335,000	$259,195	$1,194,195	$450,000	$175,400	$159,982	$785,382
Charles W. Sulerzyski	—	$200,000	—	—	$200,000	$735,000	$614,000	$580,987	$1,929,987
•Other NEO Compensation: Compensation decisions for the other NEOs are summarized in the table below. Based on the Compensation Committee’s review of corporate and individual performance and market pay data for the Peer Group (and for other financial institutions of similar asset size, as described below in the cases of Mr. Wyatt, Mr. Kirkham and Mr. Donlon):
◦Ms. Bailey's base salary was increased from $432,000 to $447,000, effective January 1, 2025;
◦Mr. Wyatt's base salary was increased from $350,000 to $362,000, effective January 1, 2025;
◦Mr. Donlon's base salary was increased from $500,000 to $515,000, effective January 1, 2025; and
◦Mr. Kirkham's base salary was increased from $312,000 to $322,000, effective January 1, 2025.
The base salary of Ms. Bailey as of January 1, 2025, approximates the median base salary of similarly-situated officers serving with members of the Peer Group. The base salaries of the other NEOs as of January 1, 2025, approximate the median base salaries of similarly-situated officers of other financial institutions of similar asset size used in national survey data published by human resource consulting firms. Cash incentive awards were based on achievement of corporate and individual goals at varying levels from threshold to maximum. Restricted common shares were granted to each NEO on February 11, 2025, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and has positive net income for each of the fiscal years comprising the

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vesting period. In the event the performance criteria are not met in a given year, the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third.

	2025	2024				2023
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive and Bonus Paid in 2025 for 2024 Performance ($)	Long-Term Incentive Paid in 2025 for 2024 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive and Bonus Paid in 2024 for 2023 Performance ($)	Long-Term Incentive Paid in 2024 for 2023 Performance ($) (1)	Total Direct Compensation ($)
Kathryn M. Bailey	$447,000	$432,000	$139,500	$119,975	$691,475	$395,000	$179,300	$139,991	$714,291
Hugh J. Donlon	$515,000	$500,000	$199,800	$159,967	$859,767	$162,879	$250,000	—	$412,879
M. Ryan Kirkham	$322,000	$312,000	$129,100	$74,972	$516,072	$300,000	$136,500	$103,974	$540,474
Douglas V. Wyatt	$362,000	$350,000	$130,000	$94,985	$574,985	$325,501	$138,000	$124,998	$588,499
(1)The amounts exclude the special equity awards of $250,000 and $500,000 granted to Ms. Bailey and Mr. Wilcox, respectively, on June 1, 2023, and the special equity award of $200,000 granted to Mr. Donlon on October 2, 2023.
Advisory Vote of Shareholders
The Compensation Committee considered the non-binding advisory vote of shareholders (which approved the compensation of Peoples’ NEOs for the 2023 fiscal year as disclosed in the Proxy Statement for the 2024 Annual Meeting of Shareholders) and focused on continuing to design executive compensation programs intended to meet the best interests of Peoples’ shareholders. Pursuant to the advisory vote in 2024, a total of 20,623,659 common shares were voted in favor of the advisory resolution to approve the NEO compensation for 2023, reflecting an approval rate of 98% of the common shares voted, including abstentions. Considering this level of support, the Compensation Committee decided to generally maintain the structure of Peoples’ executive compensation program for 2024.
The discussion and analysis which follows is intended to provide shareholders with information about the results upon which the Compensation Committee relied in making compensation decisions relative to 2024 performance. The Compensation Committee believes that its actions were consistent with Peoples’ compensation philosophy and objectives, demonstrating that Peoples’ NEOs continue to be incentivized to achieve results in the best interests of our shareholders. The Compensation Committee has determined that Peoples’ compensation policies and practices do not threaten the value of Peoples or the investments of its shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. See the discussion of the Compensation Committee’s review in the section captioned “COMPENSATION COMMITTEE REPORT – Discussion of Risk Review and Assessment,” beginning on page 65 of this Proxy Statement.
Compensation Philosophy and Objectives
The overall philosophy for Peoples is to provide a compensation program that balances market, shareholder and regulatory considerations. In designing our compensation plans, we take into account both the absolute performance of Peoples, as well as relative improvement in the performance of Peoples during any given time period. The current incentive compensation awards are focused on both short-term and long-term goal achievement by Peoples through the use of cash and equity-based compensation in combinations that are driven by both annual and long-term goals and objectives for Peoples and the individual NEOs.
The goal of the compensation program for Peoples’ NEOs is the same as our goal in the operation of Peoples’ business – to create long-term value for our shareholders. In an effort to achieve this goal, we have designed and implemented a compensation program for the NEOs that:
•rewards them for sustained positive financial and operating performance and leadership excellence;
•avoids encouraging them to take excessive or unwarranted risks;
•aligns their interests with those of our shareholders;
•attracts qualified talent; and

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•encourages strong performers to remain with Peoples for long and productive careers.
The elements of our compensation program consist of base salary, cash and equity-based incentive compensation, retirement and other benefits, and perquisites and other personal benefits. We combine the compensation elements for each NEO in a manner we believe optimizes the NEO’s contributions to Peoples and our shareholders, motivates the NEO to attain the business goals set by Peoples, and rewards the NEO for attaining such goals without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.
The primary focus of the Compensation Committee is the compensation for Peoples’ executive officers. The intent is to reward all employees for continuous improvement and identification and implementation of best practices and, specifically, to establish and maintain compensation plans for executive officers to reward those employees for enhancing shareholder value through profitable revenue growth, responsible risk management, extraordinary client service, and a first class workplace. The compensation philosophy established by the Compensation Committee covers the direct forms of compensation and serves as a tool that the full Board and management use to ensure the compensation programs developed are both competitive with respect to officer compensation and reasonable within the marketplace.
•Base Salary: Base salaries for our CEO and CFO are benchmarked at the median of those of similarly-situated officers serving with members of Peoples’ Peer Group. Base salaries of our other NEOs are benchmarked at the median of those of similarly-situated officers serving at other financial institutions of similar asset size used in national survey data published by human resource consulting firms. Based upon individual circumstances, actual base salary levels may be higher or lower than this “market median.” For the purposes of the annual incentive program, and as used herein, “base salary” is defined as the base salary compensation paid during the calendar year.
•Total Cash Compensation: Total cash compensation represents base salary plus any cash incentive payout received for annual performance. The objective is for total cash compensation for our CEO and CFO to be consistent with the market median of that received by similarly-situated officers serving with members of Peoples’ Peer Group for achieving target performance. The objective is for total cash compensation for our other NEOs to be consistent with the market median of that received by similarly-situated officers serving with financial institutions of similar asset size used in national survey data published by human resource consulting firms, for achieving target performance. The objective is for total cash compensation for our NEOs to be at or above the 75th percentile of that received by similarly-situated officers if performance is achieved at a level significantly above target performance. Conversely, if our performance is significantly worse than target, the objective is for total cash compensation for our NEOs to be at or below the 25th percentile of that received by similarly-situated officers.
•Total Direct Compensation: Total direct compensation is comprised of total cash compensation plus the grant date fair value of equity-based awards. The objective is to grant equity-based awards only after performance goals for a fiscal year have been attained. Equity-based awards are granted with a three-year “cliff-vesting period,” which enhances employee retention and reduces the sensitivity to short-term performance. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meets performance criteria for each of the fiscal years comprising the vesting period. In the event the performance criteria are not met in a given year, the common shares as to which restrictions will lapse at the end of the cliff-vesting period are reduced by one-third. The long-term goal for total direct compensation is that the total direct compensation ranking for each NEO, compared to the total direct compensation of the similarly-situated officers, will reflect a percentile similar to that resulting when Peoples’ performance, as measured by common performance measures used by the financial services industry, and especially community banks, is compared to that of the members of the Peer Group, in the case of our CEO and CFO, and of other financial institutions of similar asset size, in the case of our other NEOs. For example, if target performance is achieved at both the individual and the corporate level, it is expected that our CEO's total direct compensation will approximate the market median of CEOs serving with members of the Peer Group and that Peoples’ performance under the common performance measures will generally align with the median performance of members of the Peer Group.

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No specific formula is used to determine the allocation between compensation elements, as decisions regarding individual pay elements and overall target compensation levels are based on market median pay levels. However, the portion of the total direct compensation that could have been earned in the form of cash and equity-based incentives at target levels of performance emphasized Peoples’ focus on pay-for-performance during 2024. At 2024 target levels of performance, 56.5% of Mr. Wilcox’s total direct compensation (split evenly between cash and equity-based incentives), and 41.2% of the other NEOs’ total direct compensation (comprised of 40% cash and 30% equity-based incentives), would have been in the form of performance-based compensation.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all compensation decisions related to the NEOs of Peoples and recommends to the full Board any cash and equity-based compensation for the non-employee directors. Annually, the CEO of Peoples reviews the performance of each NEO (excluding his own) by comparing the results attained to Compensation Committee-approved goals, as well as the overall performance of Peoples as compared to Board-approved corporate performance goals. Both corporate and individual goals are defined for threshold, target and maximum levels of performance. This data forms the basis for the recommendations of the CEO to the Compensation Committee with respect to the compensation of the other NEOs, including base salary adjustments, and payout percentages (relative to base salary) for the annual cash incentive payments and equity-based incentive awards. The Compensation Committee considers the CEO’s recommendations and uses its own discretion to make the final compensation decisions with respect to the NEOs, which may differ from the recommendations of the CEO.
Setting Executive Compensation
The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. The Compensation Committee from time to time engages the services of an independent compensation and benefits consultant in order to ensure that Peoples provides total direct compensation that is performance-based, consistent with Peoples' philosophy and competitive with Peoples' Peer Group, its geographic peers and the financial services industry in general. In 2024, the Compensation Committee engaged Pay Governance to serve in this role. Pay Governance provided market intelligence on industry compensation trends along with views on specific compensation programs. Pay Governance’s lead consultant reports directly to the Chair of the Compensation Committee. The Compensation Committee authorizes Pay Governance’s work. Pay Governance’s lead consultant also interacts with senior leadership of Peoples as needed to complete the work requested by the Compensation Committee. All work completed by Pay Governance was reported to the Compensation Committee. Communications between the Compensation Committee and the compensation consultant may occur through (i) direct conversations between the Chair of the Compensation Committee and the consultant, (ii) communications between the President and CEO, the Chief Human Resources Officer (who serves as the Secretary of the Compensation Committee) and/or the General Counsel and the consultant, or (iii) participation by the consultant in Compensation Committee meetings, including executive sessions with only non-employee directors present.
During 2024, Pay Governance provided information regarding market trends and practices for incentive plan design and executive compensation. At the request of the Compensation Committee, Pay Governance:
(1) provided simulations of the pay and performance tests used by proxy advisory firms to determine their support for Peoples' say-on-pay proposal;
(2) reviewed the reasonableness of Peoples’ Peer Group used for pay benchmarking;
(3) analyzed the realizable pay of Peoples' President and CEO and Peoples' total shareholder return relative to the realizable pay of the CEOs and the total shareholder returns of members of Peoples' Peer Group used for pay benchmarking;
(4) reviewed competitive market data to assess and benchmark the target pay opportunities of the NEOs and their consistency with Peoples’ pay philosophy;
(5) reviewed and made recommendations with respect to Peoples' director compensation program;
(6) provided advice related to Mr. Sulerzyski's consulting agreement;
(7) provided input to the Compensation Committee on the Proxy Statement;

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(8) provided input on changes to the form of equity award agreements given to executive officers; and
(9) attended several of the Compensation Committee’s meetings during the year.
The Compensation Committee determined that the work of Pay Governance in 2024 did not raise any conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including: (1) whether Pay Governance provided any other services to Peoples; (2) the amount of fees received from Peoples by Pay Governance as a percentage of Pay Governance’s total revenue; (3) Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with one or more members of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and Pay Governance or the individual compensation consultants providing services to Peoples.
Peer Group
As used in this Proxy Statement, the term "Peer Group" refers to the list of comparative companies selected by the Compensation Committee at any given time to serve as a market benchmark for evaluating executive pay levels and comparing pay design. The Compensation Committee used the following Peer Group to determine compensation for 2024:

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Peer Group
Peer Group Member	Location	Total Assets ($ Billions) (1)	Ticker Symbol
Atlantic Union Bankshares Corporation	Glen Allen, VA	$24.6	AUB
Wesbanco, Inc.	Wheeling, WV	$18.7	WSBC
First Merchants Corp.	Muncie, IN	$18.3	FRME
First Financial Bancorp	Cincinnati, OH	$18.3	FFBC
TowneBank	Portsmouth, VA	$17.2	TOWN
Community Bank System, Inc.	Onondaga, NY	$16.4	CBU
Northwest Bancshares, Inc.	Warren, PA	$14.4	NWBI
Sandy Spring Bancorp, Inc.	Olney, MD	$14.1	SASR
NBT Bancorp Inc.	Norwich, NY	$13.8	NBTB
First Commonwealth Financial Corporation	Indiana, PA	$11.6	FCF
Eagle Bancorp, Inc.	Bethesda, MD	$11.1	EGBN
Park National Corporation	Newark, OH	$9.8	PRK
S&T Bancorp, Inc.	Indiana, PA	$9.7	STBA
1st Source Corporation	South Bend, IN	$8.9	SRCE
Stock Yards Bancorp, Inc.	Louisville, KY	$8.9	SYBT
Premier Financial Corp	Defiance, OH	$8.6	PFC
Tompkins Financial Corporation	Ithaca, NY	$8.1	TMP
Horizon Bancorp, Inc.	Michigan City, IN	$7.8	HBNC
Lakeland Financial Corporation	Warsaw, IN	$6.7	LKFN
City Holding Company	Charleston, WV	$6.5	CHCO
German American Bancorp, Inc.	Jasper, IN	$6.3	GABC
CNB Financial Corporation	Clearfield, PA	$6.2	CCNE
Community Trust Bancorp, Inc.	Pikeville, KY	$6.2	CTBI
Financial Institutions, Inc.	Warsaw. NY	$6.1	FISI
First Financial Corporation	Terre Haute, IN	$5.5	THFF
Farmers National Banc Corp.	Canfield, OH	$5.1	FMNB
Peer Group Median		$9.3
Peoples Bancorp Inc.	Marietta, OH	$9.3	PEBO
(1) Total assets reported as of December 31, 2024.
The Peer Group used for 2024 compensation was comprised of 26 publicly-traded financial services holding companies with total asset sizes ranging from $5.1 billion to $24.6 billion. Asset sizes are provided based on public information available as of December 31, 2024. The members of the Peer Group are headquartered in Indiana, Kentucky, Maryland, New York, Ohio, Pennsylvania, Virginia and West Virginia and serve markets and/or geographic areas similar to those of Peoples. Financial and operating data were reviewed by the Compensation Committee to ensure that the companies in the Peer Group have similar performance characteristics to those of Peoples. Pay Governance reviewed the Peer Group and indicated that the companies were appropriate for comparison purposes based upon the demographic and performance filters used by the Compensation Committee to make the Peer Group selection, particularly the size and location of each institution in the Peer Group.
The Compensation Committee used the Peer Group data to analyze the overall competitiveness of the compensation of Peoples' CEO and CFO. The Compensation Committee used national survey data of similarly-sized financial institutions published by human resources consulting firms to analyze the overall competitiveness of the compensation of the other NEOs. The analyses were done by comparing (i) the relative ranking of each NEO’s base salary and total direct compensation to the base salary and total direct compensation for similarly-situated officers for threshold, target and maximum levels of performance, and (ii) the level of performance achieved by Peoples compared to members of the Peer Group as defined by common performance measures used by the financial services industry and especially by community banks.

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The institutions in the Peer Group had total assets roughly between one-half to two and one-half times the total asset size of Peoples at the time the Compensation Committee used the Peer Group data to determine compensation for 2024. Overall, Peoples’ asset size approximated that of the median of the Peer Group.
In view of the current economic and financial environment, the Compensation Committee reviewed the design and operation of Peoples’ compensation arrangements for 2024, including the compensation arrangements of Peoples’ NEOs, with Peoples’ senior risk officer. This review included the mix of base salary and performance-based incentive compensation and the performance goals required to be attained for threshold, target and maximum levels of cash and equity-based incentive payments, along with the corresponding payout potentials. The Compensation Committee determined that these arrangements do not provide Peoples' NEOs with the incentive to engage in business activities or other behavior that would materially threaten the value of Peoples or the investment of Peoples’ shareholders.
2024 Executive Compensation Components
For 2024, the principal components of compensation for the NEOs were:
•Base salary;
•Annual cash incentive compensation;
•Long-term equity-based incentive compensation;
•Retirement and other benefits; and
•Perquisites and other personal benefits.
Base Salary
The Compensation Committee believes that base salaries for our CEO and CFO should be competitive with the median of the base salaries of similarly-situated officers of members of the Peer Group, and that the base salaries of our other NEOs should be competitive with the median base salaries of similarly-situated officers of other financial institutions of similar asset size used in national survey data published by human resource consulting firms. Depending on individual experience, job performance and competitive market requirements, the actual base salary for a particular NEO may be higher or lower than the median base salary for the similarly-situated officers (but still typically within plus or minus 10% of the median). Potential individual NEO base salary increases are reviewed annually by the Compensation Committee and are based on (i) the NEO’s overall contribution to Peoples’ performance, (ii) the NEO’s attainment of specific individual business objectives during the preceding year, and (iii) adjustments, if any occur, in the overall responsibilities of the individual.
As noted previously in the section captioned “Executive Summary of 2024 Fiscal Year Performance and Compensation,” (i) based on Peoples’ 2024 financial performance, (ii) based on Peoples’ compensation philosophy and objective of rewarding NEOs for enhancing long-term shareholder value and meeting Peoples’ strategic objectives through their individual contributions, and (iii) based on market pay data of the Peer Group, in the case of Mr. Wilcox and Ms. Bailey, and of other financial institutions of similar asset size used in national survey data published by human resource consulting firms, in the case of the other NEOs:
•Mr. Wilcox's base salary was increased from $600,000 to $700,000, effective January 1, 2025.
•Ms. Bailey's base salary was increased from $432,000 to $447,000, effective January 1, 2025;
•Mr. Wyatt's base salary was increased from $350,000 to $362,000, effective January 1, 2025;
•Mr. Donlon's base salary was increased from $500,000 to $515,000, effective January 1, 2025; and
•Mr. Kirkham's base salary was increased from $312,000 to $322,000, effective January 1, 2025.
These base salaries approximate the median base salaries of similarly-situated officers serving with members of the Peer Group or other financial institutions of similar asset size.

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Cash and Equity-Based Incentive Program
NEOs are eligible to earn additional compensation under the cash and equity-based incentive program. The incentive program was developed to reward performance by providing awards which increase as a percentage of base salary for relatively higher levels of performance and, conversely, by not paying awards if the absolute minimum performance goals are not met. The incentive program is designed to motivate and reward the NEOs for their contributions to business goals that the Compensation Committee believes drive earnings and create shareholder value without encouraging unnecessary and excessive risk-taking.
2024 Incentive Program Design
The 2024 incentive program design was comprised of the annual incentive awards and the long-term incentive program and was unchanged from the incentive program design used by Peoples the past several years, which has been supported by Peoples' shareholders in their annual say-on-pay votes. The annual incentive awards provide for cash awards calculated based upon corporate and individual performance using the annual incentive payout percentages assigned to each participant’s incentive tier. In order to participate in the incentive program for a given fiscal year, the NEO must have been employed by Peoples as of October 1st of the fiscal year and must also be employed by Peoples on either the date of the award, which occurs in February of the year following the fiscal year being measured, or on the last day of the performance measurement period in cases of retirement or termination without cause.
On February 21, 2024, the Compensation Committee approved the individual goals for Peoples’ NEOs, with the exception of Mr. Sulerzyski, who retired on March 31, 2024, and did not participate in the 2024 incentive program. On December 7, 2023, the full Board established the 2024 corporate incentive performance goals. The Board adopted a scorecard approach with four corporate performance components: (1) pre-tax/pre-provision return on average assets; (2) efficiency ratio; (3) pre-tax/pre-provision diluted earnings per common share; and (4) net charge-offs as a percent of average total loans. This approach resembled the one used to determine annual incentive awards since 2020.
The Board set the corporate performance goals for 2024, and the Compensation Committee approved the weighting for each component applicable to each of the NEOs, with the exception of Mr. Sulerzyski, as shown below.
With respect to the 2024 incentive program, the corporate incentive goals for Mr. Wyatt were weighted at 50%, with line of business goals weighted at 25% and individual performance goals weighted at 25%. The corporate incentive goals for Mr. Donlon were weighted at 35%, with line of business goals weighted at 35% and individual performance goals weighted at 30%. This approach held Mr. Wyatt and Mr. Donlon accountable for results that were more immediately within their control and ability to influence. The corporate incentive goals for Mr. Kirkham were weighted at 25% and individual performance goals weighted at 75%. The relatively smaller percentage weighting for corporate incentive goals for Mr. Kirkham reflected his predominantly legal and compliance roles with Peoples. Mr. Wilcox's and Ms. Bailey's corporate incentive goals were weighted at 70% and their individual performance goals were weighted at 30%.

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	Weighting for Mr. Wilcox and Ms. Bailey	Weighting for Mr. Donlon	Weighting for Mr. Kirkham	Weighting for Mr. Wyatt	Threshold	Target	Maximum	2024 Results

Pre-Tax/Pre-Provision Return on Average Assets	14.0%	7.0%	5.0%	10.0%	1.63%	2.04%	2.45%	1.95%
Efficiency Ratio	14.0%	7.0%	5.0%	10.0%	59.04%	57.32%	55.60%	57.93%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	28.0%	14.0%	10.0%	20.0%	$4.14	$5.17	$6.20	$5.03
Net Charge-Offs as a Percent of Average Total Loans	14.0%	7.0%	5.0%	10.0%	0.30%	0.20%	0.15%	0.37%
Line of Business Goals	—	35.0%	—	25.0%	—	—	—	Various
Discretionary (Individual Performance)	30.0%	30.0%	75.0%	25.0%	—	—	—	Varies by NEO
The individual goals were unique to each NEO and consisted of quantitative and qualitative measures. The individual goals were designed to complement Peoples’ corporate goals and strategic plan for 2024, particularly the Board’s goals related to overall growth of Peoples. These individual goals, which are described below, were both quantitative and qualitative in nature and were designed to grow core earnings while managing risk, which is intended, in turn, to promote the long-term interests of Peoples’ shareholders. In addition, goals tied to the attainment of the long-term strategic plan were included in each NEO’s individual performance goals. The Compensation Committee believes that these goals properly incentivized the NEOs to implement and attain the long-term strategic objectives of Peoples, including overall growth and high performance in the key metrics noted in the table above.
The Compensation Committee set an absolute minimum level of corporate performance that had to be achieved in order for the NEOs to potentially receive any payout of annual cash incentives and long-term equity-based incentives for 2024 (sometimes referred to by other institutions as a circuit breaker or knockout factor). The absolute minimum level of corporate performance provided an additional level of protection for our shareholders and was defined as both a minimum level of pre-tax/pre-provision earnings available to common shareholders of $2.59 per common share for the fiscal year and a percentage of nonperforming assets to total assets of 2% or less at the end of the fiscal year, both determined on a US generally accepted accounting principals ("US GAAP") basis. Performance below either of these levels would have resulted in no incentives being awarded for 2024 regardless of the NEOs’ individual performance. We achieved these absolute minimum levels in 2024. Our pre-tax/pre-provision earnings per share (unadjusted) was $5.03, and our percentage of nonperforming assets to total assets was 0.53% for 2024, surpassing the levels required to pay out any incentives for the year.
As noted above, Mr. Wyatt was assigned line of business goals for commercial banking, and Mr. Donlon was assigned line of business goals for community banking. For Mr. Wyatt, these goals consisted of quantitative measures related to commercial business performance, such as pre-tax, pre-provision net income for commercial banking, commercial portfolio loan growth and commercial portfolio asset quality. For Mr. Donlon, these goals consisted of quantitative measures related to community banking performance, such as pre-tax, pre-provision net income for the several business lines comprising the community banking group. The commercial banking line of business and the community banking group generally achieved results that were near target levels of performance with respect to these measures.

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Annual individual performance goals were established for each NEO (with the exception of Mr. Sulerzyski, who did not participate in the 2024 incentive program), the nature of which differed depending upon the NEO’s job responsibilities. The individual performance goals were unique to each NEO and consisted of quantitative and qualitative measures such as:
(i)for Mr. Wilcox, setting, refining and executing the strategic direction of Peoples; hiring, retaining and developing the senior management team; building a client-focused culture; and promoting Peoples externally to shareholders, stock analysts and potential acquisition targets;
(ii)for Ms. Bailey, executing Peoples’ strategic plan, balancing acquisitions and organic growth; making effective and efficient changes related to processes and procedures within the accounting and finance areas; ensuring an appropriate risk and control environment exists in areas of responsibility; articulating appropriate insights and exerting authority to drive organization performance; and engaging with shareholders and stock analysts;
(iii)for Mr. Donlon, establishing clear objectives in each line of business to improve performance; demonstrating improvement in sales results and overall market team performance; integrating specialty finance opportunities into the overall strategy of the Peoples organization; and ensuring integration of all acquired businesses into Peoples and coverage of all lines of business across Peoples' geography;
(iv)for Mr. Wyatt, driving line of business adoption and utilization of Salesforce (customer relationship management software); recruiting, developing and retaining top performers; executing the market team "go wide" strategy by ensuring full commercial participation in growing partner lines of business; and supporting the successful integration and conversion of all newly acquired businesses; and
(v)for Mr. Kirkham, effectively using internal and qualified external resources to meet requirements of business partners; effectively advising business partners regarding identified risks; effectively managing legal spend; developing legal and compliance staff for proficiency and efficiency in their areas of responsibility; developing a roadmap on compliance-related matters, ensuring follow-up and execution; maintaining effective relationships with the Board; contributing to meeting securities law requirements; and providing leadership and advice through all aspects of mergers and acquisitions activities.
The goals assigned to the NEOs were intended to reflect positive results for shareholders while ensuring that the compensation arrangements did not encourage unnecessary and excessive risk-taking that could threaten the value of Peoples. Measurement of these goals was objective and/or subjective in nature, depending upon the respective goal. Payout percentages (expressed as a percentage of base salary) for various levels of performance are reviewed by the Compensation Committee on an annual basis.
2024 Annual Incentive (Cash)
There are three levels of payout potential for cash incentive awards based upon annual performance: threshold, target and maximum, with payouts for results in between these levels based on interpolation. The potential payout for target performance is intended to generally reflect market median cash incentive compensation as a percentage of base salary. The potential payouts for threshold and maximum levels of performance as a percentage of base salary are intended to generally reflect the practices of the Peer Group. The payout potentials for 2024, expressed as a percent of base salary, were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential

Chief Executive Officer	16.3%	65.0%	97.5%
Executive Vice President, Community Banking	12.5%	50.0%	75.0%
Other Executive Officers	10.0%	40.0%	60.0%
The Compensation Committee retained the right to exercise discretion to increase or reduce the size of the payout of annual cash incentives based on the Compensation Committee’s consideration of all relevant facts and circumstances beyond the formulaic result. The Compensation Committee did not exercise this discretion for 2024 annual cash incentives.

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Incentive awards are paid after the results with respect to the corporate performance goals have been determined. As discussed above, no annual cash incentive payments were to be earned by the NEOs if the absolute minimum levels of corporate performance were not achieved.
In addition to the annual cash-based incentives, the Compensation Committee has in the past, and may in the future, award cash-based discretionary bonuses. The Compensation Committee did not award any cash-based discretionary bonuses for 2024.
2024 Long-Term Incentive (Equity)
The long-term incentive program draws from a pool for equity-based awards in the form of restricted common shares created by using corporate results and applying the long-term incentive payout percentages for each participant as described below. The pool is created based solely upon the level of achievement of corporate goals, which determines the percentage applied to the aggregate individual base salaries. No individual performance or business unit factors are used in creating the pool. These corporate goals are the same as those used in determining the annual cash incentive payments. This places an increased emphasis on achieving those objectives, which the Compensation Committee believes will create long-term shareholder value. Threshold, target and maximum payout potentials are used to create the pool and are determined annually by the Compensation Committee. Results falling in between threshold, target and maximum are interpolated. No equity-based incentives are awarded to NEOs if the threshold level of performance and the absolute minimum levels of corporate performance are not achieved. The restricted common shares awarded cannot exceed those in the pool as created by the corporate results and payout percentages. The pool of restricted common shares is distributed among participants by the Compensation Committee based on the Compensation Committee’s subjective determination of the participant’s contribution to Peoples’ future success and attainment of Peoples’ strategic plan. In making its decisions, the Compensation Committee also considers management’s recommendations.
The pool creation potentials for the 2024 long-term incentive program were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential

Chief Executive Officer	13.5%	65.0%	97.5%
Executive Vice President, Community Banking	10.0%	40.0%	70.0%
Other Executive Officers	7.5%	30.0%	50.0%
Equity-based awards, if earned, are granted with a fair market value based on The Nasdaq Global Select Market® closing price of Peoples common shares on the date of the grant. The Compensation Committee approves equity-based grants to the NEOs and other key senior officers. The annual equity-based awards are typically reviewed and approved by the Compensation Committee in January or February. The grant date for the annual equity-based awards is typically on or within a few days of the date of the Compensation Committee meeting at which they are approved. In certain cases, the Compensation Committee approves the use of equity-based grants to new hires or current NEOs as an incentive to attract or retain executive officers or other senior management. In the event of equity-based grants for new hires, the date of grant is typically the first business day of the month following the new employee’s date of hire. Peoples has no intention, plan or practice to select annual grant dates for equity-based awards in coordination with the release of material, non-public information or to time the release of such information because of award dates.
The 2024 long-term incentive program generally requires each NEO to remain employed by Peoples for the full vesting period of the restricted common shares granted, subject to special vesting rules applicable in the event of disability or retirement from Peoples. This arrangement provides a valuable retention tool for the NEOs. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meet the performance criteria of maintaining a well-capitalized status and reporting positive net income for each of the three fiscal years comprising the vesting period. Both events need to occur each year in order for the NEOs to ultimately vest in that portion of an award based on service through the full three-year vesting period. In the event both performance criteria are not met in a given year, the restricted common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. Dividends which would otherwise be received during the restriction period are accrued and paid to the recipient in the same proportion and at the same time that the underlying restricted common shares vest, if at all.

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The following table shows the corporate, line of business and individual performance weightings, as well as the annual cash incentive earned and restricted common shares granted, under the 2024 incentive program for each of the NEOs, with the exception of Mr. Sulerzyski, who did not participate in the 2024 incentive program.

NEO	Corporate Weighting	Line of Business Weighting	Individual Performance Weighting	2024 Annual Incentive Payout (% of 2024 Base Salary)	2024 Annual Incentive - Cash Incentive Earned ($)	2024 Long- Term Incentive Payout (% of 2024 Base Salary)	2024 Long- Term Incentive - Total Restricted Common Shares Granted (#)

Tyler J. Wilcox	70.0%	—	30.0%	55.8%	$335,000	43.2%	7,758
Kathryn M. Bailey	70.0%	—	30.0%	32.3%	$139,500	27.8%	3,591
Hugh J. Donlon	35.0%	35.0%	30.0%	40.0%	$199,800	32.0%	4,788
M. Ryan Kirkham	25.0%	—	75.0%	41.4%	$129,100	24.0%	2,244
Douglas V. Wyatt	50.0%	25.0%	25.0%	37.1%	$130,000	27.1%	2,843
2025 Incentive Program Design
On November 21, 2024, the Board established the 2025 corporate incentive performance goals, the structure of which did not change from that used for 2024. On February 26, 2025, the Compensation Committee approved individual goals for Peoples’ NEOs, with the exception of Mr. Sulerzyski. The performance metrics for the 2025 goals, and their respective weightings for each of the NEOs are as follows:
For Mr. Wilcox and Ms. Bailey, the performance metrics for the 2025 goals and their respective weightings are as follows:

Pre-Tax/Pre-Provision Return on Average Assets	14.0%
Efficiency Ratio	14.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	28.0%
Net Charge-Offs as a Percentage of Average Total Loans	14.0%
Discretionary Individual Performance	30.0%
For Mr. Wyatt, the performance metrics for the 2025 goals and their respective weightings are as follows:

Pre-Tax/Pre-Provision Return on Average Assets	10.0%
Efficiency Ratio	10.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	20.0%
Net Charge-Offs as a Percentage of Average Total Loans	10.0%
Commercial Banking Line of Business Results	25.0%
Discretionary Individual Performance	25.0%
For Mr. Donlon, the performance metrics for the 2025 goals and their respective weightings are as follows:

Pre-Tax/Pre-Provision Return on Average Assets	7.0%
Efficiency Ratio	7.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	14.0%
Net Charge-Offs as a Percentage of Average Total Loans	7.0%
Community Banking Line of Business Results	35.0%
Discretionary Individual Performance	30.0%
For Mr. Kirkham, the performance metrics for the 2025 goals and their respective weightings are as follows:

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Pre-Tax/Pre-Provision Return on Average Assets	5.0%
Efficiency Ratio	5.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	10.0%
Net Charge-Offs as a Percentage of Average Total Loans	5.0%
Discretionary Individual Performance	75.0%
The potential payout opportunities for threshold, target and maximum levels of performance for NEOs to earn cash and equity-based incentive compensation for 2025 performance remain the same as they were for 2024 performance.
Retirement and Other Benefits
The NEOs participate in certain benefit programs available to all other employees of Peoples, subject to the same eligibility requirements that apply to all employees, including: (i) the Peoples Bancorp Inc. Retirement Savings Plan (“Peoples’ 401(k) Plan”); (ii) the Peoples Bancorp Inc. Amended and Restated Nonqualified Deferred Compensation Plan (the “NQDC Plan”); (iii) the Peoples Bancorp Group Term Life Insurance Plan; (iv) the medical and dental insurance plans provided by Peoples; (v) Peoples’ Employee Stock Purchase Plan (the “ESPP”); and (vi) split-dollar bank-owned life insurance.
Peoples’ 401(k) Plan
The NEOs are eligible to participate in Peoples’ 401(k) Plan, on the same basis as other employees. In 2024, the “company match” under Peoples’ 401(k) Plan was 100% of the first 6% of an employee’s contribution, the sum of which was subject to a maximum match of 6% of eligible compensation, which consists of base salary, other cash payments including non-equity incentive payments, over-time and bonus cash payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid-time-off payments and payments made under the short-term disability plan.
Nonqualified Deferred Compensation Plan
On October 23, 2023, the Compensation Committee approved the NQDC Plan for continuation in 2024. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is offered for the purpose of providing a vehicle for the deferral of compensation in excess of statutory limits under Peoples’ 401(k) Plan for those participating in the NQDC Plan. Participants may elect to defer base salary, other cash payments including non-equity incentive payments, over-time and bonus cash payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid-time-off payments and payments made under the short-term disability plan. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account, which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the bookkeeping account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.
Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples’ 401(k) Plan as matching contributions if all amounts selected to be deferred under the NQDC Plan had been deferred under Peoples’ 401(k) Plan. Any such contributions will be credited to the participants’ bookkeeping accounts each pay period with respect to compensation deferred in that pay period and will vest in accordance with the vesting schedule under Peoples’ 401(k) Plan, provided that the portion of the participant’s account attributed to discretionary contributions and any deemed earnings on the investment of such discretionary contributions will become fully vested in the event of a participant’s retirement (as defined In the NQDC Plan), death, voluntary termination or involuntary termination without cause and will be forfeited if a participant is terminated for cause.
The amount reflected in a participant’s bookkeeping account attributable to a participant's contributions for services performed prior to December 31, 2022, will be distributed in a single lump-sum payment on the January 1

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immediately following the participant’s separation from service unless the participant had made an initial deferral election under the NQDC Plan and elected to receive distribution of the participant’s account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant’s separation from service and on each January 1 thereafter. Effective September 1, 2022, each participant has been able to elect the time and form of payment that will apply to a portion of their bookkeeping account. The election must be made within the first 30 days of NQDC Plan eligibility for contributions to be credited for services performed during the first year of eligibility and by December 31 of each year in connection with contributions to be credited for services performed in the following year. Participants may elect the payment trigger, either separation from service, or a specified year that is at least three years after the year in which the services are performed (but, if the participant has a separation from service before the start of the specified year, the applicable portion of the participant's account will be paid beginning in January of the year following the year in which the separation from service occurs). Participants may also elect the payment form, either a lump sum or installments. The number of installments that can be elected depends on whether the payment trigger is a specified year (in which case the participant can elect for annual installments to be paid over two to five years) or termination of employment (in which case the participant can elect for annual installments to be paid over two to ten years). This means that different portions of a participant's bookkeeping account may be payable at different times and in different forms.
If a participant dies before distribution has begun of the amount reflected in the participant’s bookkeeping account or complete distribution has been made of the amount reflected in the participant’s bookkeeping account, then the amount reflected in the participant’s bookkeeping account will be distributed to the participant’s beneficiary within 90 days after the participant’s death.
Notwithstanding the foregoing, if a participant is a “specified employee” under Internal Revenue Code Section 409A on the date of his or her separation from service, distributions that are payable in connection with a separation from service from the participant’s bookkeeping account will be delayed until the first business day of the seventh month following the date of the participant’s separation of service. The first payment to be made after such delay will include the cumulative amount, if any, of any amounts which would have otherwise been paid in accordance with the participant’s election. If a participant dies before distribution has begun of the amount reflected in the participant’s bookkeeping account or complete distribution has been made of the amount reflected in the participant’s bookkeeping account, then the amount reflected in the participant’s bookkeeping account will be distributed to the participant’s beneficiary within 90 days after the participant’s death.
The 2024 eligibility criteria for participation in the NQDC Plan required participants to have (i) been employed by Peoples on December 31, 2023; (ii) either 2023 gross compensation of at least $300,000, or annualized 2024 current year base salary of at least $300,000, and (iii) an officer title of Vice President or higher at Peoples or any of its affiliates. Each of the NEOs met these criteria and elected to participate in the NQDC Plan during 2024. Mr. Sulerzyski participated in the NQDC during 2024 until his retirement effective March 31, 2024.
Insurance Plans
The NEOs participate in the Peoples Bancorp Group Term Life Insurance Plan on the same basis as other employees. Peoples pays the premiums for all employees under this plan. If an employee dies, his or her beneficiary will be paid an amount equal to two times the employee’s base salary at the time of death, up to a maximum amount of $600,000.
The NEOs are also eligible to participate in medical and dental insurance plans provided by Peoples on the same basis as other employees. The plans are contributory, and both the employees and Peoples pay for a portion of the cost of the health insurance premiums.
Employee Stock Purchase Plan
The NEOs are eligible to participate in the ESPP on the same basis as other employees. The ESPP is intended to comply with Sections 421 and 423 of the Internal Revenue Code. Employees are permitted to buy Peoples common shares through payroll deductions at a discount of up to 15% of the fair market value of the common shares on the last day of the applicable offering period. The Compensation Committee determines the establishment of any offering period and the dates on which any offering period will take place. The Compensation Committee established an offering period for each of the four calendar quarters in 2024. Each of the NEOs, with the exception of Mr. Wyatt,

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elected to participate in the ESPP during 2024. Mr. Sulerzyski participated in the NQDC during 2024 until his retirement effective March 31, 2024.
Bank-Owned Life Insurance
During 2016 and 2022, the Board approved the purchase of split-dollar bank-owned life insurance ("BOLI"), and each of the NEOs with the exception of Mr. Donlon was offered and accepted coverage under this benefit. Under the terms of the split-dollar agreement, each NEO receives, at no cost to the NEO, a $50,000 life insurance benefit while employed by Peoples and a $25,000 life insurance benefit after retiring from Peoples. As the owner of the policies, Peoples can elect to terminate this coverage at any time.
Perquisites and Other Personal Benefits
The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. Consistent with Peoples’ overall compensation program, the Compensation Committee believes the perquisites and other personal benefits provided to the NEOs are reasonable, modest in value and necessary to attract and retain employees for key positions, which, in turn, promotes the long-term interests of our shareholders.
Peoples maintains an Executive Health Program, which provides an opportunity for each NEO to participate, on a voluntary basis, in a comprehensive medical screening annually at the expense of Peoples. The objective of the Executive Health Program is the early identification of potential health problems and the prompt, expert treatment of any medical problems detected, thereby mitigating the negative potential impact on Peoples’ financial performance or current management succession plans. Some of the NEOs participate in a program under which Peoples offers a limited reimbursement for fitness club memberships. This program is available to all employees and is part of an overall wellness initiative at Peoples. In 2024, all of the NEOs with the exception of Ms. Bailey and Mr. Donlon participated in a wellness incentive program, available to all Peoples medical plan participants, which provided up to a one-time $1,250 payment to a Health Savings or Flexible Spending Account, depending upon individual compliance with the program’s requirements, which included wellness-related activities.
Based on business needs, on a case-by-case basis, the Compensation Committee has granted the use of a company-paid automobile and/or country club membership to certain NEOs to further business development on behalf of Peoples and our shareholders. Personal use of a company-paid automobile is reported and taxed as income to the NEO. Expenses relating to personal use of the country club amenities are either reimbursed to Peoples by the NEO or paid directly by the NEO.
On a case-by-case basis, the Compensation Committee will approve the payment of or reimbursement to an NEO for moving expenses and temporary housing as part of the NEO’s executive recruitment package.
Change in Control Agreements
Peoples has entered into a change in control agreement with each of the NEOs. Mr. Sulerzyski’s change in control agreement expired when he retired effective March 31, 2024. The change in control agreements are designed to motivate the NEOs to act in the best interests of the Peoples shareholders and to promote stability and continuity of the services of the NEOs during a change in control. The change in control agreements are “double trigger” agreements that provide severance payments to an NEO only if Peoples or its successor terminates the NEO’s employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control. A “double trigger” also applies to the restricted common shares awarded to the NEOs under our long-term incentive program if there is a change in control. The restricted common shares will immediately vest only if Peoples’ successor refuses to assume the restricted common shares or substitute equivalent equity awards or if Peoples’ successor terminates the NEO’s employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control.
The Compensation Committee chose the “double trigger” to forego extra costs to Peoples or its successor if an NEO continues in the same or a similar role after the change in control, while still motivating the NEO to act in the best interests of the Peoples shareholders by providing for the NEO even if he or she would not have the same or a similar role after the change in control. We have defined compensation for the purpose of calculating the amount of severance to be the sum of the NEO’s annualized monthly base salary for the calendar year in which the change in control occurs plus the average of annual cash incentives paid to the NEO over the prior three years.

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The change in control agreements do not provide for payments to be “grossed up” for excise taxes. Additional information regarding the definition of a change in control, the additional event(s) that must occur in order for an NEO to receive severance compensation following a change in control, and potential payments under such agreements for the NEOs is provided in “OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS” beginning on page 77 of this Proxy Statement.

Consulting Agreement
A Consulting Agreement was entered into with Mr. Sulerzyski effective March 20, 2024 ("Consulting Agreement"), which provides for Mr. Sulerzyski to perform certain advisory services as a consultant to Peoples for an additional 12 months following his retirement. It also provides for a release of claims against Peoples and an extension of the covenants set forth in the Confidentiality, Non-Competition, Non-Solicitation, Non-Disparagement, Cooperation and Return of Property Agreement between Peoples and Mr. Sulerzyski dated April 4, 2011. In return, Mr. Sulerzyski will receive four quarterly payments of $200,000 each, reimbursement of that portion of the premium payments for COBRA continuation coverage for medical, dental and vision insurance benefits that would be in excess of the premium costs for eligible active employees for the applicable insurance coverages during the term of the Consulting Agreement, payment for a subscription to American Banker for 2024 and 2025, and reimbursement of certain reasonable expenses incurred in connection with Mr. Sulerzyski’s advisory services. All of these payments are subject to applicable tax withholding. During the term of the Consulting Agreement, Mr. Sulerzyski will continue to participate in certain company provided employee benefits on the same terms as other part-time employees.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally prohibits Peoples from claiming a deduction on Peoples’ federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the net cost and value to Peoples of maintaining the deductibility of all compensation, the Compensation Committee also desires the flexibility to reward NEOs and other key employees in a manner that enhances Peoples’ ability to attract and retain individuals, as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Peoples’ compensation program.
Non-Qualified Deferred Compensation
Section 409A of the Internal Revenue Code (“Section 409A”) imposes additional taxes, interest and penalties on non-qualified deferred compensation arrangements that do not satisfy the requirements of Section 409A. Peoples believes that it is administering its non-qualified deferred compensation arrangements in accordance with the requirements of Section 409A and that its non-qualified deferred compensation arrangements, including the change in control arrangements with the NEOs, comply with the regulations issued under Section 409A. We have not realized any material changes to our compensation program as a result of compliance with Section 409A.
Accounting for Equity-Based Compensation
Compensation costs for restricted common share awards, stock options and stock appreciation rights (“SARs”), if awarded, are measured at the fair value of these awards on their grant date. Compensation expense for time-vested awards is recognized over the required service period, generally the restriction period for restricted common share awards and the vesting period for stock options and SARs, if awarded. Compensation expense for time-vested awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. Compensation expense for performance-based restricted common share awards is recognized over the performance period, once management believes it is probable the performance requirements will be met. Compensation expense for performance-vested restricted common share awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. For all awards, only the expense for the portion of the awards expected to vest is recognized.

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Other Information
Stock Holding Requirement
We have a stock holding requirement for the NEOs with respect to equity-based compensation awards. This stock holding requirement remains in effect during the entire time the individuals are employed by Peoples. The holding requirement is based upon a percentage of the “net shares” held by an individual NEO following vesting or exercise of an equity-based compensation award. Such “net shares” represent the number of common shares the NEO owns after paying for taxes through the withholding of common shares in the case of restricted common shares, or if granted in the future, after paying for the exercise price and taxes through the withholding of common shares in the case of the exercise of stock options, SARs or other similar forms of equity-based awards. Each NEO is required to maintain ownership of 50% of such net shares through the term of the NEO’s employment. Other than this stock holding requirement with respect to equity-based compensation awards, we have no equity or other security ownership requirements for NEOs.
Clawback Policy
We have an executive incentive compensation clawback policy pursuant to which our executive officers will be required to repay or return erroneously awarded compensation, in the event of an accounting restatement (i) due to the material noncompliance of Peoples with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements, or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period. Pursuant to the clawback policy, we will seek recovery of incentive compensation (both cash and equity-based) paid during the three completed fiscal years of Peoples immediately preceding the restatement date that exceeds the amount of incentive compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. Our clawback policy applies to executive officers of Peoples (including the NEOs), as determined pursuant to applicable SEC and Nasdaq rules. A copy of our clawback policy is posted under the “Governance – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com.

Timing of Equity Grants
Equity-based awards are granted with a fair market value based on The Nasdaq Global Select Market® closing price of Peoples common shares on the date of the grant. The Compensation Committee approves equity-based grants to the NEOs and other key senior officers. Other employee awards may be made by either the Compensation Committee or the CEO pursuant to delegated authority. The annual equity-based awards to the NEOs are typically reviewed and approved by the Compensation Committee in January or February. The grant date for the annual equity-based awards is typically on or within a few days of the date of the Compensation Committee meeting at which they are approved. In certain cases, the Compensation Committee approves the use of equity-based grants to new hires or current NEOs as an incentive to attract or retain executive officers or other senior management. In the event of equity-based grants for new hires, the date of grant is typically the first business day of the month following the new employee’s date of hire. Peoples has no intention, plan or practice to select annual grant dates for equity-based awards in coordination with the release of material, non-public information or to time the release of such information because of award dates.
CEO Pay Ratio
We determined our “median employee” for 2024 by: (1) calculating the annual total compensation for each of the part-time and full-time employees of Peoples or one of our subsidiaries who was employed as of December 31, 2024, except Mr. Wilcox, with annual total compensation for this purpose calculated by adding base salary and over-time pay, plus any cash incentive and equity-based incentive payments vested in 2024, plus the amount of any “company match” under each of Peoples’ 401(k) Plan and NQDC Plan, plus any wellness incentive payment; (2) ranking the annual total compensation of all employees except Mr. Wilcox from lowest to highest; and (3) identifying the middle employee in the list as the “median employee.” Once the median employee was identified, we used the annual total compensation for 2024 for such employee calculated in the manner described in the preceding sentence, which

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allowed for the elements of compensation for the median employee to be as comparable as possible to the elements of the annual total compensation of Mr. Wilcox. We then used Mr. Wilcox's annual total compensation for 2024 as disclosed in the “SUMMARY COMPENSATION TABLE FOR 2024” appearing on page 67 of this Proxy Statement. Since Mr. Wilcox succeeded Mr. Sulerzyski as CEO on April 1, 2024, we used Mr. Wilcox's compensation for the CEO component of the pay ratio calculation. We did not annualize Mr. Wilcox's compensation for the portion of the year that he was CEO because his base salary and incentive payout potentials (which were set at the CEO levels) were effective January 1, 2024. The calculations yielded the following numbers and ratio:

•Annual total compensation of Mr. Wilcox	$1,194,056
•Median employee’s annual total compensation	$57,430
•Ratio of annual total compensation of Mr. Wilcox to the median employee’s annual total compensation	20.79 to 1.0
Summary
The Compensation Committee believes that the best measure of whether the executive compensation program is achieving its intended goals is to look at the long-term performance of Peoples, as well as the relative changes in performance during any given time period. Peoples’ NEOs received payouts under the incentive compensation program based upon the levels of corporate and individual performance achieved for 2024. In light of the results previously described in this “COMPENSATION DISCUSSION AND ANALYSIS,” the Compensation Committee believes Peoples’ compensation program for Peoples’ NEOs continues to be aligned with the interests of our shareholders. The incentive compensation program is a performance-based system that provides a balanced foundation for strong and effective leadership into the future and ensures alignment with long-term shareholder interests without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the disclosures included under the caption “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the full Board that the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Discussion of Risk Review and Assessment
Peoples’ Executive Vice President, Chief Risk Officer, conducted an assessment of Peoples’ 2024 compensation programs and has reviewed, evaluated and discussed the assessment and the compensation programs with the Compensation Committee. The most recent review and discussion with the Compensation Committee with respect to Peoples’ 2024 compensation programs occurred on October 21, 2024, and covered the senior management and executive compensation plans in which the NEOs were eligible to participate. The review of these plans took into consideration: (i) products and services incented; (ii) the risk time horizon of those products and services; (iii) incentives paid as a percentage of total revenue; and (iv) incentives paid as a percentage of each participant’s total compensation. Broad-based welfare and benefit plans that do not discriminate in scope, terms or operation in favor of NEOs were excluded from the review.
The Compensation Committee believes that Peoples’ overall compensation practices for its NEOs, which include the following elements, limit the ability of these officers to benefit from taking unnecessary and excessive risks:
•Balance between base salary, and cash and equity-based incentive compensation opportunities;
•Maximum payouts which limit overall payout potential;
•Balance between short-term (cash) and long-term (equity-based) incentive compensation opportunities;
•Use of a balanced scorecard approach in setting performance goals with interacting, complementary incentive objectives that discourage emphasis on any single objective;

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•Peoples’ tone at the top and culture of ethically doing the right thing;
•Grants of only full value equity awards in respect of potential equity-based long-term incentive compensation;
•Awards of restricted common shares with a performance-based vesting requirement based upon the achievement of minimum performance criteria by Peoples; and
•NEOs are required to hold a meaningful portion of their vested equity awards for as long as they remain employed by Peoples.
In addition, the Compensation Committee believes there are controls around incentive programs for all employees that effectively discourage unnecessary and excessive risk-taking. All employee incentive programs allow for management discretion (or Compensation Committee discretion in the case of the incentive program in which NEOs are eligible to participate) to reduce or eliminate any award. The Compensation Committee reviews and approves all NEO compensation plans and awards, and the full Board reviews and approves the corporate performance goals.
Most officers, including the NEOs and officers serving Peoples in support roles, such as accounting, loan operations and deposit operations, participate in the annual cash and long-term equity-based incentive program. Annual cash incentives, as well as equity-based incentives under the incentive program, are payable only when specific pre-determined performance goals are met. All participants in the incentive program have some portion of both their annual and long-term incentive awards dependent on the selected corporate performance criteria. In addition, the potential incentives payable to senior officers having only compliance, risk, credit quality and internal control roles are tied to corporate goals under the incentive program with only a 25% weighting. The remainder of their potential incentives is determined based upon the level of achievement of individual goals tied to their specific job functions. The Compensation Committee ultimately approves all incentive compensation paid to the NEOs.
In addition to the incentive program, we have (i) compensation plans for producers, including insurance agents and financial advisors, which include variable pay components (commission based on the sales of products underwritten or offered by independent third parties); (ii) compensation plans for home loan originators which include variable cash compensation components tied to the origination of one-to-four family real estate loans, the majority of which are sold into the secondary market; and (iii) other miscellaneous individual plans which are informal agreements that allow certain employees to earn amounts of cash incentive compensation without encouraging the employees to take unnecessary or excessive risk. The foregoing roles inherently do not have the opportunity for excessive levels of risk, either individually or in the aggregate.
The Compensation Committee believes that the elements of the incentive program and the other compensation plans, alone and/or combined with the systems of controls in place, such as separation of the valuation, authorization and payment of incentive compensation, do not encourage unnecessary or excessive risk-taking and do not encourage the manipulation of reported earnings to enhance the compensation of any employee or group of employees.
Further, in light of the significant level of oversight and controls surrounding incentive programs and the significant amounts that would be required to materially impact Peoples’ reported earnings, the Compensation Committee believes that, upon evaluation of the incentive opportunities for employees, including the NEOs, any elements of the incentive program and other compensation and individual plans that have the potential to encourage the manipulation of reported earnings to enhance the compensation of any individual employee are appropriately mitigated.
Submitted by the Compensation Committee of the Board:
S. Craig Beam (Chair), W. Glenn Hogan, Brooke W. James, Kevin R. Reeves, Carol A. Schneeberger, Frances A. Skinner, and Michael N. Vittorio.

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SUMMARY COMPENSATION TABLE FOR 2024
The table below summarizes the total compensation for each of the NEOs for the fiscal years ended December 31, 2024, 2023, and 2022.

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Tyler J. Wilcox	2024	$600,000	—	$159,982	(5)	$335,000	—	$99,074	$1,194,056
President and Chief Executive Officer	2023	$450,000	—	$609,973	(6)	$175,400	—	$70,146	$1,305,519
	2022	$300,000	—	$99,980	(7)	$118,500	$32	$44,270	$562,782
Charles W. Sulerzyski	2024	$200,000	—	$580,987	(5)	—	—	$958,281	$1,739,268
President and Chief Executive Officer	2023	$735,000	—	$573,973	(6)	$614,000	—	$139,801	$2,062,774
	2022	$700,000	—	$469,493	(7)	$597,500	—	$110,426	$1,877,419
Kathryn M. Bailey	2024	$432,000	—	$139,991	(5)	$139,500	—	$69,264	$780,755
Executive Vice President, Chief Financial Officer and Treasurer	2023	$395,000	—	$364,981	(6)	$179,300	—	$61,576	$1,000,857
	2022	$325,000	—	$99,980	(7)	$132,000	—	$48,990	$605,970
Hugh J. Donlon	2024	$500,000	—	—	(5)	$199,800	—	$57,618	$757,418
Executive Vice President, Community Banking	2023	$162,879	$250,000	$199,987	(8)	—	—	$35,339	$648,205
	2022	—	—	—		—	—	—	—
M. Ryan Kirkham	2024	$312,000	—	$103,974	(5)	$129,100	—	$39,654	$584,728
Executive Vice President, General Counsel	2023	$300,000	—	$89,991	(6)	$136,500	—	$33,006	$559,497
	2022	$250,000	—	$71,989	(7)	$104,500	—	$28,245	$454,734
Douglas V. Wyatt	2024	$350,000	—	$124,998	(5)	$130,000	—	$48,990	$653,988
Executive Vice President, Chief Commercial Banking Officer	2023	$325,501	—	$109,989	(6)	$138,000	—	$42,917	$616,407
	2022	$310,000	—	$94,987	(7)	$127,500	—	$38,348	$570,835
(1)In lieu of participating in the 2023 incentive program, Mr. Donlon was paid a $250,000 guaranteed cash bonus on February 7, 2024, as part of his recruitment package when he joined Peoples on September 5, 2023.
(2)The amounts in column (f) represent cash incentive awards earned under the annual incentive program and are reported for the fiscal year with respect to which the cash incentive awards were earned. The amounts shown for 2024 were paid on February 11, 2025. The amounts shown for 2023 were paid on February 7, 2024.The amounts shown for 2022 were paid on February 8, 2023.
(3)The amounts in column (g) include, for Mr. Wilcox, the increase (if any) in the actuarial present value of the NEO’s accumulated benefits under the Peoples Bancorp Inc. Retirement Plan and Trust ("Retirement Plan") determined using assumptions consistent with those used in “Note 12 Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year- ended December 31, 2023. None of the other NEO's participated in the Retirement Plan. The Retirement Plan was terminated effective May 15, 2023, and all benefit obligations were settled, and all Retirement Plan assets were distributed, as of September 30, 2023. Since the earnings on compensation that has been deferred under the NQDC Plan by the NEOs participating in the NQDC Plan do not represent "above-market" or "preferential" earnings for purposes of the applicable SEC rules, no amount is reported with respect to such earnings.
(4)All other compensation for each NEO for 2024 includes the following: (i) Mr. Wilcox - Peoples' 401(k) Plan company match in the amount of $20,700; $1,250 wellness incentive payment; $2,931 for executive health exam; $25,574 in company matching contributions under the NQDC Plan; and $48,619 in restricted common share dividends; (ii) Mr. Sulerzyski - $800,000 in quarterly payments under his Consulting Agreement; $14,599 in reimbursements for medical and dental premiums pursuant to his Consulting Agreement; Peoples' 401(k) Plan company match in the amount of $20,700; $41,904 in company matching contributions under the NQDC Plan; and $81,078 in restricted common share dividends; (iii) Ms. Bailey – Peoples' 401(k) Plan

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company match in the amount of $20,700; $15,936 in company matching contributions under the NQDC Plan; and $32,628 in restricted common share dividends; (iv) Mr. Donlon - Peoples' 401(k) Plan company match in the amount of $20,700; $1,250 wellness incentive payment; $23,050 in company matching contributions under the NQDC Plan;and $12,618 in restricted common share dividends; (v) Mr. Kirkham - Peoples’ 401(k) Plan company match in the amount of $20,700; $1,250 wellness incentive payment; $3,973 for executive health exam; $491 in company matching contributions under the NQDC Plan; and $13,240 in restricted common share dividends and (iv) Mr. Wyatt - Peoples’ 401(k) Plan company match in the amount of $20,700; $1,250 wellness incentive payment; $2,772 for executive health exam; $7,816 in company matching contributions under the NQDC Plan; and $16,452 in restricted common share dividends. The amounts of restricted common share dividends reflect dividends that were accrued during the restriction period and paid upon vesting. See the disclosure under the caption “NON-QUALIFIED DEFERRED COMPENSATION FOR 2024” beginning on page 63 of this Proxy Statement for more information concerning the calculation of earnings with respect to contributions made by Peoples and the NEOs and credited to the NEOs’ accounts under the NQDC Plan.
(5)The amounts in column (e) for 2024 reflect the grant date fair values for awards of restricted common shares with respect to the 2023 incentive program, which were granted in 2024 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2024 were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 18 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for additional information regarding the restricted common shares granted in 2024.
(6)The amounts in column (e) for 2023 reflect the grant date fair values for awards of restricted common shares with respect to the 2022 incentive program, which were granted in 2023 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2023 were computed in accordance with FASB ASC Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 18 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for additional information regarding the restricted common shares granted in 2023.
(7)The amounts in column (e) for 2022 reflect the grant date fair values for awards of restricted common shares with respect to the 2021 incentive program, which were granted in 2022 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2022 were computed in accordance with FASB ASC Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 18 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for additional information regarding the restricted common shares granted in 2022.
(8)Represents restricted common shares granted to Mr. Donlon on October 1, 2023 as part of his recruitment package when he joined Peoples on September 5, 2023. These restricted common shares were granted with a three year cliff-vesting period and will vest on the third anniversary of the October 1, 2023 grant date. The vesting on the third anniversary of the grant date is also subject to the requirement that Mr. Donlon remains employed by Peoples on that date.

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GRANTS OF PLAN-BASED AWARDS FOR 2024

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)	(m)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Tyler J. Wilcox	—	—	$97,800	$390,000	$585,000	$81,000	$390,000	$585,000	—		—	—	—
	2/7/2024	1/24/2024	—	—	—	—	—	—	5,730	(3)	—	—	$159,982
Charles W. Sulerzyski	2/7/2024	1/24/2024	—	—	—	—	—	—	20,809	(3)	—	—	$580,987
Kathryn M. Bailey	—	—	$43,200	$172,800	$259,200	$32,400	$129,600	$216,000	—		—	—	—
	2/7/2024	1/24/2024	—	—	—	—	—	—	5,014	(3)	—	—	$139,991
Hugh J. Donlon	—	—	$62,500	$250,000	$375,000	$50,000	$200,000	$350,000	—		—	—	—
M. Ryan Kirkham	—	—	$31,200	$124,800	$187,200	$23,400	$93,600	$156,000	—		—	—	—
	2/7/2024	1/24/2024	—	—	—	—	—	—	3,724	(3)	—	—	$103,974
Douglas V. Wyatt	—	—	$35,000	$140,000	$210,000	$26,250	$105,000	$175,000	—		—	—	—
	2/7/2024	1/24/2024	—	—	—	—	—	—	4,477	(3)	—	—	$124,998
(1)Annual cash incentive award potentially available for payment through the annual incentive program if the indicated levels of performance were achieved for the 2024 fiscal year. Refer to the discussion under the caption “2024 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 55 of this Proxy Statement, for additional information regarding the annual incentive program.
(2)Fair value of equity-based grants available for award through the 2024 long-term incentive program under the 2006 Plan if the indicated levels of performance were achieved for the 2024 fiscal year. Equity-based incentive awards are denominated in dollars, rather than number of common shares. As a result, the threshold, target and maximum amounts are shown in “dollars” rather than the “number of common shares.” At the time of payout, the fair value of the actual award earned is to be translated into awards of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards are made after results in respect of the fiscal year’s performance goals have been measured. Refer to the discussion under the caption “2024 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 55 of this Proxy Statement, for additional information regarding grants of equity-based awards.
(3)Reflects the aggregate number of restricted common shares (if any) granted through the 2023 incentive program based upon corporate and individual performance for the 2023 fiscal year, which were approved on January 24, 2024 and granted under the 2006 Plan on February 7, 2024. The fair value of the equity-based incentive awards earned was converted into the number of restricted common shares shown, using the closing price of Peoples common shares on the grant date. All restricted common shares will vest on February 7, 2027 if the NEO remains employed by Peoples or has met Peoples’ definition of retirement or disability on that date. The vesting is also subject to the requirements that Peoples has maintained a well capitalized status under applicable regulatory standards and reported net income for each of the fiscal years comprising the vesting period. The NEO has the right to vote the common shares underlying the restricted common shares and is entitled to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid or issued.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024
The following table provides information relating to the outstanding equity awards held by the NEOs at the end of the 2024 fiscal year. There were no options or SARs held by the NEOs at the end of the 2024 fiscal year. All stock awards listed in the table reflect restricted common shares of Peoples granted under the 2006 Plan. Each individual grant of restricted common shares is shown on a separate line for each NEO. The market value of the stock awards is based on the closing price of Peoples common shares as reported on The Nasdaq Global Select Market® on December 31, 2024 (the last trading day during the 2024 fiscal year), which was $31.69.

(a)	(b)	(c)		(d)	(e)	(f)
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tyler J. Wilcox	2/9/2022	3,104	(1)	$98,366	—	—
	2/8/2023	3,630	(2)	$115,035	—	—
	6/1/2023	19,208	(3)	$608,702	—	—
	2/7/2024	5,730	(4)	181,584	—	—
Charles W. Sulerzyski	2/9/2022	14,576	(1)	$461,913	—	—
	2/8/2023	18,943	(2)	$600,304	—	—
	2/7/2024	20,809	(4)	$659,437	—	—
Kathryn M. Bailey	2/9/2022	3,104	(1)	$98,366	—	—
	2/8/2023	3,795	(2)	$120,264	—	—
	6/1/2023	9,604	(3)	$304,351	—	—
	2/7/2024	5,014	(4)	$158,894	—	—
Hugh J. Donlon	10/1/2023	7,936	(5)	$251,492	—	—
M. Ryan Kirkham	2/9/2022	2,235	(1)	$70,827	—	—
	2/8/2023	2,970	(2)	$94,119	—	—
	2/7/2024	3,724	(4)	$118,014	—	—
Douglas V. Wyatt	2/9/2022	2,949	(1)	$93,454	—	—
	2/8/2023	3,630	(2)	$115,035	—	—
	2/7/2024	4,477	(4)	$141,876	—	—
(1)Represents unvested restricted common shares granted on February 9, 2022, with respect to individual performance for the 2021 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and vested on February 9, 2025 (the third anniversary of the February 9, 2022 grant date).
(2)Represents unvested restricted common shares granted on February 8, 2023, with respect to individual performance for the 2022 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 8, 2023 grant date. The vesting on the third anniversary of the February 8, 2023 grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to special vesting rules applicable in the event of disability or retirement from Peoples under the terms of the award agreements), and Peoples has maintained a well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these performance goals are not met with respect to any fiscal year, one-third of the restricted common shares will not vest.
(3)Represents unvested common shares pursuant to special equity awards granted by the Compensation Committee for Ms. Bailey and Mr. Wilcox on June 1, 2023. These restricted common shares will vest on June 1, 2028 if the NEO remains employed by Peoples on that date.
(4)Represents unvested restricted common shares granted on February 7, 2024, with respect to individual performance for the 2023 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 7, 2024 grant date. The vesting on the third anniversary of the February 7, 2024 grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to special vesting rules applicable in the event of disability or retirement from Peoples under the terms of the award agreements), and Peoples has maintained a

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well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these performance goals are not met with respect to any fiscal year, one-third of the restricted common shares will not vest.
(5)Represents restricted common shares granted to Mr. Donlon on October 1, 2023 as part of his recruitment package when he joined Peoples on September 5, 2023. These restricted common shares were granted with a three year cliff-vesting period and will vest on the third anniversary of the October 1, 2023 grant date. The vesting on the third anniversary of the grant date is also subject to the requirement that Mr. Donlon remains employed by Peoples on that date.
OPTION EXERCISES AND STOCK VESTED FOR 2024
The following table provides information for the NEOs relating to restricted common shares that vested during the 2024 fiscal year, including the number of common shares acquired upon vesting and the value realized. No options or SARs were exercised by any of the NEOs during the 2024 fiscal year.

(a)	(b)	(c)
	Stock Awards
Name	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tyler J. Wilcox	1,270	$36,170
Charles W. Sulerzyski	7,210	$205,341
Kathryn M. Bailey	952	$27,113
Hugh J. Donlon	—	—
M. Ryan Kirkham	1,270	$36,170
Douglas V. Wyatt	1,588	$45,226
NON-QUALIFIED DEFERRED COMPENSATION FOR 2024
The following table provides information regarding the NEOs' participation in the NQDC Plan for 2024. Participants in the NQDC Plan may elect to defer base salary, other cash payments including non-equity incentive payments, over-time and bonus cash payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid-time-off payments and payments made under the short-term disability plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the bookkeeping account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.
Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples’ 401(k) Plan as matching contributions as if all amounts selected to be deferred by participants under the NQDC Plan had been deferred under Peoples’ 401(k) Plan. Any such discretionary contributions will be credited to the participants’ bookkeeping accounts each pay period with respect to compensation deferred in that pay period and will vest in accordance with the vesting schedule under Peoples’ 401(k) Plan, provided that the discretionary contribution amounts will become fully vested in the event of a participant’s retirement (as defined in the NQDC Plan) or death, voluntary termination or involuntary termination without cause and will be forfeited if a participant is terminated for cause.
For additional information regarding the NQDC Plan, refer to the section captioned “Retirement and Other Benefits - Nonqualified Deferred Compensation Plan” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 60 of this Proxy Statement.

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(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Name of Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last Fiscal Year-End ($) (5)
Tyler J. Wilcox	NQDC Plan	$54,278	$25,574	$27,574	—	$221,724
Charles W. Sulerzyski	NQDC Plan	$28,858	$41,577	$109,076	$104,538	$945,162
Kathryn M. Bailey	NQDC Plan	$16,546	$15,935	$6,438	—	$79,783
Hugh J. Donlon	NQDC Plan	$30,000	$23,050	$2,035	—	$55,085
M. Ryan Kirkham	NQDC Plan	$8,190	$491	$3,439	—	$19,467
Douglas V. Wyatt	NQDC Plan	$13,260	$7,816	$5,555	—	$69,750
(1)The amount reported represents the aggregate amount deferred by each participant under the NQDC Plan for compensation earned during the 2024 fiscal year and contributed to the NQDC Plan. These amounts are included in “Salary” and/or “Non-Equity Incentive Plan Compensation” for 2024 in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement.
(2)The amount reported represents the matching contribution made by Peoples to each participant’s account, pursuant to the NQDC Plan. These matching contributions were made per pay period. These amounts are included in “All Other Compensation” for 2024 in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement.
(3)The amounts reported represent the aggregate annual earnings (determined in accordance with the applicable SEC rules) accrued during the 2024 fiscal year, which represented the net increase in the NEO's account balance during the 2024 fiscal year that was not attributable to contributions, withdrawals or distributions, during the 2024 fiscal year. The amounts in this column are not reported in the “SUMMARY COMPENSATION TABLE FOR 2024” beginning on page 67 of this Proxy Statement, as they are not "above market" or "preferential" earnings for purposes of the applicable SEC
(4)The amounts reported represent the total withdrawals and distributions made from the NQDC Plan during the 2024 fiscal year. These amounts reflect participant elections for scheduled distributions or in-service withdrawals, as well as any required distributions under the plan’s terms.
(5)The amounts reported represent the accumulated total of executive contributions, company discretionary contributions and aggregate net earnings less aggregate withdrawals under the NQDC Plan for each participant. The following amounts are included in the aggregate balance as of December 31, 2024 for fiscal years prior to the 2024 fiscal year during which the respective NEOs participated in the NQDC Plan: (a) Mr. Wilcox - $114,298; (b) Mr. Sulerzyski - $870,189; (c) Ms. Bailey - $40,864; (d) Mr. Donlon - $0; (e) Mr. Kirkham - $7,347 and (f) Mr. Wyatt - $43,119. Mr. Donlon was not eligible to participate in the NQDC Plan during the 2023 fiscal year, because he did not join Peoples until September 5, 2023.

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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to Peoples’ principal executive officer, who is our CEO, and to our other NEOs as a group and certain financial performance of Peoples. For further information concerning Peoples’ variable pay-for-performance philosophy and how Peoples aligns executive compensation with Peoples’ performance, refer to “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement.

Pay Versus Performance Table for 2024
Fiscal Year	Summary Comp. Table Total for Charles Sulerzyski (1)	Summary Comp. Table Total for Tyler Wilcox (1)	Comp. Actually Paid to Charles Sulerzyski (2)	Comp. Actually Paid to Tyler Wilcox (2)	Average Summary Comp. Table Total for Other NEOs (3)	Average Comp. Actually Paid to Other NEOs (4)	Value of Initial Fixed $100 Investment Based On		Net Income (7) in thousands	Pre-Tax Pre-Provision Diluted Earnings per Share (8)
							Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	$1,739,268	$1,194,056	$1,788,531	$1,243,137	$694,222	$706,236	$99.02	$116.93	$117,205	$3.31
2023	$2,062,774	—	$2,321,704	—	$891,093	$1,001,112	$126.29	$96.15	$113,393	$5.06
2022	$1,877,419	—	$1,815,682	—	$551,003	$529,297	$94.87	$110.57	$101,292	$4.48
2021	$1,461,456	—	$1,623,660	—	$452,307	$510,614	$101.62	$114.42	$47,555	$2.63
2020	$1,227,156	—	$1,057,809	—	$474,069	$472,925	$82.73	$84.43	$34,767	$3.49
(1)The dollar amounts reported in columns (b) and (c) are the Summary Compensation Table Totals for Mr. Sulerzyski and Mr. Wilcox for the years in which they served as CEO. For the years reported in the table, Mr. Sulerzyski was our CEO from January 1, 2020, to March 31, 2024, and Mr. Wilcox was our CEO from April 1, 2024, to December 31, 2024.
(2)The dollar amounts reported in column (d) and (e) represent the amount of “compensation actually paid," as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to CEO total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Comp. Table Total for Charles Sulerzyski	Reported Summary Comp. Table Total for Tyler Wilcox	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments	Comp. Actually Paid to Charles Sulerzyski	Comp. Actually Paid to Tyler Wilcox
2024	$1,739,268	$1,194,056	$(740,969)	$839,313	—	—	$1,788,531	$1,243,137
2023	$2,062,774	—	$(573,973)	$832,903	—	—	$2,321,704	—
2022	$1,877,419	—	$(469,493)	$407,756	—	—	$1,815,682	—
2021	$1,461,456	—	$(226,971)	$389,175	—	—	$1,623,660	—
2020	$1,227,156	—	$(238,795)	$69,448	—	—	$1,057,809	—
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table of the Proxy Statement for each respective year. The amount shown in this column for 2024 consists of $580,987 for Mr. Sulerzyski and $159,982 for Mr. Wilcox. The amounts shown for 2020 through 2023 are solely for Mr. Sulerzyski.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amount shown in this column for 2024 consists of

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$630,250 for Mr. Sulerzyski and $209,063 for Mr. Wilcox. The amounts shown for 2020 through 2023 are solely for Mr. Sulerzyski.
(c)The amounts included in this column are the amounts, if any, reported in the “Change in Pension and Nonqualified Deferred Compensation” column in the Summary Compensation Table of the Proxy Statement for each respective year. Mr. Sulerzyski never participated in the Retirement Plan.
(3)The dollar amounts reported in column (f) represent the average Summary Compensation Table Total amounts for Peoples’ NEOs as a group (excluding our CEO) for the respective years. The names of each of the NEOs included for purposes of calculating the average amounts in all years presented are as follows:
•For 2024: Kathryn M. Bailey, Hugh J. Donlon, M. Ryan Kirkham, and Douglas V. Wyatt
•For 2023: Kathryn M. Bailey, Hugh Donlon, Tyler J. Wilcox, and Douglas V. Wyatt
•For 2022 and 2021: Kathryn M. Bailey, Jason M. Eakle, Tyler J. Wilcox, and Douglas V. Wyatt
•For 2020: Kathryn M. Bailey, Jason M. Eakle, John C. Rogers, Tyler J. Wilcox, and Douglas V. Wyatt
(4)The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Other NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Other NEOs
2024	$694,222	$(92,241)	$104,254	—	—	$706,236
2023	$891,093	$(321,233)	$431,252	—	—	$1,001,112
2022	$551,003	$(92,104)	$70,408	$(10)	—	$529,297
2021	$452,307	$(37,477)	$95,792	$(8)	—	$510,614
2020	$474,069	$(120,988)	$119,864	$(20)	—	$472,925
(5)Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of SEC Regulation S-K), assuming dividend reinvestment, and the difference between Peoples’ common share price at the end and the beginning of the measurement period by Peoples’ common share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each measurement period for which a return is indicated.The peer group used for 2020 is the list of companies identified in the section “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” of Peoples’ Proxy Statement for the Annual Meeting of Shareholders held on April 22, 2021. The peer group used for 2021 is the list of companies identified in the section “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” of Peoples’ Proxy Statement for the Annual Meeting of Shareholders held on April 28, 2022. The peer group used for 2022 is the list of companies identified in the section “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” of Peoples’ Proxy Statement for the Annual Meeting of Shareholders held on April 27, 2023. The peer group used for 2023 is the list of companies identified in the section “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” of Peoples’ Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2024. The peer group used for 2024 is the Peer Group as defined in the section “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement.
(7)The dollar amounts reported represent the amount of net income reported in Peoples’ audited financial statements for the applicable year.
(8)As defined in the section “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement.
Financial Performance Measures
As described in greater detail in “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 42 of this Proxy Statement, Peoples’ executive compensation programs are designed to incentivi

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ze sound and fundamental growth and profitability, which will lead to improved returns to shareholders. We take into account both the absolute performance of Peoples, as well as the relative improvement in the performance of Peoples during any given time period. The most important financial measures used by Peoples to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to Peoples’ performance are as follows:
•Pre-Tax/Pre-Provision Return on Average Assets (“PTPP ROAA”)
•Efficiency Ratio
•Pre-Tax/Pre-Provision Diluted Earnings Per Common Share (“PTPP EPS”)
•Net Charge-Offs as a Percentage of Average Total Loans
Analysis of Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, Peoples is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table.”
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the compensation actually paid to our CEO and the average compensation actually paid to the NEOs as a group (excluding our CEO) was directionally aligned with Peoples’ cumulative TSR between 2020 and 2021, between 2022 and 2023, and between 2023 and 2024, but was not directionally aligned between 2021 and 2022. The alignment between 2020 and 2021, between 2022 and 2023, and between 2023 and 2024 was due in part to the fact that a meaningful portion of compensation actually paid to our CEO and to the other NEOs was comprised of equity awards. Peoples’ strong cumulative TSR in 2021 and 2023 compared to 2020 and 2022, respectively, had the effect of increasing the relative value of the equity award component of compensation actually paid for 2021 and 2023. Likewise, the reduction in Peoples’ cumulative TSR in 2024 compared to 2023 had the effect of decreasing the value of the equity award component of compensation actually paid for 2024. The lack of alignment between 2021 and 2022 was due to the fact that Peoples’ cumulative TSR in 2022 did not reflect the strong improvement in the financial performance measures in 2022 that drove executive compensation that year, a trend similarly impacting the stock prices of the Peer Group and other financial institutions. Although the value of the equity awards component of compensation actually paid for 2022 declined as a result of the lower cumulative TSR, the reduction was more than offset by the increased amount of compensation driven by the improved financial performance measures listed above.

Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid
TSR
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$160
$120
$80
$40
$0
$472,925
$510,614
$529,297
$1,001,112
$706,236
2020
2021
2022
2023
2024
Tyler Wilcox
Charles Sulerzyski
Average for Other NEOs
TSR

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Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to our CEO and the average amount of compensation actually paid to the NEOs as a group (excluding our) was directionally aligned with Peoples’ net income for four of the five years presented. While Peoples does not use net income as a specific performance measure in its executive compensation program, the measure of net income is correlated with the measures of PTPP EPS, PTPP ROAA and the efficiency ratio, which Peoples does use in setting performance goals for executive compensation.

Compensation Actually Paid and Net Income
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$160
$120
$80
$40
$0
Net Income (millions)
$34.8
$47.6
$101.3
$113.4
$117.2
2020
2021
2022
2023
2024
Tyler Wilcox
Charles Sulerzyski
Average for Other NEOs
Net Income

Compensation Actually Paid and Pre-Tax/Pre-Provision Diluted Earnings Per Common Share
As demonstrated by the following graph, the amount of compensation actually paid to our CEO and the average amount of compensation actually paid to the other NEOs (excluding our CEO) was directionally aligned with Peoples’ PTPP EPS over four of the five years presented.

Compensation Actually Paid and Pre-Tax/Pre-Provision Diluted Earnings Per Common Share
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share
$6
$5
$4
$3
$2
2020
2021
2022
2023
2024
$3.49
$2.63
$4.48
$5.06
$3.31
Tyler Wilcox
Charles Sulerzyski
Average for Other NEOs
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share

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Cumulative TSR of Peoples and Cumulative TSR of the Peer Group
As demonstrated by the following graph, Peoples cumulative TSR in each of 2020, 2021, 2022, and 2024 fell short of that of the peer group used for benchmarking executive compensation, and Peoples' cumulative TSR in 2023 greatly exceeded that of the peer group.
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
The amount of compensation payable to each NEO upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control of Peoples and termination in the event of the death or disability of the NEO is described below.
An NEO participating in the NQDC Plan is fully vested at all times in the portion of the participant’s bookkeeping account attributable to compensation deferred by the participant and any deemed earnings on such amounts. The portion of the participant’s bookkeeping account attributable to discretionary contributions from Peoples and any deemed earnings on the investment of the discretionary contributions will become fully vested in the event of the participant’s retirement (as defined in the NQDC Plan), death, voluntary termination or involuntary termination without cause and will be forfeited if the participant is terminated for cause.
Payments Made Upon Termination of Employment
Regardless of the manner in which an NEO’s employment terminates, including termination for cause with the exception noted below, the NEO is entitled to receive amounts earned during the NEO’s term of employment. These amounts are not included in the table below. Such amounts would include:
•all vested equity-based awards earned through the long-term equity-based incentive compensation programs;
•the balance of the NEO’s account in Peoples’ 401(k) Plan;
•the balance credited to the NEO’s bookkeeping account in the NQDC Plan, if the NEO is a participant in the NQDC Plan, in the event employment terminates other than for cause (this amount as of December 31, 2024 is included in the table in the section captioned “NON-QUALIFIED DEFERRED COMPENSATION FOR 2024” beginning on page 71 of this Proxy Statement and shown in the “Aggregate Balance at Last Fiscal Year-End” column); and
•pay out of unused paid time off, commensurate with the length of service in the current calendar year, except in the event of voluntary termination or termination for cause.

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Payments Made Upon Retirement
In the event of the retirement of an NEO (whether normal or early), in addition to the items identified above, unvested grants of restricted common shares under the 2006 Equity Plan subject to performance goals would vest and become transferable to the NEO upon attainment of the performance goals specific to the respective grants, and unvested grants of time-based restricted common shares would be forfeited.
For purposes of grants to NEO’s of restricted common shares under the 2006 Equity Plan that are subject to performance goals, retirement may occur: (i) in the case of grants made prior to November 20, 2024, at the age of 62 if the NEO has at least five years of service; and (ii) in the case of grants made on or after November 20, 2024, either (a) at the age of 55 if the NEO has at least seven years of service; if the retirement occurs as of a date mutually agreed upon between Peoples and the NEO (provided that such date is at least 12 months for the CEO or six months for the other NEO’s after the date the NEO provides written notice to Peoples of the NEO’s proposed retirement); if the NEO agrees to enter into enforceable non-compete covenants for a period of at least 12 months after the retirement date; and if the NEO cooperates to Peoples’ reasonable satisfaction with the transition of the NEO’s duties; or (b) at the age 62 if the NEO has at least five years of service.
Payments Made Upon Death or Disability
In the event of the death or disability of an NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination of Employment” and “Payments Made Upon Retirement” above, the NEO would also receive benefits under Peoples’ disability plan or the NEO’s beneficiary would also receive payments under the Peoples Bancorp Group Term Life Insurance Plan and under the BOLI benefit, as applicable.
In the event of death of an NEO: (i) in the case of grants made prior to November 20, 2024, a portion of the unvested restricted common shares under the 2006 Equity Plan subject to performance goals, determined by multiplying the number of such restricted common shares by a fraction, the numerator of which is the number of whole months elapsed during the performance period prior to the NEO's death, and the denominator of which is the number of months in the performance period, will immediately vest and the remainder would be forfeited; and (ii) in the case of grants made on or after November 20, 2024, all of the unvested restricted common shares under the 2006 Equity Plan subject to performance goals will immediately vest.
In the event of death or disability of an NEO, any unvested time-based restricted common shares under the 2006 Equity Plan will immediately vest. In the event of disability of an NEO, unvested grants of restricted common shares under the 2006 Equity Plan subject to performance goals would vest and become transferable upon attainment of the performance goals specific to the respective grants.
Payments Made Upon a Change in Control
In the event of a change in control where the surviving entity (the “acquiror”) is not Peoples and the acquiror does not assume or substitute equivalent awards for outstanding awards of restricted common shares, all such outstanding restricted common shares would become immediately and fully vested. Additionally, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding restricted common shares upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples common shares underlying such awards.
In the event of a change in control where Peoples is the surviving entity, or the acquiror assumes the outstanding restricted common shares or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates, then all such awards or substitutes would remain outstanding and be governed by their respective terms and the provisions of the 2006 Equity Plan. In such a change in control scenario:
•If an NEO is terminated without cause or terminates his or her employment with Peoples and our subsidiaries and/or the acquiror for good reason within 24 months following the change in control, then all of the NEO’s outstanding restricted common shares would become immediately and fully vested; and
•If an NEO’s employment is terminated for cause within 24 months following such change in control, then any restricted common shares which have not yet vested would be forfeited, and all rights under such awards would terminate immediately.

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We have entered into change in control agreements with each of the NEOs. Mr. Sulerzyski’s change in control agreement expired when he retired effective March 31, 2024. Under the change in control agreements, a change in control occurs when one or more of the following events take place:
•a “person” or “group” (as defined in Section 409A) acquires ownership of shares of Peoples that, together with shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of Peoples;
•any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of shares of Peoples possessing 35% or more of the total voting power of the shares of Peoples;
•a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date that such appointments or elections are made; or
•any person or group acquires (or has acquired), during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from Peoples that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Peoples immediately prior to such acquisition or acquisitions.
Generally, the change in control agreements provide for severance compensation to an NEO if the NEO’s employment is terminated by Peoples or its successor for any reason other than cause (defined as gross negligence or gross neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude in connection with the NEO’s employment with Peoples; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples committed in connection with the NEO's employment with Peoples; or issuance of an order by the banking regulators of Peoples for removal of the NEO) within six months prior to or 24 months after a defined change in control occurs. In addition, compensation will be paid if the NEO voluntarily terminates employment during the same periods because of: (i) the assignment to the NEO of any material duties or responsibilities inconsistent with the NEO’s position(s), or a change in the NEO’s reporting responsibilities, title(s), or office(s), or any removal of the NEO from or any failure to re-elect the NEO to any such position(s), except in connection with the NEO’s termination of employment for cause, disability, retirement, or as a result of the NEO’s death; (ii) a reduction in the NEO’s base salary; (iii) the taking of any action by Peoples or its successor which would adversely affect the NEO’s participation in or materially reduce the NEO’s benefits under any benefit plans; (iv) any failure of Peoples to obtain the assumption of the agreement by any successor; or (v) geographic relocation of the NEO to an office location more than 50 miles from the NEO’s then current location without the NEO’s consent or without reimbursement of reasonable moving expenses incurred by the NEO relating to a change of the NEO’s principal residence in connection with relocation.
For each of the NEOs with the exception of Mr. Sulerzyski, the base annual compensation for purposes of his or her respective change in control agreement is the sum of (a) his or her annualized monthly base salary, payable by Peoples for the calendar year in which the date of the change in control occurs, plus (b) the average annualized awards payable to him or her under Peoples’ annual cash incentive program with respect to the most recent three calendar years ended before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered. If an NEO has worked for Peoples for less than three years, the average annualized awards payable to him or her under Peoples’ annual cash incentive program would be calculated in accordance with the provisions of the NEO’s change in control agreement.
Under the change in control agreements, severance provisions include: (i) a lump-sum cash payment of 2.00 times base annual compensation for Ms. Bailey, Mr. Donlon, Mr. Kirkham and Mr. Wyatt, and 2.99 times base annual compensation for Mr. Wilcox, in each case payable within 30 days following the NEO’s termination date with such payment delayed until the first business day of the seventh month following the NEO’s termination date if the NEO is a “specified employee” for purposes of Section 409A on NEO’s termination date; (ii) continuing participation in life, medical, and dental insurance for 12 months (36 months in the case of Mr. Wilcox) in substantially the same form and expense to the NEO as that received on the date of termination; (iii) the NEO agreeing not to disclose to others any confidential information; and (iv) the NEO entering into a non-compete agreement for 12 months (15 months for Mr. Wilcox) immediately following the date of termination. The non-compete provision prohibits the NEO from directly or indirectly engaging in any business in which Peoples directly or indirectly engages during the term of the NEO’s

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change in control agreement, within the geographic market as delineated on the NEO’s termination date in the Community Reinvestment Act Statement of Peoples Bank.
The following table summarizes payments which would have been made and benefits that would have been provided to each of the NEOs other than Mr. Sulerzyski with respect to previously unvested cash-based awards and unvested equity-based awards as well as under the terms of such NEO's change in control agreement if a termination event had occurred on December 31, 2024. Actual amounts to be paid out or provided can only be determined at the time of an NEO’s actual separation from service with Peoples. Please refer to the discussion under the headings “Payments Made Upon Termination of Employment,” “Payments Made Upon Retirement” and “Payments Made Upon Death or Disability” for the other payments that would have been made and benefits that would have been provided to the NEOs identified in the following table if such a termination event had occurred on December 31, 2024.

Compensation & Benefits Payable Upon Termination	Voluntary Termination	Disability (1)	Retirement	Involuntary Not for Cause Termination or For Cause Termination	CIC Involuntary or Good Reason Termination	Death (2)
Tyler J. Wilcox
2.99 times Base Annual Compensation	—	—	—	—	$2,216,487	—
Welfare Plan Benefits (3)	—	—	—	—	$25,851	—
Value of Unvested Restricted Common Shares	—	$1,003,686	—	—	$1,003,686	$833,313
Reduction in Payment (4)	—	—	—	—	($1,972,988)	—
Total	—	$1,003,686	—	—	$1,273,036	$833,313
Charles W. Sulerzyski (5)
2.5 times Base Annual Compensation	—	—	—	—	—	—
Welfare Plan Benefits (3)	—	—	—	—	—	—
Value of Unvested Restricted Common Shares	—	—	$1,721,654	—	—	—
Reduction in Payment (4)	—	—	—	—	—	—
Total	—	—	$1,721,654	—	—	—
Kathryn M. Bailey
2.0 times Base Annual Compensation	—	—	—	—	$1,158,200	—
Welfare Plan Benefits (3)	—	—	—	—	$864	—
Value of Unvested Restricted Common Shares	—	$681,874	—	—	$681,874	$525,370
Reduction in Payment (4)	—	—	—	—	($527,716)	—
Total	—	$681,874	—	—	$1,313,222	$525,370
Hugh J. Donlon
2.0 times Base Annual Compensation	—	—	—	—	$1,500,000	—
Welfare Plan Benefits (3)	—	—	—	—	$23,573	—
Value of Unvested Restricted Common Shares	—	$251,492	—	—	$251,492	$160,675
Reduction in Payment (4)	—	—	—	—	($275,065)	—
Total	—	$251,492	—	—	$1,500,000	$160,675
M. Ryan Kirkham
2.0 times Base Annual Compensation	—	—	—	—	$852,000	—
Welfare Plan Benefits (3)	—	—	—	—	$25,851	—
Value of Unvested Restricted Common Shares	—	$282,960	—	—	$282,960	$165,051
Reduction in Payment (4)	—	—	—	—	($101,781)	—
Total	—	$282,960	—	—	$1,059,030	$165,051
Douglas V. Wyatt
2.0 times Base Annual Compensation	—	—	—	—	$963,667	—
Welfare Plan Benefits (3)	—	—	—	—	$19,015	—
Value of Unvested Restricted Common Shares	$350,365	$350,365	$350,365	—	$350,365	$207,703
Total	$350,365	$350,365	$350,365	—	$1,333,047	$207,703

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(1)Unvested restricted common shares vest upon disability, and the vested restricted common share awards will become transferable upon attainment of the associated performance goals.
(2)A portion of the unvested restricted common shares subject to performance goals, determined by multiplying the number of common shares underlying such restricted common shares by a fraction, the numerator of which is the number of the whole months elapsed during the performance period prior to the NEO’s death, and the denominator of which is the number of months in the performance period, will immediately vest upon the NEOs death. Any unvested time-based restricted common shares will immediately vest upon the NEOs death.
(3)Under the terms of their respective change in control agreements, the NEOs continue to participate in life, medical and dental insurance during the term of their respective non-compete agreements (15 months for Mr. Wilcox, 12 months for the other NEOs).
(4)In the event any payments to the NEOs would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the payments would be reduced to the extent necessary to ensure that such payments would be limited to the greater of (i) the dollar amount which could be paid to the NEO without triggering an excise tax under Section 4999 of the Internal Revenue Code, or (ii) the greatest after-tax amount payable to the NEO after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code on the total payments.
Mr. Wilcox, Ms. Bailey, Mr. Donlon, and Mr. Kirkham would have been the NEOs to whom payments would have triggered an excise tax under Section 4999 of the Internal Revenue Code in the hypothetical situation described in the preceding paragraph. In this case, option (i) as described in the preceding paragraph would have resulted in the greatest after-tax amount and, as such, the payments would have been reduced in order to avoid triggering the excise tax. The amount shown is the amount by which the payments would have been reduced.
(5) As a result of Mr. Sulerzyski's retirement effective March 31, 2024, only amounts payable to Mr. Sulerzyski upon Retirement are included in the table, and these amounts reflect the actual amounts paid to Mr. Sulerzyski upon his retirement
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of S. Craig Beam, W. Glenn Hogan, Brooke W. James, Frances A. Skinner, Carol A. Schneeberger, and Michael N. Vittorio served as a member of the Compensation Committee of the Board throughout the 2024 fiscal year, and each continues to so serve. Susan D. Rector and Dwight E. Smith each served as a member of the Compensation Committee in 2024 until April 25, 2024. Former director Tara M. Abraham served as a member of the Compensation Committee in 2024 until her retirement on April 25, 2024. Kevin R. Reeves became a member of the Compensation Committee on April 25, 2024, and continues to so serve. None of these individuals has been an officer or an employee of Peoples or any of our subsidiaries, with the exception of Ms. Schneeberger, who retired from Peoples on March 31, 2020. Each of the current members of the Compensation Committee qualified as an independent director under the applicable NASDAQ Rules while each individual served on the Compensation Committee during the 2024 fiscal year, and each of the current members of the Compensation Committee continues to so qualify. During the 2024 fiscal year, Peoples Bank entered into banking transactions (including deposit, trust or other banking services and/or loans and loan commitments) with certain members of the Compensation Committee, with members of their respective immediate families and with corporations and organizations as to which Compensation Committee members serve as executive officers or beneficially own more than 10% of the equity securities. These transactions were in the ordinary course of their respective businesses and in compliance with the applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Any loans to these persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. In addition, as of the date of this Proxy Statement, none of the loans described in this paragraph have been or would be disclosed as past due, nonaccrual or troubled debt restructurings in Peoples’ consolidated financial statements. During the 2024 fiscal year, no executive officer of Peoples served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving on the Board or on the Compensation Committee of Peoples.

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AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2024
Management has represented to the Audit Committee that Peoples’ audited consolidated financial statements as of and for the fiscal year ended December 31, 2024, were prepared in accordance with US GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.
In addition, the Audit Committee has discussed and reviewed with Ernst & Young LLP (“EY”), Peoples’ independent registered public accounting firm, all communications and other matters required to be discussed by auditing standards generally accepted in the United States, including those described in Public Company Accounting Oversight Board (United States) (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committee) and other applicable PCAOB requirements and by SEC rules, as well as significant current accounting developments and issues. The Audit Committee has also reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 with EY.
The Audit Committee has received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY the independence of EY. The Audit Committee has discussed with EY any relationships with or services to Peoples or Peoples’ subsidiaries that may impact EY’s independence and objectivity, including the non-audit services rendered by EY, and the Audit Committee has satisfied itself as to EY’s independence.
As disclosed in the “Report of Management’s Assessment of Internal Control Over Financial Reporting” included in Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, management of Peoples evaluated the effectiveness of Peoples’ internal control over financial reporting and concluded that Peoples’ internal control over financial reporting was effective at a reasonable assurance level as of December 31, 2024.
Based on the Audit Committee’s reviews and discussions with management and EY, and the Audit Committee’s review of the report of EY to the Audit Committee, the Audit Committee recommended to the full Board that Peoples’ audited consolidated financial statements be included in Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Submitted by the Audit Committee of the Board:
David F. Dierker (Chair), W. Glenn Hogan, Carol A. Schneeberger, Frances A. Skinner, Dwight E. Smith, and Michael N. Vittorio.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 26, 2024, the Audit Committee appointed EY as Peoples’ independent registered public accounting firm for the fiscal year ended December 31, 2024. EY has served as Peoples’ independent auditors/independent registered public accounting firm since 1995.
Fees
Fees for services rendered by EY for each of the 2024 fiscal year and the 2023 fiscal year were:

	2024	2023
Audit Fees (1)	$1,420,265	$1,720,235
Audit-Related Fees (2)	$50,000	$50,000
Tax Fees (3)	$74,481	$238,867
All Other Fees (4)	$157,344	$168,446
Total	$1,702,090	$2,177,548
(1)Audit Fees pertain to professional services rendered in connection with the integrated audit of Peoples’ annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in Peoples’ Quarterly Reports on Form 10-Q, and fees associated with the issuance of consents in connection with the Registration Statements on Form S-8 (and amendments thereto) filed by Peoples during 2023.

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(2)Audit-Related Fees pertain to professional services rendered in connection with review of Peoples’ compliance with Housing and Urban Development (“HUD”) procedures.
(3)Tax Fees pertain to permissible tax services rendered for tax planning and advice, tax compliance and assistance with tax audits and appeals.
(4)All Other Fees pertain to federal and state income tax preparation services for trust accounts with Peoples Bank. Peoples Bank offsets the expenses for these services by charging each trust account with a tax preparation fee.
EY did not render any other services to Peoples or any of our subsidiaries during the 2024 fiscal year or the 2023 fiscal year. All of the services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.
Pre-Approval Policy
The Audit Committee has adopted, and the full Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or be subject to the requirement that the specific pre-approval of the Audit Committee be obtained (“specific pre-approval”). Appendices to the Pre-Approval Policy describe the Audit, Audit-Related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee states otherwise. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or remove from the list of general pre-approved services from time to time, based on subsequent reviews and determinations.
The Pre-Approval Policy does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee may, however, delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at the Audit Committee’s next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chair of the Audit Committee.
All requests or applications for services to be provided by the independent registered public accounting firm are to be submitted to the Chief Financial Officer of Peoples, and must include a detailed description of the services to be rendered. The Chief Financial Officer and the independent registered public accounting firm must determine jointly whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is an appropriate service. If so, the Chief Financial Officer will request specific pre-approval from the Audit Committee (or its designee) as appropriate. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.
The Audit Committee has designated the Director of Internal Audit of Peoples to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The Director of Internal Audit reports to the Audit Committee on a periodic basis as to the results of such monitoring. Both the Director of Internal Audit and the management of Peoples are to immediately report to the Chair of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the Director of Internal Audit or any member of Peoples’ management.
PROPOSAL NUMBER 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed EY to serve as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2025, and recommends that Peoples’ shareholders vote for the ratification of that appointment. EY audited Peoples’ consolidated financial statements as of and for the fiscal year ended December 31, 2024, and the effectiveness of Peoples’ internal control over financial reporting as of December 31, 2024. Representatives of EY are expected to be present at the virtual Annual Meeting and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

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The appointment of Peoples’ independent registered public accounting firm is made annually by the Audit Committee. Peoples has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Peoples’ consolidated financial statements and internal control over financial reporting. Before appointing EY, the Audit Committee carefully considered that firm’s qualifications as Peoples’ independent registered public accounting firm and the audit scope. The Audit Committee evaluates EY's qualifications, performance and independence in accordance with regulatory requirements and guidelines. As part of this evaluation, the Audit Committee considered various factors, including EY's capabilities and expertise; the recent performance of EY on Peoples' audit; the assessment by Peoples' management of EY's performance; external data on audit quality, including results of recent PCAOB reports on EY and its peers; EY's independence; the terms of the audit engagement; and the quality and candor of EY's communications to the Audit Committee.
Recommendation and Vote

THE AUDIT COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of EY as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2025. The effect of an abstention is the same as a vote “AGAINST.” Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of EY and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of EY is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” would permit Peoples to send: (a) a single annual report to shareholders and/or a single Proxy Statement or (b) a single notice of internet availability of proxy materials, as applicable, to any household at which two or more different registered shareholders reside if Peoples reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) would be required to consent to the householding process in accordance with applicable SEC rules, and would be able at any time to request that Peoples promptly deliver to such shareholder(s) a separate copy of the proxy materials subject to householding. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and would reduce Peoples’ expenses. Peoples does not currently practice householding, but may institute householding in the future and will notify registered shareholders affected by householding at that time.
Notwithstanding the foregoing, registered shareholders sharing an address who currently receive multiple copies of proxy materials may request delivery of a single copy of Peoples’ annual reports to shareholders, Proxy Statements and/or notices of internet availability of proxy materials, as applicable, by contacting the Corporate Secretary of Peoples at Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.
Many brokers, financial institutions and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Peoples, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Peoples’ 2024 Annual Report or the notice of internet availability of proxy materials provided by the holder of record or wish to revoke your decision to household and thereby receive multiple copies of Peoples’ proxy materials (including annual reports to shareholders) or notice of internet availability of proxy materials, as applicable. You should also contact the holder of record if you wish to institute householding.

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OTHER MATTERS
As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by Peoples’ shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.
It is important that your common shares be represented. Whether or not you plan to participate in the virtual Annual Meeting, please submit your proxy by telephone, by mail or over the internet as described in this Proxy Statement.

By Order of the Board,

Tyler J. Wilcox
President and Chief Executive Officer

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Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE OVER THE INTERNET OR BY TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote "FOR" All of the Director Nominees Listed in Item No. 1, "FOR" the Proposal in Item No. 2, and "FOR" the Proposal in Item No. 3.

1. Election of eleven directors, each to serve for a one-year term to expire at the 2026 Annual Meeting of Shareholders	01 S. Craig Beam 02 David F. Dierker 03 W. Glenn Hogan 04 Brooke W. James 05 Susan D. Rector 06 Kevin R. Reeves	07 Carol A. Schneeberger 08 Frances A. Skinner 09 Dwight E. Smith 10 Michael N. Vittorio 11 Tyler J. WIlcox	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instruction: To withhold authority to vote for any individual nominee(s), mark "Vote FOR all nominees (except as marked)" and write the number(s) of the nominee(s) in the box provided to the right.)

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED (EXCEPT IN THE CASE OF COMMON SHARES HELD UNDER PEOPLES' RETIREMENT SAVINGS PLAN AND BROKER NON-VOTES, WHERE APPLICABLE) FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN ITEM NO. 1, FOR THE PROPOSAL IN ITEM NO. 2, AND FOR THE PROPOSAL IN ITEM NO. 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE BOARD OF DIRECTORS OF PEOPLES MAY RECOMMEND.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy Card.

PEOPLES BANCORP INC.

ANNUAL MEETING OF SHAREHOLDERS

To register for the virtual meeting along with voting your common shares, please follow the instructions below:

- Visit www.proxydocs.com/pebo on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this Proxy Card.
- After registering, you will receive a confirmation e-mail and a second e-mail approximately one hour prior to the start of the virtual Annual Meeting of Shareholders sent to the e-mail address you provided during registration with a unique link to the virtual Annual Meeting of Shareholders.

Peoples BANCORP

Peoples Bancorp Inc.
P.O. Box 738
Marietta, OH 45750

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on April 24, 2025.

The common shares of Peoples Bancorp Inc. ("Peoples") as to which you have voting authority, including those held on your behalf in a trust account, under Peoples' Dividend Reinvestment and Stock Purchase Plan, or under Peoples' Retirement Savings Plan, will be voted as you direct on the reverse side of this Proxy Card.

If no direction is given, the common shares of Peoples represented by this Proxy Card will be voted, except in the case of common shares held under Peoples' Retirement Savings Plan and broker non-votes, where applicable, "FOR" the election of all of the director nominees listed in Item No. 1, "FOR" the proposal in Item No. 2, and "FOR" the proposal in Item No. 3.

Notice to Participants in Peoples' Retirement Savings Plan: If you participate in Peoples' Retirement Savings Plan, by completing and signing this Proxy Card or providing voting instructions over the Internet or by telephone, you will be deemed to have instructed the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you do not provide voting instructions by 11:59 p.m., Central Daylight Saving Time, on April 20, 2025, the trustee will not vote the common shares allocated to your account.

By signing this Proxy Card, you revoke all prior proxies to vote the common shares of Peoples you are entitled to vote at the Annual Meeting of Shareholders and appoint Susan D. Rector and Tyler J. Wilcox, and each of them, with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders and vote your common shares of Peoples on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders.

Vote over the Internet, by Telephone or by Mail
24 Hours a Day, 7 Days a Week

Your internet or telephone vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET
www.proxypush.com/pebo
Use the Internet to provide voting instructions.

PHONE
1-866-883-3382
Use a touch-tone telephone to provide voting instructions.

MAIL
If you received a printed copy of the proxy materials, mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 23, 2025.

For common shares held under Peoples' Retirement Savings Plan, you must vote your common shares no later than April 20, 2025.

If you provide voting instructions over the internet or by telephone, you do NOT need to mail back your Proxy Card.

Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc.
The **three arched ribbons** logo is a federally registered service mark of Peoples Bank.

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